Exhibit 10.1

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

TERM LOAN CREDIT AGREEMENT

Dated as of January 30, 2026

among

CLAROS MORTGAGE TRUST, INC.,

as the Borrower,

THE LENDERS PARTY HERETO,

and

HPS INVESTMENT PARTNERS, LLC,

as Administrative Agent

TABLE OF CONTENTS

i

-ii-

-iii-

-iv-

SCHEDULES:

Schedule 1.01(a) - Commitment Schedule

Schedule 1.01(b) - Material Real Estate Assets and Specified Jurisdiction Material Real Estate Assets

Schedule 1.01(c) - Excluded Subsidiaries

Schedule 1.01(d) Specified Accounts

Schedule 3.05 - Fee Owned Real Estate Assets

Schedule 3.13 - Subsidiaries

Schedule 5.15 - Post-Closing Items

Schedule 6.01(i) - Existing Indebtedness

Schedule 6.01(ii) - Existing CRE Financings

Schedule 6.02 - Existing Liens

Schedule 6.06(i) - Existing Investments

Schedule 6.06(ii) - Specified Investment

Schedule 6.06(iii) - Existing CRE Assets

EXHIBITS:

Exhibit A-1 - [Reserved]

Exhibit A-2 - Form of Assignment and Assumption

Exhibit B - Form of Borrowing Request

Exhibit C-1 - Form of Intellectual Property Security Agreement

Exhibit C-2 - Form of Intellectual Property Security Agreement Supplement

Exhibit D - Form of Compliance Certificate

Exhibit E - Form of Amended Bylaws

Exhibit F - Form of Intercompany Note

Exhibit G - [Reserved]

Exhibit H - Form of Interest Election Request

Exhibit I - Form of Guaranty Agreement

Exhibit J - Form of Perfection Certificate

Exhibit K - Form of Perfection Certificate Supplement

Exhibit L - Form of Promissory Note

Exhibit M - Form of Pledge and Security Agreement

Exhibit N-1 - Form of U.S. Tax Compliance Certificate (For Foreign Lenders That
Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit N-2 - Form of U.S. Tax Compliance Certificate (For Foreign Participants
That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit N-3 - Form of U.S. Tax Compliance Certificate (For Foreign Lenders That
Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit N-4 - Form of U.S. Tax Compliance Certificate (For Foreign Participants
That Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit O - Form of Solvency Certificate

-v-

TERM LOAN CREDIT AGREEMENT

TERM LOAN CREDIT AGREEMENT, dated as of January 30, 2026 (this “Agreement”), by and among Claros Mortgage Trust, Inc., a Maryland corporation (the “Borrower”), the Lenders from time to time party hereto and HPS INVESTMENT PARTNERS, LLC acting not individually but in its capacities as administrative agent for the Lenders and collateral agent for the Secured Parties (in such capacities and together with its successors and assigns, the “Administrative Agent”).

RECITALS

A. On the Closing Date, the Borrower has requested that the Initial Term Lenders extend credit in the form of Initial Term Loans in an aggregate principal amount equal to $500,000,000.

B. The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

Article 1

DEFINITIONS

Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR” means, when used in reference to any Loan or Borrowing, whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Alternate Base Rate.

“ACH” means automated clearing house arrangements.

“Additional Agreement” has the meaning assigned to such term in Article 8.

“Additional CRE Assets” mean (i) additional CRE Loans and CRE Properties (other than Existing CRE Assets) so long as at the time of making any such Investment, (a) Liquidity is greater than or equal to the Liquidity Threshold, (b) the aggregate principal amount of the Term Loans outstanding is less than or equal to the Principal Threshold, (c) the Interest Coverage Ratio is greater than 1.20 to 1.00 and (d) the Total Debt to Equity Ratio is less than 3.00 to 1.00, (ii) Investments in additional CRE Loans and CRE Properties with the consent of the Administrative Agent in its sole discretion and (iii) any Investment and/or Indebtedness that replaces, refinances, restructures, refunds, renews, modifies, amends or extends such Additional CRE Asset described in clause (i) or (ii) above.

“Administrative Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

1

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Borrower or any of its Restricted Subsidiaries) at law, in equity or in arbitration, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claim), whether pending or, to the knowledge of a Responsible Officer of the Borrower or any of its Restricted Subsidiaries, threatened in writing, against or affecting the Borrower or any of its Restricted Subsidiaries or any property of the Borrower or any of its Restricted Subsidiaries.

“Affected Financial Institution” means (a) any EEA Financial Institution and (b) any UK Financial Institution.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person. For the avoidance of doubt, the Manager and its Affiliates shall be deemed to be Affiliates of Borrower for purposes of Section 6.09 and the definition of Eligible Assignee.

“Agreement” has the meaning assigned to such term in the preamble to this Term Loan Credit Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 3.50%, such rate shall be deemed to be 3.50% for purposes of this Agreement.

“Amendment No. 1 to Management Agreement” means that certain Amendment No. 1 to the Amended and Restated Management Agreement, dated as of the date hereof, by and between the Borrower and Manager.

“Applicable Percentage” means, with respect to any Term Lender of any Class, a percentage equal to a fraction the numerator of which is the aggregate outstanding principal amount of the Term Loans and unused Term Commitments (if any) of such Term Lender under the applicable Class and the denominator of which is the aggregate outstanding principal amount of the Term Loans and unused Term Commitments (if any) of all Term Lenders under the applicable Class.

“Applicable Rate” means, for any day, with respect to any Initial Term Loan, the rate per annum equal to (i) 5.75% in the case of an ABR Loan and (ii) 6.75% in the case of a Term Benchmark Loan.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (a) such Lender, (b) any Affiliate of such Lender or (c) any entity or any Affiliate of any entity that administers, advises or manages such Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05) and accepted by the Administrative Agent in the form of Exhibit A-2 or any other form approved by the Administrative Agent (including electronic records generated by the use of an electronic platform).

“Available Borrowing Capacity” means, with respect to the Borrower or any of its Restricted Subsidiaries, on any date of determination, the total borrowing capacity (as reduced by all required reserves, fees and discounts) available without condition (except for customary conditions which on such date of determination could be satisfied) (and to the extent not otherwise pledged to any other Person) under any unsecured term or revolving credit facilities, repurchase facilities or similar structured financing of the Borrower or any of its Restricted Subsidiaries which are made available by financial institutions whose short term unsecured debt is rated at least “A-1” by S&P and “P-1” by Moody’s, and has an equivalent or higher rating by each other nationally recognized statistical rating organization that provides a short-term unsecured debt rating to such financial institution, and whose long term unsecured debt is rated at least “A+” by S&P and “A1” by Moody’s and has an equivalent or higher rating by each other nationally recognized statistical rating organization that provides a long-term unsecured debt rating to such financial institution.

“Available Excluded Contribution Amount” means the aggregate amount of Cash or Cash Equivalents (but excluding any Cure Amount or amount contributed to Borrower to cure any CRE Financing Margin Call) received (or deemed to be received) by the Borrower or any of its Restricted Subsidiaries after the Closing Date from:

(a) contributions in respect of Qualified Capital Stock of the Borrower (other than any amounts received from any Restricted Subsidiary of the Borrower), plus

(b) the sale of Qualified Capital Stock of the Borrower (other than (x) to any Restricted Subsidiary of the Borrower, (y) pursuant to any management equity plan or restricted stock unit or stock option plan or any other management or employee benefit plan or (z) with the proceeds of any loan or advance made pursuant to Section 6.06(h)(ii));

in each case, designated as an Available Excluded Contribution Amount pursuant to a certificate of a Financial Officer on or promptly after the date on which the relevant capital contribution is made; provided that, in each case, such Available Excluded Contribution Amount not applied within the sixty (60) day period following the date of contribution shall automatically expire and shall not constitute part of the Available Excluded Contribution Amount.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule. and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as it has been, or may be, amended, from time to time.

“Basket” has the meaning assigned to such term in Section 1.10(b).

“Benchmark” means, initially, with respect to any Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date, have occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a) the sum of (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(b) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(a) for purposes of clause (a) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(i) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(ii) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(b) for purposes of clause (b) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in Dollars in the United States at such time;

provided that, in the case of clause (a) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative

Agent determines, in its reasonable discretion and in consultation with the Borrower, may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably determines that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines, in consultation with the Borrower, that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent determines, in its reasonable discretion and in consultation with the Borrower, is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the

Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Board” means the Board of Governors of the Federal Reserve System of the U.S.

“Board Observer” has the meaning assigned to such term in Section 5.16(a).

“Bona Fide Debt Fund” means any bona fide debt fund, investment vehicle, regulated bank entity or unregulated lending entity that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business for financial investment purposes which is managed, sponsored or advised by any Person controlling, controlled by or under common control with (a) any named Disqualified Institution or

(b) any Affiliate of such named Disqualified Institution, but, in each case, with respect to which no personnel involved with any investment in such Person or the management, control or operation of such Person directly or indirectly makes, has the right to make or participates with others in making any investment decisions, or otherwise causing the direction of the investment policies, with respect to such debt fund, investment vehicle, regulated bank entity or unregulated entity; it being understood and agreed that the term “Bona Fide Debt Fund” shall not include any Person that is a named Disqualified Institution.

“Bona Fide Sale Process” shall mean, with respect to a Material Real Estate Asset or Specified Jurisdiction Real Estate Asset, a bona fide public or private process, whereby the Loan Parties have received one or more bona fide bids or other indications of interest (as reasonably determined by the Borrower in good faith) which have been shared with the Administrative Agent.

“Borrower” has the meaning assigned to such term in the preamble to this Agreement, together with any successors and assigns permitted under this Agreement.

“Borrower Board” has the meaning assigned to such term in Section 5.16(a).

“Borrower Materials” has the meaning assigned to such term in Section 9.01(d).

“Borrowing” means any Loans of the same Type and Class made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit B or such other form that is reasonably acceptable to the Administrative Agent and the Borrower.

“Burdensome Agreement” has the meaning assigned to such term in Section 6.05.

“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests, membership interests, profits interests and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing.

“Capitalized Lease Obligations” means obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on the balance sheet prepared in accordance with GAAP of the applicable Person as of the applicable date; provided that Capitalized Lease Obligations shall, for the avoidance of doubt, exclude all Non-Finance Lease Obligations.

“Cash” means money, currency or a credit balance in any Deposit Account, in each case determined in accordance with GAAP.

“Cash Equivalents” means, as at any date of determination, (a) readily marketable securities (i) issued or directly and unconditionally guaranteed or insured as to interest and principal by the U.S. government or (ii) issued by any agency or instrumentality of the U.S. the obligations of which are backed by the full faith and credit of the U.S., in each case maturing within one year after such date and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (b) readily marketable direct obligations issued by any state of the U.S. or any political subdivision of any such state or any public instrumentality thereof or by any foreign government, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (d) deposits, money market deposits, time deposit accounts, certificates of deposit or bankers’ acceptances (or similar instruments) maturing within one year after such date and issued or accepted by any Lender or by any bank organized under, or authorized to operate as a bank under, the laws of the U.S., any state thereof or the District of Columbia or any political subdivision thereof and that has capital and surplus of not less than $100,000,000 and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (e) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank having capital and surplus of not less than $100,000,000; and (f) shares of any money market mutual fund that has (i) substantially all of its assets invested in the types of investments referred to in clauses (a) through (e) above, (ii) net assets of not less than $250,000,000 and (iii) a rating of at least A-2 from S&P or at least P-2 from Moody’s.

The term “Cash Equivalents” shall, with respect to a Foreign Subsidiary, also include (x) Investments of the type and maturity described in clauses (a) through (f) above of foreign obligors, which Investments or obligors (or the parent companies thereof) have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (y) other short-term Investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in Investments that are analogous to the Investments described in clauses (a) through (g) and in this paragraph.

“Change in Law” means (a) the adoption of any law, treaty, rule or regulation after the Closing Date, (b) any change in any law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date (other than any such request, guideline or directive to comply with any law, rule or regulation that was in effect on the Closing Date). For purposes of this definition and Section 2.15, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case described in clauses (a), (b) and (c) above, be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) (including any group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), but excluding (i) any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor, (ii) any Lender or any of a Lender’s Affiliates or (iii) any such group approved by the Required Lenders), of Capital Stock representing more than 50% of either (x) the combined voting power of all Capital Stock of the Borrower entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors, board of managers or other applicable governing body of the Borrower or (y) the economic interest in the Capital Stock of the Borrower.

“Charge” means any fee, loss, charge, expense, cost, accrual or reserve of any kind.

“Charged Amounts” has the meaning assigned to such term in Section 9.19.

“Class,” when used with respect to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Term Loans or Protective Advance Term Loans, (b) any Commitment, refers to whether such Commitment is an Initial Term Loan Commitment or a commitment in respect of the Protective Advance Term Loans and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.

“Closing Date” means January 30, 2026.

“Closing Payments Letter” shall mean that certain Closing Payments Letter, dated as of the date hereof, by and among the Administrative Agent and the Borrower.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any and all property of any Loan Party subject (or purported to be subject in accordance with this Agreement or the Collateral Documents) to a Lien under any Collateral Document and any and all other property of any Loan Party, now existing or hereafter acquired, that is or becomes subject (or purported to be subject in accordance with this Agreement or the Collateral Documents) to a Lien pursuant to any Collateral Document to secure the Secured Obligations. For the avoidance of doubt, in no event shall “Collateral” include any Excluded Asset.

“Collateral and Guarantee Requirement” means, at any time, subject to (x) the applicable limitations set forth in this Agreement and/or any other Loan Document and (y) the time periods (and extensions thereof) set forth in Section 5.12, the requirement that

(a) the Administrative Agent shall have received in the case of any Restricted Subsidiary that is required to become a Loan Party after the Closing Date (including by ceasing to be an Excluded Subsidiary) and each Discretionary Guarantor:

(i) (A) a joinder to the Loan Guaranty in substantially the form attached as an exhibit thereto, (B) a supplement to the Security Agreement in substantially the form attached as an exhibit thereto, (C) if the respective Restricted Subsidiary required to comply with the requirements set forth in this definition pursuant to Section 5.12 owns registrations of or applications for U.S. Intellectual Property that do not constitute Excluded Assets and are intended to constitute Collateral, an Intellectual Property Security Agreement in substantially the form attached as Exhibit C-2 hereto, (D) a completed Perfection Certificate or Perfection Certificate Supplement, as applicable, and a certificate of a type described in Section 4.01(c)(i), (E) Uniform Commercial Code financing statements in appropriate form for filing in such jurisdictions as the Administrative Agent may reasonably request, and (F) a joinder to the Intercompany Note, if applicable, in each case duly executed by the appropriate parties;

(ii) each item of Collateral that such Restricted Subsidiary is required to deliver under the Security Agreement (which, for the avoidance of doubt, shall be delivered within the time periods set forth in Section 5.12(a) or the Security Agreement, as applicable); and

(iii) in the event a Restricted Subsidiary that is organized in a jurisdiction other than a jurisdiction in the United States becomes a Foreign Discretionary Guarantor, the Capital Stock of such Foreign Discretionary Guarantor shall be pledged (unless such Capital Stock constitutes an Excluded Asset for any reason other than solely by virtue of such Restricted Subsidiary being a Foreign Subsidiary) and such Loan Party shall grant a perfected lien on substantially all of its assets, in each case pursuant to an arrangement reasonably agreed between the Administrative Agent and the Borrower subject to customary limitations and exclusions in such jurisdiction as reasonably agreed between the Administrative Agent and the Borrower.

(b) unless otherwise agreed by the Administrative Agent in writing, the Administrative Agent shall have received, with respect to any Material Real Estate Assets or Specified Jurisdiction Material Real Estate Assets that do not constitute Excluded Assets, a Mortgage and any necessary UCC fixture filing in respect thereof, in each case together with, to the extent customary and appropriate (as reasonably determined by the Administrative Agent and the Borrower):

(i) evidence that (A) counterparts of such Mortgage have been duly executed, acknowledged and delivered and such Mortgage and any corresponding UCC or equivalent fixture filing are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem reasonably necessary in order to create a valid and subsisting Lien on such Material Real Estate Asset or

Specified Jurisdiction Material Real Estate Asset, as applicable, in favor of the Administrative Agent for the benefit of the Secured Parties, (B) such Mortgage and any corresponding UCC or equivalent fixture filings have been duly recorded or filed, as applicable, and (C) all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(ii) one or more fully paid policies of title insurance (the “Mortgage Policies”) in an amount reasonably acceptable to the Administrative Agent (not to exceed the fair market value of the Material Real Estate Asset or the Specified Jurisdiction Material Real Estate Asset, as applicable, covered thereby (as reasonably determined by the Borrower)) issued by a nationally recognized title insurance company in the applicable jurisdiction that is reasonably acceptable to the Administrative Agent, insuring the relevant Mortgage as having created a valid subsisting Lien on the real property described therein with the ranking or the priority which it is expressed to have in such Mortgage, subject only to Permitted Liens, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request to the extent the same are available in the applicable jurisdiction; provided, that, unless an Event of Default exists and is continuing, the Loan Parties shall not be required to comply with the requirements of this clause (ii) unless the Administrative Agent and Lenders agree to reimburse the Loan Parties for 50.0% of the reasonable and documented costs and expenses incurred in connection with obtaining the Mortgage Policies (including, without limitation, title insurance premiums);

(iii) customary legal opinions of local counsel for the relevant Loan Party addressed to the Administrative Agent and the Secured Parties in the jurisdiction in which such Material Real Estate Asset or Specified Jurisdiction Material Real Estate Asset, as applicable, is located, and if applicable, in the jurisdiction of formation of the relevant Loan Party, with respect to the due authorization, execution, delivery, enforceability and validity of the lien of such Mortgage and the perfection of any related fixture filings, in each case as the Administrative Agent may reasonably request and shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent;

(iv) ALTA surveys (if required under the Financial Institutions Reform Recovery and Enforcement Act of 1989, as amended); provided that the Administrative Agent shall accept any such existing certificate or appraisal so long as such existing certificate or appraisal satisfies any applicable local law requirements; and

(v) a completed life-of-loan Federal Emergency Management Agency standard flood hazard determination with respect to each Material Real Estate Asset or Specified Jurisdiction Material Real Estate Asset, as applicable.

Notwithstanding any provision of any Loan Document to the contrary, if a mortgage tax or any similar tax or charge will be owed on the entire amount of the Secured Obligations evidenced hereby, then, to the extent permitted by, and in accordance with, applicable law, the amount of such mortgage tax or any similar tax or charge shall be calculated based on the lesser of (x) the amount of the Secured Obligations allocated to the applicable Material Real Estate Assets or Specified Jurisdiction Material Real Estate Assets and (y) the fair market value of the applicable Material Real Estate Assets or Specified Jurisdiction Material Real Estate Assets at the time the Mortgage is entered into and determined in a manner reasonably acceptable to Administrative Agent and the Borrower, which in the case of clause (y) will result in a limitation of the Secured Obligations secured by the Mortgage to such amount.

“Collateral Documents” means, collectively, (i) the Security Agreement, (ii) each Mortgage, (iii) each Intellectual Property Security Agreement, (iv) any supplement to any of the foregoing delivered to the Administrative Agent pursuant to the definition of “Collateral and Guarantee Requirement,” and (v) each of the other instruments and documents pursuant to which any Loan Party grants (or purports to grant) a Lien on any Collateral as security for payment of the Secured Obligations.

“Commercial Tort Claim” has the meaning set forth in Article 9 of the UCC.

“Commitment” means, with respect to each Lender, such Lender’s Initial Term Loan Commitment and any commitment in respect of the Protective Advance Term Loans, as applicable, in effect as of such time.

“Commitment Schedule” means the Schedule attached hereto as Schedule 1.01(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Competitor” has the meaning assigned to such term in the definition of “Disqualified Institution.”

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit D.

“Confidential Information” has the meaning assigned to such term in Section 9.13.

“Consolidated Net Income” means, for any Test Period, with respect to the Borrower and its consolidated Restricted Subsidiaries, the consolidated net income (or loss) for such Test Period as reported in its financial statements prepared in accordance with GAAP but excluding the income of any Person (other than a Restricted Subsidiary of the Subject Person), except to the extent of the amount of dividends or distributions or other payments (including any ordinary course dividend, distribution or other payment) paid in Cash, Cash Equivalents, portfolio investments or liquidating distributions to the Subject Person or any of its Restricted Subsidiaries by such Person during such period.

“Consolidated Total Assets” means, at any date of determination with respect to the Borrower and its consolidated Restricted Subsidiaries, the total assets of the Borrower and its consolidated Restricted Subsidiaries in accordance with GAAP as of the last day of the most recently ended Test Period.

“Consolidated Total Debt” means, with respect to the Borrower and its consolidated Restricted Subsidiaries at any date of determination, the aggregate Indebtedness (including with respect to CRE Financing) for borrowed money and Indebtedness evidenced by letters of credits, bonds, debentures, notes, loan agreements and similar instruments (including all repurchase and similar obligations) and Capitalized Lease Obligations of the Borrower and its consolidated Restricted Subsidiaries outstanding as of the last day of the most recently ended Test Period, it being understood that, for the avoidance of doubt, any Indebtedness of the Borrower or a Restricted Subsidiary that is guaranteed or for which credit support is provided by the Borrower or another Restricted Subsidiary shall not be double-counted for purposes of calculating Consolidated Total Debt.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(vi) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(vii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(viii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.23.

“CRE Financing” means any indebtedness or obligations under securitization transactions, repurchase facilities, warehouse facilities, note-on-note financings, loan, other credit facilities and arrangements similar to any of the foregoing and any other indebtedness or obligations, in each case, secured directly or indirectly by, and incurred for the primary purpose of directly or indirectly funding the origination, acquisition, ownership of, holding of, or any Investment in, or otherwise financing, refinancing or capitalizing any previous origination, acquisition, ownership of or holding of, or Investment in, any CRE Loan or CRE Property.

“CRE Financing Cure Amount” has the meaning assigned to such term in Section 2.22(b).

“CRE Financing Cure Deadline” has the meaning assigned to such term in Section 2.22(a).

“CRE Financing Margin Call” means the delivery of formal written notice in accordance with the express margin maintenance provisions (or other similar term) of an applicable CRE Financing by the buyer or similar financing counterparty under such CRE Financing pursuant to which the Borrower or any of its Restricted Subsidiaries is required to make a payment of Cash or Cash Equivalents or otherwise post additional collateral for the benefit of such buyer or similar financing counterparty in accordance with the terms of such CRE Financing.

“CRE Loan” means (i) any commercial real estate loans and/or direct or indirect interests therein (including commercial mortgage backed securities, collateralized loan obligations, mezzanine interests, senior and junior notes and participation interests with respect to any of the foregoing), (ii) any rights, assets or investments similar to or derivative of, any item referred to in the foregoing clause (i) and/or the origination, acquisition, financing, servicing or administration thereof (regardless of whether or not the Borrower or any of its Restricted Subsidiaries owns or originated the applicable commercial real estate loan or direct or indirect interest therein) and (iii) Capital Stock in any Person substantially all of whose assets, directly or indirectly, are comprised of one or more of the items referred to in the foregoing clauses (i) and/or (ii).

“CRE Property” means (i) any Real Estate Asset that is not used by the Borrower or its Restricted Subsidiaries for operational purposes (including, for the avoidance of doubt, any such Real Estate Asset (x) subject to a sale-leaseback, ground lease or other long-term net lease, in each case, in respect of which the Borrower or any of its Restricted Subsidiaries is the landlord or lessor, as applicable, (y) acquired in connection with a foreclosure or other exercise of remedies under any CRE Loan and/or (z) which is, or is in the process of becoming, subject to any CRE Financing and/or direct or indirect interests therein (including preferred equity and/or syndicated equity interests), and (ii) any rights, assets or investments similar to or derivative of, any item referred to in the foregoing clause (i) and/or the acquisition, financing, operation or administration thereof (regardless of whether or not the Borrower or any of its Restricted Subsidiaries owns the applicable Real Estate Asset or direct or indirect interest therein) (including management, franchise and/or other operational rights) and (iii) Capital Stock in any Person substantially all of whose assets, directly or indirectly, are comprised of one or more of the items referred to in the foregoing clauses (i) and/or (ii).

“Cure Amount” has the meaning assigned to such term in Section 6.13(b)(i).

“Cure Right” has the meaning assigned to such term in Section 6.13(b)(i).

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the U.S. or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition which upon notice, lapse of time or both would become an Event of Default.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor) and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract and any other instrument linked to commodities that gives rise to similar credit risks; provided, that no payments pursuant to a phantom stock, restricted stock unit or similar equity-based incentive compensation plan shall be a Derivative Transaction.

“Designated Directors” has the meaning assigned to such term in Section 5.16(b).

“Designated Revolving Commitments” means any commitments to make loans or extend credit on a revolving basis (or delayed draw basis) to the Borrower or any Restricted Subsidiary by any Person other than the Borrower or any Restricted Subsidiary that have been designated in a certificate of a Financial Officer of the Borrower and delivered to the Administrative Agent as “Designated Revolving Commitments” until such time as the Borrower subsequently delivers a certificate of a Financial Officer of the Borrower to the Administrative Agent to the effect that such commitments will no longer constitute “Designated Revolving Commitments.”

“Discretionary Guarantor” has the meaning assigned to such term in the definition of “Guarantor.”

“Disposition” or “Dispose” means the sale, lease, sublease, or other disposition (but excluding, for the avoidance of doubt, repayments) of any property of any Person.

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such redemption is in part, only such part coming into effect prior to 91 days following the Latest Maturity Date shall constitute Disqualified Capital Stock), (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock that would constitute Disqualified Capital Stock, in each case at any time on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued, (c) contains any mandatory repurchase obligation or any other repurchase obligation at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, which may come into effect prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such repurchase obligation is in part, only such part coming into effect prior to 91 days following the Latest Maturity Date shall constitute Disqualified Capital Stock) or (d) provides for the scheduled payments of dividends in Cash on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued; provided that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of any change of control or any Disposition occurring prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued shall not constitute Disqualified Capital Stock if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the Termination Date.

Notwithstanding the preceding sentence, (A) if such Capital Stock is issued for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers or consultants of the Borrower or its Restricted Subsidiaries (or the Manager or its Affiliates), in each case in the ordinary course of business of the Borrower or any Restricted Subsidiary, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations, and (B) no Capital Stock held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or Immediate Family Members) of the Borrower (or any Subsidiary) shall be considered Disqualified Capital Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right, restricted stock unit or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Disqualified Institution” means:

(a) (i) any Person identified in writing to the Administrative Agent on or prior to the Closing Date, (ii) any Affiliate of any Person described in clause (i) above that is reasonably identifiable as an Affiliate of such Person solely on the basis of such Affiliate’s name and (iii) any other Affiliate of any Person described in clause (i) above that is identified in a written notice to the Administrative Agent prior to the Closing Date (each such person, a “Disqualified Lending Institution”), and/or

(b) (i) any Person that is or becomes a competitor of the Borrower, the Manager or any of their respective Subsidiaries or Affiliates (each such person, a “Competitor”) and any Affiliate of any Competitor (other than any Affiliate that is a Bona Fide Debt Fund) and is identified as such in writing to the Administrative Agent as described below, (ii) any Affiliate of any Person described in clause (i) above (other than any Affiliate that is a Bona Fide Debt Fund) that is reasonably identifiable as an Affiliate of such Person solely on the basis of such Affiliate’s name and (iii) any other Affiliate of any Person described in clause (i) above that is identified in a written notice to the Administrative Agent as described below (it being understood and agreed that, no Bona Fide Debt Fund may be designated as a Disqualified Institution pursuant to this clause (iii));

it being understood and agreed that (x) no written notice delivered pursuant to clauses (a)(iii), (b)(i) and/or (b)(iii) above shall apply retroactively to disqualify any Person that has previously acquired an assignment or participation interest in any Loans and (y) any designation of a Person as a Disqualified Institution permitted above shall not be effective until the third Business Day after written notice thereof by the Borrower to the Administrative Agent in accordance with the next succeeding paragraph.

“Disqualified Lending Institution” has the meaning assigned to such term in the definition of “Disqualified Institution.”

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person that is a limited liability company (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement resulting in two or more Persons), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Dollar Equivalent” means, on any date of determination, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount in any other currency, the equivalent in Dollars of such amount determined pursuant to Section 1.08.

“Dollars” or “$” refers to lawful money of the U.S.

“Domestic Subsidiary” means any Restricted Subsidiary incorporated or organized under the laws of the U.S., any state thereof or the District of Columbia.

“EBITDA” means, for any Test Period, with respect to the Borrower and its consolidated Restricted Subsidiaries, an amount equal to the sum (without duplication) of: Consolidated Net Income of such Person, plus (or minus), without duplication, the following (but only to the extent actually deducted (or included) and not added back in determination of such Consolidated Net Income): (i) depreciation and amortization expense, (ii) interest expense as determined in accordance with GAAP, (iii) income tax expense, (iv) all extraordinary, unusual or non-recurring items or gains and losses, and (v) amounts deducted (or included) in accordance with GAAP in respect of non-cash expenses (including non-cash stock compensation and recurring unrealized fair value measurements); provided that, except for purposes of calculating EBITDA within the calculation of Interest Coverage Ratio under Section 6.13 hereof, all extraordinary, unusual or non-recurring items or losses described in prong (iv) that increase EBITDA during such Test Period shall not exceed 15% of EBITDA for such Test Period as calculated prior to giving effect to such extraordinary, unusual or non-recurring items or losses and provided further that all non-cash gains for such Test Period shall reduce EBITDA.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) any Lender, (b) any commercial bank, insurance company, or finance company, financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), (c) any Affiliate of any Lender and (d) any Approved Fund of any Lender; provided that in any event, “Eligible Assignee” shall not include (i) any natural person, (ii) any Disqualified Institution or (iii) the Borrower or any of its Affiliates (including the Manager and its Affiliates).

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata & natural resources such as wetlands, flora and fauna.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to the Environment.

“Environmental Laws” means any and all current or future applicable foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other applicable requirements of

Governmental Authorities and the common law relating to (a) environmental matters, including those relating to any Hazardous Materials Activity; or (b) the generation, use, storage, transportation or disposal of or exposure to Hazardous Materials, in any manner applicable to the Borrower or any of its Restricted Subsidiaries or any Facility.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with the Borrower or any Restricted Subsidiary and is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations at any facility of the Borrower or any Restricted Subsidiary or any ERISA Affiliate as described in Section 4062(e) of ERISA, in each case, resulting in liability pursuant to Section 4063 of ERISA; (c) a complete or partial withdrawal by the Borrower or any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan resulting in the imposition of Withdrawal Liability on the Borrower or any Restricted Subsidiary or any ERISA Affiliate, notification of the Borrower or any Restricted Subsidiary or any ERISA Affiliate concerning the imposition of Withdrawal Liability or notification that a Multiemployer Plan is “insolvent” within the meaning of Section 4245 of ERISA; (d) the filing of a notice of intent to terminate a Pension Plan under Section 4041(c) of ERISA, the treatment of a Pension Plan amendment as a termination under Section 4041(c) of ERISA, the commencement of proceedings by the PBGC to terminate a Pension Plan under Section 4042 of ERISA or the receipt by the Borrower or any Restricted Subsidiary or any ERISA Affiliate of notice of the treatment of a Multiemployer Plan amendment as a termination under Section 4041A of ERISA or of notice of the commencement of proceedings by the PBGC to terminate a Multiemployer Plan; (e) the occurrence of an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee under Section 4042 of ERISA to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any Restricted Subsidiary or any ERISA Affiliate, with respect to the termination of any Pension Plan; or (g) the conditions for imposition of a Lien under Section 303(k) of ERISA have been met with respect to any Pension Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Article 7.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” means each of the following:

(a) any asset (including Capital Stock) the grant or perfection of a security interest in which would (i) be prohibited by anti-assignment or negative pledge provisions set forth in any contract that is permitted by the terms of this Agreement and is binding on such asset at the Closing Date or at the time of its acquisition and, in each case, to the extent such prohibitions are not incurred in anticipation of the Closing Date or such acquisition, as applicable (other than in the case of Finance Leases and purchase money financings), (after giving effect to applicable anti-assignment provisions of the UCC or other applicable Requirements of Law), (ii) notwithstanding anything in this clause (a) to the contrary, be prohibited by any CRE Financing that is permitted hereunder (including any CRE Financing existing on the Closing Date, as set forth on Schedule 6.01(ii) hereof and in the maximum amounts indicated therein (an “Existing CRE Financing”) or established from time to time after the Closing Date, in each case, that is permitted hereunder) (including with respect to any Existing CRE Financing or to the extent required in order to obtain, or prohibited under, the applicable future CRE Financing, any Capital Stock in any Financing SPE Subsidiary and any direct or indirect parent thereof, in each case, directly owned by any Loan Party (such Capital Stock, the “Financing Equity”)), so long as (I) in the case of any Capital Stock in any Subsidiary that is excluded from the Collateral under this clause (a)(ii), all of the outstanding Capital Stock in a direct or indirect parent of such Subsidiary is pledged as Collateral hereunder or under a Collateral Document; provided, however, that the foregoing shall not include Capital Stock of the Borrower, and (II) no assets shall constitute Excluded Assets under this clause (a)(ii) other than the (x) relevant CRE Loans or CRE Properties, as applicable, financed by such CRE Financing, (y) any corresponding Financing Equity and (z) other assets ancillary to such CRE Loans or CRE Properties, as applicable, owned by the Financing SPE Subsidiary under such CRE Financing, (iii) violate the terms of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof (other than in the case of Finance Leases and purchase money financings) (after giving effect to applicable anti-assignment provisions of the UCC or other applicable Requirements of Law) or (iv) except with respect to the Capital Stock of any Loan Party or any Wholly-Owned Subsidiary that is a Restricted Subsidiary, trigger termination of any contract relating to such asset that is permitted by the terms of this Agreement pursuant to any “change of control” or similar provision (to the extent such contract is binding on such asset at the time of its acquisition and not entered into in contemplation of such acquisition) (after giving effect to applicable anti-assignment provisions of the UCC or other applicable Requirements of Law) or would violate any joint venture agreement binding on such Capital Stock; it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any contract described in this clause (a) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or other applicable Requirements of Law notwithstanding the relevant prohibition, violation or termination right,

(b) any asset (other than Capital Stock of the Borrower or Restricted Subsidiaries that are Loan Parties) to the extent the grant or perfection of a security interest in such asset would result in material adverse tax consequences (including any adverse tax consequences due to the application of Section 956 of the Code) or materially adverse regulatory consequences, in each case, to any Loan Party as reasonably determined by the Borrower and the Administrative Agent,

(c) [reserved],

(d) any intent-to-use (or similar) trademark application prior to the filing and acceptance of a “Statement of Use,” “Amendment to Allege Use” or similar filing with respect thereto, by the United States Patent and Trademark Office, only to the extent, if any, that, and solely during the period if any, in which, the grant of a security interest therein may impair the validity or enforceability of such intent-to-use (or similar) trademark application under applicable federal law,

(e) any asset (including Capital Stock), the grant or perfection of a security interest in which would (i) be prohibited under applicable Requirements of Law (including rules and regulations of any Governmental Authority) or (ii) require any governmental (including regulatory) or third party (other than Borrower, a Subsidiary of Borrower, the Manager, or the respective Affiliates of the foregoing) consent, approval, license or authorization (to the extent such consent, approval, license or authorization was not obtained it being understood and agreed that no Loan Party shall have any obligation to procure any such consent, approval, license or authorization) (in each case in this clause (e), to the extent such requirement in clause (e)(ii) was not incurred in contemplation of the Closing Date or of such Restricted Subsidiary becoming a Subsidiary (other than in the case of any CRE Financing with respect to (x) the relevant CRE Loans or CRE Properties, as applicable, financed by such CRE Financing, (y) any corresponding Financing Equity and (z) other assets ancillary to such CRE Loans or CRE Properties, as applicable, owned by the Financing SPE Subsidiary under such CRE Financing), and after giving effect to applicable anti-assignment provisions of the UCC or other applicable Requirements of Law and so long as, in the case of any Capital Stock in any Subsidiary that is excluded from the Collateral under clause (e)(ii) as a result of absence of any requisite third party consent, approval, license or authorization only, all of the outstanding Capital Stock in a direct or indirect parent of such Subsidiary is pledged as Collateral hereunder or under a Collateral Document); provided, however, that the foregoing shall not include Capital Stock of the Borrower; it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any asset described in this clause (e) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or other applicable Requirements of Law notwithstanding the relevant requirement or prohibition,

(f) (i) any leasehold interest in Real Estate Assets (including any ground lease), (ii) except to the extent a security interest therein can be perfected by the filing of a UCC-1 financing statement, any other leasehold interests, (iii) any owned Real Estate Asset that is not a Material Real Estate Asset or Specified Jurisdiction Material Real Estate Asset, (iv) any owned Real Estate Asset that is not used by the Borrower or its Restricted Subsidiaries for operational purposes (including, for the avoidance of doubt, any such Real Estate Asset (x) subject to a sale-leaseback, ground lease or other long-term net lease, in each case, in respect of which the Borrower or any of its Restricted Subsidiaries is the landlord or lessor, as applicable, (y) [reserved] and/or (z) which is, or is in the process of becoming, subject to any CRE Financing, as determined in good faith by the Borrower and notified to the Administrative Agent but excluding any Material Real Estate

Asset or Specified Jurisdiction Material Real Estate Asset which is acquired in connection with a foreclosure or other exercise of remedies under any CRE Financing), in each case, so long as all of the outstanding Capital Stock in a direct or indirect parent of any Subsidiary owning such Real Estate Asset is pledged as Collateral hereunder or under a Collateral Documents, and (v) any owned Real Estate Asset (including any owned Real Estate Asset that is, or is intended to become, subject to a Mortgage) located in a flood hazard area or Real Estate Assets subject to any flood insurance due diligence (other than, for the avoidance of doubt, standard flood hazard determinations), flood insurance requirements or compliance with any Flood Insurance Laws (it being agreed that (A) if it is subsequently determined that any owned Material Real Estate Asset or Specified Jurisdiction Material Real Estate Asset subject to, or otherwise required to be subject to a Mortgage is or might be located in a flood hazard area, (1) such Real Estate Asset shall be deemed to constitute an Excluded Asset until a determination is made that such Real Estate Asset is not located in a flood hazard area and does not require flood insurance and (2) if there is an existing Mortgage on such property, such Mortgage shall be released if the mortgaged property is a Flood Hazard Property for so long as such Real Estate Asset constitutes Flood Hazard Property or requires flood insurance, or (B) if it cannot be determined whether such owned Real Estate Asset is a Flood Hazard Property or would require flood insurance and the time or information necessary to make such determination would (as determined by the Borrower in good faith) delay or impair the intended date of funding any Loan or effectiveness of any amendment or supplement under the Loan Documents, the foregoing clause (A) shall also apply),

(g) the Capital Stock of any Person that is not a Wholly-Owned Subsidiary and is a bona fide joint venture with an unaffiliated third party,

(h) any Margin Stock,

(i) the Capital Stock of (i) any Foreign Subsidiary (other than a Foreign Discretionary Guarantor) and (ii) any Foreign Subsidiary Holdco, in each case (x) in excess of 65% of the issued and outstanding Capital Stock of any such Person or (y) to the extent such Foreign Subsidiary or Foreign Subsidiary Holdco is not a first-tier Subsidiary of a Loan Party,

(j) Commercial Tort Claims with a value (as reasonably estimated by the Borrower) of less than $7,500,000,

(k) Trust Accounts and Trust Funds,

(l) assets subject to a purchase money security interest, Finance Lease or similar arrangement, in each case, that is permitted by the terms of this Agreement and to the extent the grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money or similar arrangement or create a right of termination in favor of any other party thereto (other than Borrower or any Subsidiary of Borrower) after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Requirements of Law; it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any asset described in this clause (l) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or other applicable Requirements of Law notwithstanding the relevant violation or invalidation,

(m) any asset with respect to which the Administrative Agent and the relevant Loan Party have reasonably determined that the cost, burden, difficulty or consequence (including any effect on the ability of the relevant Loan Party to conduct its operations and business in the ordinary course of business and including the cost of title insurance, surveys or flood insurance (if necessary) or any mortgage, stamp, intangibles or other tax or expenses of obtaining or perfecting such security interest) of obtaining or perfecting a security interest therein outweighs, or is excessive in light of, the practical benefit of a security interest to the relevant Secured Parties afforded thereby, which determination is evidenced in writing,

(n) any governmental license or state or local franchise, charter and/or authorization, to the extent the grant of a security interest in such license, franchise, charter and/or authorization is prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Requirements of Law, other than any proceed or receivable thereof the assignment of which is expressly deemed to be effective under the UCC or other applicable Requirements of Law,

(o) [reserved],

(p) any assets owned by an Excluded Subsidiary that is not a Loan Party, and

(q) any aircraft or any trucks, trailers, tractors, service vehicles, automobiles, rolling stock or other registered mobile equipment or equipment covered by certificates of title or ownership of the Borrower or any Restricted Subsidiary;

provided, however, that Excluded Assets will not include any proceeds, substitutions or replacements of any Excluded Assets (unless such proceeds, substitutions or replacements would otherwise constitute Excluded Assets).

“Excluded Subsidiary” means:

(a) any Restricted Subsidiary that is not a Wholly-Owned Subsidiary on the Closing Date or on the date such Subsidiary becomes a Subsidiary, in each case for so long as such Subsidiary remains not a Wholly-Owned Subsidiary that is a bona fide joint venture with an unaffiliated third party,

(b) any Immaterial Subsidiary,

(c) any Restricted Subsidiary (i) that is prohibited or restricted from providing a Loan Guaranty by (A) any Requirement of Law, (B) any Contractual Obligation that, in the case of this clause (B), exists on the Closing Date or at the time such Restricted Subsidiary becomes a Subsidiary (which Contractual Obligation was not entered into in anticipation of such Restricted Subsidiary becoming a Subsidiary (including pursuant to assumed Indebtedness)) and/or (C) with respect to any Restricted Subsidiary owning, directly or indirectly, the relevant CRE Loans or CRE Properties, as applicable, financed thereby, or the corresponding Financing Equity and notwithstanding anything in clause (B) above to the contrary, any CRE Financing that is permitted hereunder (including any Existing CRE Financing or established from time to time after the Closing Date, in each case, that is permitted hereunder (including CRE Financings established in contemplation of the applicable Restricted Subsidiary becoming a Subsidiary)) or (ii) that would require a governmental (including regulatory) or third party (other than Borrower, a Subsidiary of Borrower, the Manager, or the respective Affiliates of the foregoing) consent, approval, license or authorization on the Closing Date or at the time such Restricted Subsidiary becomes a Subsidiary (and (other than in the case of any CRE Financing with respect to (x) the relevant CRE Loans or CRE Properties, as applicable, financed by such CRE Financing, (y) any corresponding Financing Equity and (z) other assets ancillary to such CRE Loans or CRE Properties, as applicable, owned by the Financing SPE Subsidiary under such CRE Financing) to the extent such requirement was not incurred in contemplation of the Closing Date or of such Restricted Subsidiary becoming a Subsidiary), (including any regulatory consent, approval, license or authorization) to provide a Loan Guaranty (except to the extent such consent has been obtained, it being understood there is no obligation to obtain or seek to obtain any such consent, approval, license or authorization), so long as, in the case of any Subsidiary that constitutes an Excluded Subsidiary pursuant to clause (i)(C) or (ii) (with respect to third party consent, approval, license or authorization only) above only, a direct or indirect parent of such Subsidiary is a Guarantor,

(d) for a period of sixty (60) days following the Closing Date, [***], so long as during such time the Borrower is using commercially reasonable efforts to cause such entity to become a Guarantor hereunder; provided that if a mandatory prepayment is made in accordance with Section 2.11(b)(iv), then [***] shall be an Excluded Subsidiary for the term of this Agreement,

(e) [reserved],

(f) any Financing SPE Subsidiary that is not an obligor under any Indebtedness and that does not own any assets other than assets ancillary to its potential ownership of CRE Loans or CRE Properties, as applicable, under CRE Financing,

(g) any Foreign Subsidiary, provided that all Foreign Subsidiaries excluded pursuant to this definition shall not in the aggregate account for more than 4% of either Consolidated Total Assets or consolidated revenues of the Borrower and its Subsidiaries,

(h) (i) any Foreign Subsidiary Holdco and/or (ii) any Domestic Subsidiary that is a direct or indirect subsidiary of a Foreign Subsidiary (unless such Foreign Subsidiary is a Guarantor or required to be a Guarantor) or of any Foreign Subsidiary Holdco;

(i) [reserved],

(j) [reserved], and

(k) any other Restricted Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the burden or cost of providing a Loan Guaranty (including any adverse tax consequences to the Borrower or any of its direct or indirect parent companies or Subsidiaries) outweighs, or would be excessive in light of, the practical benefits afforded thereby; in each case, unless such Subsidiary becomes a Guarantor pursuant to the last sentence of the definition thereof, which judgment is evidenced in writing;

provided, however, that no Discretionary Guarantor shall constitute an Excluded Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Loan Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Loan Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 3.20 of the Loan Guaranty and any other “keepwell,” support or other agreement for the benefit of such Guarantor) at the time the Loan Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation or (b) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Loan Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document or required to be withheld or deducted from a payment to such recipient, (a) any Taxes imposed on (or measured by) such recipient’s net income (however denominated) or franchise Taxes, (i) imposed as a result of such recipient being organized or having its principal office located in or, in the case of any Lender, having its applicable lending office, or relevant office for receiving payments from or on account of the Borrower making funds available to it or for the benefit of the Borrower, located in, the taxing jurisdiction or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed under Section 884(a) of the Code, or any similar Tax, imposed by any jurisdiction described in clause (a), (c) any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Requirement of Law in effect on the date on which such Lender (i) acquires such interest in the applicable Loan or Commitment or, if such Lender did not fund the applicable Loan pursuant to a prior Commitment, on the date such Lender acquires its interest in such Loan (in each case, other than pursuant to an assignment under Section 2.19), or (ii) designates a new lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Tax were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it designated a new lending office, (d) any Tax imposed as a result of a failure by such Lender to comply with Section 2.17(f) (or, in the case of any payment made to the Administrative Agent for its own account, by the Administrative Agent to comply with Section 2.17(j)), (e) any Taxes imposed under FATCA, and (f) any U.S. federal backup withholding imposed under Section 3406 of the Code.

“Existing CRE Asset” means (i) any CRE Loan or CRE Property owned, issued, originated, or otherwise held by the Borrower or any of its Restricted Subsidiaries in existence on the Closing Date, as set forth on Schedule 6.06(iii) hereof and (ii) any Investment and/or Indebtedness that replaces, refinances, restructures, refunds, renews, modifies, amends or extends any CRE Loan described in clause (i) hereto. For the avoidance of doubt, Indebtedness or Investments under clause (ii) of this definition shall not include Indebtedness or Investments in new CRE Assets made with the proceeds of any Existing CRE Asset.

“Existing CRE Financing” has the meaning assigned to such term in the definition of the term “Excluded Assets.” As of the Closing Date, all Existing CRE Financings are set forth on Schedule 6.01(ii) hereof.

“Existing Facility” means that certain Term Loan Credit Agreement, dated as of August 9, 2019, by and among the Borrower, JPMorgan Chase Bank, N.A., as administrative agent and the lenders party thereto, as amended by Amendment No. 1 to Term Loan Credit Agreement, dated as of December 1, 2020, Amendment No. 2 to Term Loan Credit Agreement, dated as of November 15, 2021, Amendment No. 3 to Term Loan Credit Agreement, dated as of December 2, 2021, Amendment No. 4 to Term Loan Credit Agreement, dated as of May 5, 2023, Amendment No. 5 to Term Loan Credit Agreement, dated as of September 12, 2025 and Amendment No. 6, dated as of November 6, 2025, and as further amended, restated, amended and restated, supplemented, or otherwise modified prior to the Closing Date.

“Exit Fee” has the meaning assigned to such term in Section 2.12(c).

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now or hereafter owned or leased by the Borrower or any of its Restricted Subsidiaries or any of their respective predecessors or Affiliates.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the date of this Agreement (or any amended or successor version described above), and any fiscal or regulatory legislation, rules or official administrative practices adopted pursuant to any intergovernmental agreement (and any related fiscal or regulatory legislation or rules, or official administrative guidance) implementing any of the foregoing.

“FCPA” has the meaning assigned to such term in Section 3.17(c).

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Finance Lease” means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be accounted for as a finance lease on the balance sheet.

“Financial Covenants” means each of the covenants set forth in Section 6.13(a).

“Financial Officer” means the chief financial officer, the chief accounting officer, treasurer, or any vice president having duties substantially similar to the foregoing, of the Borrower, or such other officer of the Borrower reasonably acceptable to Administrative Agent.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of a Financial Officer that such financial statements fairly present, in all material respects, in accordance with GAAP, the consolidated financial condition of the Borrower as at the dates indicated and its consolidated income and cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Financing Equity” has the meaning assigned to such term in the definition of “Excluded Assets.”

“Financing SPE Subsidiary” means any Subsidiary that constitutes a special purpose entity or other similar entity, in each case, formed or acquired to incur, or provide credit support with respect to, any CRE Financing at such time of formation or acquisition or any time thereafter.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Borrower ending December 31 of each calendar year.

“Flood Hazard Property” means any parcel of any Material Real Estate Asset or any Specified Jurisdiction Material Real Estate Asset located in the U.S. in an area designated by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate.

“Foreign Discretionary Guarantor” means a Discretionary Guarantor that is organized in a jurisdiction outside of the United States.

“Foreign Lender” means any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Holdco” means any Restricted Subsidiary that has no material assets other than, directly or indirectly, Capital Stock or indebtedness of one or more subsidiaries that are Foreign Subsidiaries or other Foreign Subsidiary Holdcos.

“GAAP” means generally accepted accounting principles in the U.S. in effect and applicable to the accounting period in respect of which reference to GAAP is made.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with the U.S., a foreign government or any political subdivision thereof.

“Governmental Authorization” means any permit, license, authorization, approval, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Guarantee” of or by any Person (as used in this definition, the “Guarantor”) means any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “Primary Obligor”) in any manner and including any obligation of the Guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation, (e) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (f) secured by any Lien on any assets of such Guarantor securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Guarantor (or any right, contingent or otherwise, of any holder of such Indebtedness or other monetary obligation to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition, Disposition or other transaction permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guarantor” means any Subsidiary Guarantor. For the avoidance of doubt, the Borrower may, in its sole discretion, elect to cause one or more Restricted Subsidiaries that are Excluded Subsidiaries to become a Guarantor (any such person, a “Discretionary Guarantor”) by causing such Person to execute a joinder to the Loan Guaranty (in substantially the form attached as an exhibit thereto) and to satisfy the requirements of Section 5.12 and the Collateral and Guarantee Requirement (as if such Person was a newly formed Restricted Subsidiary that is not an Excluded Subsidiary but without regard to the time periods specified therein); provided, that (i) in the case of any Foreign Discretionary Guarantor, the jurisdiction of such person is reasonably satisfactory to the Administrative Agent and (ii) Administrative Agent shall have received at least two (2) Business Days prior to such Person becoming a Guarantor all documentation and other information in respect of such person required under applicable “know your customer” and anti-money laundering rules and regulations (including the USA PATRIOT Act).

“Hazardous Materials” means any chemical, material, substance or waste, or any constituent thereof, which is prohibited, limited or regulated under any Environmental Law or by any Governmental Authority or which poses a hazard to the Environment or to human health and safety, including petroleum and petroleum by-products, asbestos and asbestos-containing materials, polychlorinated biphenyls, medical waste and pharmaceutical waste.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Material, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Material, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means any agreement with respect to any Derivative Transaction between any Loan Party or any Restricted Subsidiary and any other Person.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedge Agreement.

“HPS” means HPS Investment Partners, LLC.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002, as in effect from time to time (subject to the provisions of Section 1.04), to the extent applicable to the relevant financial statements.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary of the Borrower, unless the Borrower elects not to treat any such Restricted Subsidiaries as Immaterial Subsidiaries, (a) the total assets (excluding the amount of operating lease “right-of-use assets” under GAAP) of which Restricted Subsidiary as of the last day of the most recently ended Test Period do not exceed 2.0% of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries as of the last day of the most recently ended Test Period and (b) the gross revenues of such Restricted Subsidiary for such Test Period do not exceed 2.0% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries for such Test Period, in each case under this clause (b), determined in accordance with GAAP; provided that, if at any time and from time to time, the consolidated total assets (excluding the amount of operating lease “right-of-use assets” under GAAP), and consolidated gross revenues, of all Restricted Subsidiaries that are not Guarantors solely because they do not meet the thresholds set forth in the preceding clause (a) or (b) above shall exceed 4.0%

of Consolidated Total Assets and 4.0% of consolidated gross revenues, respectively, of the Borrower and its Restricted Subsidiaries, in each case, as of or for the last day of the most recently ended Test Period, then the Borrower shall, not later than sixty (60) days after the date by which financial statements for such Fiscal Quarter were required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), (i) designate in writing to the Administrative Agent one or more Restricted Subsidiaries as not constituting “Immaterial Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of Section 5.12 with respect to any such Restricted Subsidiaries (to the extent applicable), in each case, other than any Restricted Subsidiaries that otherwise constitute Excluded Subsidiaries.

“Immediate Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness” means, for any Person, without duplication, (i) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (ii) obligations of such Person to pay the deferred purchase or acquisition price of property or services (other than (x) trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered and (y) obligations with respect to earn-outs and similar deferred or contingency compensation arrangements that are not due and payable at such time); (iii) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (iv) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (v) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (vi) Indebtedness of others guaranteed by such Person; (vii) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such person; (viii) Indebtedness of general partnerships of which such person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection), whether by reason of any agreement to acquire such indebtedness to supply or advance sums or otherwise; (ix) Capitalized Lease Obligations of such Person; and (x) all net liabilities or obligations under any interest rate, interest rate swap, interest rate cap, interest rate floor, interest rate collar, or other hedging instrument or agreement; provided, that notwithstanding the foregoing, (a) in no event shall the obligations under any Derivative Transaction be deemed “Indebtedness” for any calculation of the Total Debt to Equity Ratio or any other financial ratio under the Loan Documents, (b) the amount of Indebtedness of any Person for purposes of clause (iii) shall be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith, (c) [reserved] and (d) for the avoidance of doubt, (x) all funding obligations, commitments and guarantees of funding obligations and commitments or other credit support in connection with any CRE Loan and/or related CRE Financing and (y) all Specified Indebtedness shall, in each case, be deemed “Indebtedness” for all purposes under the Loan Documents.

For the avoidance of doubt, Indebtedness will not be deemed to include obligations incurred in advance of, and the proceeds of which are to be applied in connection with, the consummation of a transaction solely to the extent that the proceeds thereof are and continue to be held in an escrow, trust, collateral or similar account or arrangement and are not otherwise made available for any other purpose and are used for such purpose.

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Information” has the meaning assigned to such term in Section 3.11(a).

“Initial Term Lender” means any Lender with an Initial Term Loan Commitment or an outstanding Initial Term Loan.

“Initial Term Loan Commitment” means, with respect to each Initial Term Lender, the commitment of such Initial Term Lender to make Initial Term Loans hereunder in an aggregate amount not to exceed the amount set forth opposite such Initial Term Lender’s name on the Commitment Schedule, as the same may be (a) terminated pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Initial Term Lender pursuant to Section 9.05. The aggregate amount of the Initial Term Lenders’ Initial Term Loan Commitments on the Closing Date is $500,000,000.

“Initial Term Loans” means the term loans made by the Initial Term Lenders to the Borrower pursuant to Section 2.01(a).

“Intellectual Property” has the meaning assigned to such term in the Collateral Documents.

“Intellectual Property Security Agreement” means any agreement executed on the Closing Date confirming or effecting the grant of any Lien on IP Rights owned by any Loan Party to the Administrative Agent, for the benefit of the Secured Parties, in accordance with this Agreement and the Security Agreement, including an Intellectual Property Security Agreement substantially in the form of Exhibit C-1 hereto.

“Intellectual Property Security Agreement Supplement” means any agreement executed after the Closing Date confirming or effecting the grant of any Lien on IP Rights owned by any Loan Party to the Administrative Agent, for the benefit of the Secured Parties, in accordance with this Agreement and the Security Agreement, including an Intellectual Property Security Agreement Supplement substantially in the form of Exhibit C-2 hereto.

“Intercompany Note” means a promissory note substantially in the form of Exhibit F.

“Interest Coverage Ratio” means the ratio of (i) EBITDA for the most recently ended period of twelve (12) consecutive calendar months ended on or prior to such date of determination to (ii) Interest Expense for such twelve (12) month period; provided that, solely for purposes of calculating the Interest Coverage Ratio under Section 6.04(a)(i) and Section 6.06(p)(ii), “Interest Coverage Ratio” shall mean the ratio of (i) EBITDA for the most recently ended period of six (6) consecutive calendar months ended on or prior to such date of determination to (ii) Interest Expense for such six (6) month period.

“Interest Election Request” means a request by the Borrower in the form of Exhibit H hereto or another form reasonably acceptable to the Administrative Agent to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Expense” means, with respect to the Borrower and its consolidated Restricted Subsidiaries, in respect of any period, the amount of interest expense as shown on the Borrower’s consolidated statement of operations in accordance with GAAP, and for such period (i) as offset by the amount of receipts pursuant to interest rate swap or cap agreements of the Borrower and its consolidated Restricted Subsidiaries during the applicable period and (ii) excluding (x) amortization of deferred financing costs (including amortization of discounts recognized in accordance with GAAP and in connection with this Agreement) as determined in accordance with GAAP and (y) payment of the Exit Fee and any other premiums pursuant to this Agreement during the applicable period.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December (beginning on March 31, 2026) and the maturity date applicable to such Loan and (b) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date.

“Interest Period” means with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one or three month(s) thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means (a) any purchase or other acquisition by the Borrower or any of its Restricted Subsidiaries of any of the Securities of any other Person (other than any Loan Party), (b) the acquisition by purchase or otherwise (other than any purchase or other acquisition of inventory, materials, supplies and/or equipment in the ordinary course of business) of all or a substantial portion of the business, property or fixed assets of any other Person or any division or line of business or other business unit of any other Person and (c) any loan, advance (other than any advance to any current or former employee, officer, director, member of management, manager, consultant or independent contractor of the Borrower or any Restricted Subsidiary for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Borrower or any of its Restricted Subsidiaries to any other Person. Subject to Section 5.10, the amount of any Investment shall be the original cost of such Investment, plus the cost of any addition thereto that otherwise constitutes an Investment, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto, but giving effect to any repayments of principal in the case of any Investment in the form of a loan and any return of capital or return on Investment in the case of any equity Investment (whether as a distribution, dividend, redemption or sale but not in excess of the amount of the relevant initial Investment); provided that there shall not be any increase in Investment capacity as a result of any repayment or return of capital funded with the proceeds of any substantially contemporaneous debt or equity offering.

“Investor” means any limited partner, member or other investor committed to contribute capital to the Borrower pursuant to a subscription agreement, the Borrower’s partnership agreement, limited liability company agreement or other constitutive or investment agreement.

“IP Rights” has the meaning assigned to such term in Section 3.05(c).

“IRS” means the U.S. Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Junior Debt” means any Indebtedness of the types described in clauses (i) and (ii) of the definition of “Indebtedness” (other than Indebtedness among the Borrower and/or its Restricted Subsidiaries) of the Borrower or any of its Restricted Subsidiaries that is contractually subordinated in lien priority or right of payment to the Obligations, in each case, with an individual outstanding principal amount in excess of $1,000,000. For the avoidance of doubt, no CRE Financing shall constitute Junior Debt.

“Knowledge” or “knowledge” means, as of any date of determination, then-current actual (as distinguished from imputed or constructive) knowledge. For the avoidance of doubt, “know,” “known” and “knew” shall have the respective correlative meaning thereto.

“Latest Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Term Loan or Term Commitment.

“Legal Reservations” means the application of relevant Debtor Relief Laws, general principles of equity and/or principles of good faith and fair dealing.

“Lenders” means the Initial Term Lenders, the Protective Advance Term Loan Lenders and any other Person that becomes a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any Finance Lease having substantially the same economic effect as any of the foregoing), in each case, in the nature of security; provided that in no event shall (x) an operating lease (or other lease in respect of a Non-Finance Lease Obligation) or a license to use intellectual property be deemed to constitute a Lien or (y) any right of first refusal and tag, drag, forced sale, major decision or similar right in respect of any CRE Loan or CRE Property constitute a Lien.

“Liquidity” means, at any time and without duplication, the sum of (i) Cash and Cash Equivalents and (ii) Available Borrowing Capacity, in each case, of the Borrower and its Restricted Subsidiaries.

“Liquidity Threshold” means 10.0% of the Borrower’s Recourse Indebtedness.

“LLC” means any Person that is a limited liability company under the laws of its jurisdiction of formation.

“Loan” means any Term Loan.

“Loan Documents” means this Agreement, any Promissory Note, each Loan Guaranty, the Collateral Documents, the Perfection Certificate (including any Perfection Certificate delivered to the Administrative Agent pursuant to the definition of “Collateral and Guarantee Requirement”), Perfection Certificate Supplement, the Intercompany Note, the Closing Payments Letter, any permitted intercreditor agreement and any other document or instrument designated by the Borrower and the Administrative Agent as a “Loan Document.” Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto.

“Loan Guaranty” means the Guaranty Agreement, substantially in the form of Exhibit I hereto, executed by each Loan Party thereto and the Administrative Agent for the benefit of the Secured Parties, as supplemented in accordance with the terms of Section 5.12 hereof.

“Loan Installment Date” has the meaning assigned to such term in Section 2.10(a).

“Loan Parties” means the Borrower and each Guarantor.

“Management Agreement” means that certain Amended and Restated Management Agreement, dated as of August 2, 2022, by and between Borrower and Manager, as amended by Amendment No. 1 to the Management Agreement.

“Manager” means Claros REIT Management LP (or any successor thereto) or, to the extent the board of directors of the Borrower appoints another investment manager of the Borrower at any time and from time to time, such other investment manager appointed thereby. Notwithstanding anything to the contrary set forth herein, (i) each reference to “Manager” set forth in the last paragraph of the definition of Disqualified Capital Stock, Section 6.04(a)(ii) and Section 6.06(z) shall, as applicable, also be deemed to include any previous investment manager of the Borrower (each, a “Predecessor Manager”) with respect to any Capital Stock, compensation or deferred compensation granted or provided to any applicable Person set forth in such applicable clause, or any arrangement or agreement entered into with respect to any applicable item referenced in such clause, while such Predecessor Manager was acting as the Manager of the Borrower and (ii) each reference to “Manager” set forth in Section 6.09(f)(i) shall include any Predecessor Manager (provided that any fees paid to a Predecessor Manager pursuant to Section 6.09(f)(i) shall have accrued or been granted while such Person was acting as the Manager of the Borrower).

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect on (i) the business, assets, financial condition or results of operations, in each case, of the Borrower and its Restricted Subsidiaries, taken as a whole, (ii) the rights and remedies (taken as a whole) of the Administrative Agent under the Loan Documents or (iii) the ability of the Loan Parties (taken as a whole) to perform their payment obligations under the Loan Documents.

“Material Debt Instrument” means any physical instrument evidencing any Indebtedness for borrowed money which is required to be pledged and delivered to the Administrative Agent (or its agent or bailee) or delivered to Borrower’s (or its Subsidiaries’) custodians that is a party to a Custodian Agreement (as defined in the Security Agreement) between such custodian and the Administrative Agent.

“Material Event of Default” means the occurrence and continuance of any Event of Default under Section 7.01(a), 7.01(b), 7.01(c) (and such Event of Default continues and has not been waived or cured for more than sixty (60) days), 7.01(f), 7.01(g) or 7.01(l).

“Material Event of Default Asset Sale” has the meaning assigned to such term in Section 5.16(g).

“Material Event of Default Disposition Trigger” has the meaning assigned to such term in Section 5.16(g).

“Material Intellectual Property” means any Intellectual Property owned by the Loan Parties that is material to the ongoing operation of the business of the Loan Parties, taken as a whole.

“Material Real Estate Asset” means, with respect to each Real Estate Asset owned by a Loan Party and located outside of a Specified Jurisdiction, (a) each Real Estate Asset listed on

Schedule 1.01(b) as of the Closing Date and (b) any “fee-owned” Real Estate Asset located outside of a Specified Jurisdiction acquired by any Loan Party after the Closing Date, that (i) individually, has a fair market value (as reasonably determined by the Borrower in consultation with the Administrative Agent after taking into account any liabilities with respect thereto that impact such fair market value) in excess of $25,000,000 or (ii) together, with all other Real Estate Assets not otherwise constituting a Material Real Estate Asset under clause (i), has a fair market value in excess of $50,000,000; provided that the fair market value determination for any Real Estate Asset described in clause (b) shall be measured as of the date of acquisition thereof.

“Maturity Date” means January 30, 2030.

“Maximum Rate” has the meaning assigned to such term in Section 9.19.

“Minimum MOIC Amount” means, with respect to any Term Lender, as of any date of calculation, the aggregate payments which would be required to be made to such Term Lender so that such Term Lender achieves a 1.175x MOIC for such Term Loan (or portion thereof subject to repayment or prepayment).

“MOIC” means, with respect to either the Initial Term Loans or the Protective Advance Term Loans, as applicable, as of any date of such repayment or prepayment, the quotient (expressed as a decimal) obtained by dividing (i) the sum of all fees (exclusive of any Exit Fee paid in connection with the repayment of a Protective Advance Term Loan in accordance with Section 2.12(e)), original issue discount, interest (exclusive of any portion of such interest that accrued at the default interest rate pursuant to Section 2.13(c)), premiums, principal and other payments received in immediately available funds in cash in respect of such Initial Term Loans or Protective Advance Term Loans subject to such repayment or prepayment (including accrued but unpaid interest to be paid in immediately available funds in cash on such calculation date) since the Closing Date (or, in the case of Protective Advance Term Loans, the date such Protective Advance Term Loans are first advanced) (excluding, for the avoidance of doubt, any reimbursement of out-of-pocket costs or expenses and any indemnification payments made to the Term Lender not in respect of the Indebtedness), by (ii) the aggregate principal amount of Initial Term Loans or Protective Advance Term Loans, as applicable, funded under this Agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the relevant Secured Parties, on any Material Real Estate Asset or Specified Jurisdiction Material Real Estate Asset constituting Collateral, which shall contain such terms as may be necessary under applicable local Requirements of Law to perfect a Lien on the applicable Material Real Estate Asset or Specified Jurisdiction Material Real Estate Asset.

“Mortgage Policies” has the meaning assigned to such term in the definition of “Collateral and Guarantee Requirement”.

“Multiemployer Plan” means any employee benefit plan which is a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is subject to the provisions of Title IV of ERISA, and in respect of which the Borrower or any of its Restricted Subsidiaries, or any of their respective

ERISA Affiliates, makes or is obligated to make contributions or with respect to which any of them has any ongoing obligation or liability, contingent or otherwise.

“Net Proceeds” means (a) with respect to any Disposition (including any Material Event of Default Asset Sale), the Cash proceeds (including Cash Equivalents and Cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received), net of (i) selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, escrow costs and fees, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith and the Borrower’s good faith estimate of income Taxes paid or payable (including pursuant to Tax sharing arrangements or any intercompany distributions) in connection with such Disposition), (ii) amounts provided as a reserve in accordance with GAAP against any liabilities under any indemnification obligation or purchase price adjustment associated with such Disposition (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness (other than the Loans and any other Indebtedness secured by a Lien on the Collateral that is pari passu with or expressly subordinated to the Lien on the Collateral securing any Secured Obligation) which is secured by the asset sold in such Disposition and which is required to be withheld or held back in accordance with the terms of such documents governing such Indebtedness, repaid or otherwise comes due or would be in default and is repaid (other than any such Indebtedness that is assumed by the purchaser of such asset) (including any CRE Financing), (iv) Cash escrows (until released from escrow to the Borrower or any of its Restricted Subsidiaries) from the sale price for such Disposition and (v) in the case of any Disposition by a non-Wholly-Owned Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (v)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a Wholly-Owned Subsidiary as a result thereof; and (b) with respect to any issuance or incurrence of Indebtedness or Capital Stock, the Cash proceeds thereof, net of all Taxes and customary fees, commissions, costs, underwriting discounts and other fees and expenses incurred in connection therewith.

“Non-Finance Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that is not required to be accounted for as a finance lease or capital lease on the balance sheet and the income statement in accordance with GAAP as in effect at any time of determination. For the avoidance of doubt, any lease pursuant to which a Person recognizes lease expense on a straight-line basis over the lease term and any operating lease shall be considered a Non-Finance Lease.

“Non-Finance Lease Obligation” means a lease obligation pursuant to any Non-Finance Lease.

“Non-Fixed Basket” has the meaning assigned to such term in Section 1.10(b).

“Non-Recourse Indebtedness” means Indebtedness other than Recourse Indebtedness.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means all unpaid principal of and accrued and unpaid interest and premium or minimum return amount (including interest, premium and minimum return amount accruing during the pendency of any bankruptcy, insolvency, receivership or other similar case or proceeding, regardless of whether allowed or allowable in such case or proceeding) on the Loans, all accrued and unpaid fees and all expenses (including fees and expenses accruing during the pendency of any bankruptcy, insolvency, receivership or other similar case or proceeding, regardless of whether allowed or allowable in such case or proceeding), reimbursements, indemnities and all other advances to, debts, liabilities and obligations of any Loan Party to the Lenders or to any Lender, the Administrative Agent or any Indemnitee arising under the Loan Documents in respect of any Loan or otherwise, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Operating Earnings” means consolidated net income available to common stockholders of the Borrower (computed in accordance with GAAP), plus, to the extent included in calculating such consolidated net income, depreciation, amortization and impairments, provisions for credit losses, gains on the sale of investment properties or assets from “continuing operations” and “discontinued operations” (as indicated on the consolidated statements of income (and accompanying notes) of the Borrower) and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect operating earnings on the same basis.

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws, (b) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, (d) with respect to any limited liability company, its articles of organization or certificate of formation, and its operating agreement or limited liability company agreement, and (e) with respect to any other form of entity, such other organizational documents required by local Requirements of Law or customary under such jurisdiction to document the formation and governance principles of such type of entity. In the event that any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary Taxes or any intangible, recording, filing or other excise or property Taxes arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, but excluding any such Taxes that are Other Connection Taxes imposed with respect to an assignment, grant of a participation or designation of a new office for receiving payments by or on account of the Borrower (other than an assignment or designation of a new office made pursuant to Section 2.19(a)).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transaction denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“[***]” means [***], a Delaware limited liability company.

“Participant” has the meaning assigned to such term in Section 9.05(c)(i).

“Participant Register” has the meaning assigned to such term in Section 9.05(c)(ii).

“PBGC” means the Pension Benefit Guaranty Corporation as described in Section 4002 of ERISA.

“Pension Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, which the Borrower or any of its Restricted Subsidiaries, or any of their respective ERISA Affiliates, maintains or contributes to or has an obligation to contribute to, or otherwise has any liability, contingent or otherwise.

“Perfection Certificate” means a certificate substantially in the form of Exhibit J.

“Perfection Certificate Supplement” means a supplement to the Perfection Certificate substantially in the form of Exhibit K.

“Perfection Requirements” means the filing of appropriate financing statements with the office of the Secretary of State or other appropriate office of the state of organization (or, in the case of a Foreign Discretionary Guarantor, other office under Section 9-307 of the UCC) of each Loan Party, the filing of appropriate assignments, security agreements, instruments or notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, the proper recording or filing, as applicable, of Mortgages and fixture filings with respect to any Material Real Estate Asset or Specified Jurisdiction Material Real Estate Asset constituting Collateral, in each case in favor of the Administrative Agent for the benefit of the Secured Parties and to the extent required by the applicable Loan Documents, in each case, the delivery to the Administrative Agent of any stock certificate, promissory note and instruments required to be delivered pursuant to the applicable Loan Documents, together with instruments of transfer executed in blank and, in the case of any Foreign Discretionary Guarantor (and its Capital Stock), such steps required to grant the Administrative Agent a first priority perfected lien on its Capital Stock and substantially all of its assets pursuant to arrangements reasonably agreed between the Administrative Agent and the Borrower.

“Permitted CRE Assets” means (i) the Existing CRE Assets and (ii) Additional CRE Assets.

“Permitted Liens” means Liens permitted pursuant to Section 6.02.

“Permitted Tax Structuring” means any transaction or arrangement among the Borrower and its Restricted Subsidiaries in connection with or related to any bona fide tax mitigation strategy or other tax structuring or tax arrangement, including related to a taxable REIT subsidiary; provided that, (i) no Event of Default is continuing immediately prior to such transaction and immediately after giving effect thereto, (ii) after giving effect to such transaction, the security interests of the Administrative Agent in the Collateral and the Loan Guaranty of the Obligations, in each case would not be impaired as a result thereof, and such transaction would not otherwise be adverse to the Administrative Agent or the Lenders, (iii) no Person that was a Loan Party prior to such transaction shall cease to be a Loan Party after giving effect to such transaction, unless such Loan Party is merged, consolidated or amalgamated with or into another Loan Party and such other Loan Party is the surviving or continuing or resulting corporation or company and (iv) the Borrower shall have provided the Administrative Agent written notice of the Permitted Tax Structuring at least three (3) Business Days prior to the consummation thereof (or such shorter period agreed to by Administrative Agent).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or any other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) maintained by the Borrower and/or any Restricted Subsidiary.

“Platform” has the meaning assigned to such term in Section 5.01.

“Prepayment” means, with respect to any Indebtedness, the repayment, in whole or in part, thereof prior to the stated maturity thereof (excluding regularly scheduled amortization and other mandatory or required payments), including by redemption, repurchase (including by assignment to the Borrower or a Restricted Subsidiary and cancellation or reduction of such Indebtedness), tender offer, offer to purchase, defeasance, satisfaction and discharge, or other retirement of such Indebtedness; provided, that if such Indebtedness is under a revolving credit or similar facility, such Prepayment is accompanied by a corresponding permanent reduction of the commitments thereunder. “Prepaid”, “Prepay” and “Prepayment” shall have meanings correlative thereto.

“Primary Obligor” has the meaning assigned to such term in the definition of “Guarantee.”

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as reasonably determined by the Administrative Agent).

“Principal Threshold” means $250,000,000.

“Projections” means the financial projections, forecasts, financial estimates, other forward-looking and/or projected information and pro forma financial statements of the Borrower and its subsidiaries provided to the Administrative Agent and the Initial Term Lenders on October 15, 2025.

“Promissory Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit L hereto, evidencing the aggregate outstanding principal amount of Loans of the Borrower to such Lender resulting from the Loans made by such Lender.

“Protective Advance Term Loan Lenders” has the meaning assigned to such term in Section 2.22(b).

“Protective Advance Term Loans” has the meaning assigned to such term in Section 2.22(b).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC Credit Support” has the meaning assigned to it in Section 9.23.

“Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.

“Real Estate Asset” means, at any time of determination, all right, title and interest (fee, leasehold or otherwise) of any Restricted Subsidiary in and to real property (including, but not limited to, land, improvements and fixtures thereon).

“Recipient” means (a) the Administrative Agent or (b) any Lender, as applicable.

“Recourse Indebtedness” means, for any period, with respect to the Borrower, without duplication, all obligations of the Borrower that would constitute Indebtedness for which the Borrower has recourse liability (including through a Guarantee), but excluding the following: (i) Indebtedness under convertible debt notes not subject to margin calls, (ii) recourse Indebtedness arising solely by reason of customary recourse carve-outs under a non-recourse guaranty or agreement, including fraud, misappropriation and misapplication, and environmental indemnities, but, in any case, only to the extent that no full recourse condition under the applicable guaranty or agreement has been triggered and no claim has been made or threatened to be made under the applicable guaranty or agreement, and (iii) any springing recourse obligations (including guarantee obligations) of the Borrower in connection with the issuance of, and obligations under, the securities or related instruments or certificates in a collateralized loan obligation transaction for which the related recourse trigger has not occurred and with respect to which no claim has been made. To the extent any Indebtedness comprises both Non-Recourse Indebtedness and Recourse Indebtedness, only the amount of such Indebtedness that has recourse liability to the Borrower shall be considered “Recourse Indebtedness” hereunder.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (New York time) on the day that is two Business Days preceding the date of such setting or (2) if such Benchmark is not the Term SOFR Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Refinancing Indebtedness” means any refinancing, refunding or replacing of Indebtedness permitted under Section 6.01(a), (i), (m), (n), (u), and (y), and any subsequent Refinancing Indebtedness in respect thereof.

“Refunding Capital Stock” has the meaning assigned to such term in Section 6.04(a)(viii).

“Register” has the meaning assigned to such term in Section 9.05(b)(iv).

“Regulation D” means Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“REIT Status” means, with respect to any Person, (a) the qualification of such Person as a real estate investment trust under Sections 856 through 860 of the Code and (b) the applicability to such Person and its shareholders of the method of taxation provided for in Section 857 et seq. of the Code.

“Related Funds” means with respect to any Lender that is an Approved Fund, any other Approved Fund that is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, managers, officers, trustees, employees, partners, agents, advisors and other representatives of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the Environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Relevant Governmental Body” means, the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Reportable Event” means, with respect to any Pension Plan or Multiemployer Plan, any of the events described in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period is waived under ERISA Section 4043.

“Representatives” has the meaning assigned to such term in Section 9.13.

“Required Lenders” means, at any time, Lenders having Loans and unused Commitments representing more than 50% of the sum of the total Loans and such unused Commitments at such time.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, (A) with respect to the Borrower and its Restricted Subsidiaries (i) the Chief Executive Officer, president, vice president, secretary, assistant secretary or any Financial Officer of the Borrower and its Restricted Subsidiaries, or any successor to any of the foregoing, (ii) any asset manager at the Manager or any Affiliate thereof responsible for the applicable asset (or replacement manager of Borrower), or (iii) any other employee with a title equivalent or more senior to that of “principal” within the Manager or any Affiliate thereof responsible for the origination, acquisition and/or management of the applicable asset and (B) with respect to any other Person, the chief executive officer, the president, the chief financial officer, the treasurer, any assistant treasurer, any executive vice president, any senior vice president, any vice president, the chief operating officer or any other executive officer of such Person and any other individual or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement, and, as to any document delivered on the Closing Date, shall include any secretary or assistant secretary or any other individual or similar official thereof with substantially equivalent responsibilities of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer on behalf of any Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Debt Payments” has the meaning set forth in Section 6.04(b).

“Restricted Payment” means (a) any dividend or other distribution on account of any shares of any class of the Capital Stock of the Borrower, except a dividend payable solely in shares of Qualified Capital Stock of the Borrower to the holders of such class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of the Capital Stock of the Borrower; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Capital Stock of the Borrower now or hereafter outstanding.

“Restricted Subsidiary” means, as to any Person, any subsidiary of such Person. Unless otherwise specified, “Restricted Subsidiary” shall mean any Restricted Subsidiary of the Borrower.

“Restructuring Committee” has the meaning assigned to such term in Section 5.16(c).

“Restructuring Committee Recommendation” has the meaning assigned to such term in Section 5.16(d).

“S&P” means S&P Global Ratings, a subsidiary of S&P Global Inc.

“Sanctioned Person” means a person that is (i) the subject of Sanctions, (ii) located in or organized under the laws of a country or territory which is the subject of country- or territory-wide Sanctions (including Cuba, Iran, North Korea, Syria, or the Crimea region), (iii) ordinarily a resident in a country or territory which is the subject of country- or territory-wide Sanctions (including Cuba, Iran, North Korea, Syria, or the Crimea region), or (iv) majority-owned or, as relevant under applicable Sanctions, controlled by any of the foregoing.

“Sanctions” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by the United States (including the Department of Treasury, Office of Foreign Assets Control) or His Majesty’s Treasury.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.

“Secured Hedging Obligations” means all Hedging Obligations (other than any Excluded Swap Obligations) under each Hedge Agreement that (a) is in effect on the Closing Date between any Loan Party and a counterparty that is the Administrative Agent, a Lender or any Affiliate of the Administrative Agent, or a Lender as of the Closing Date or (b) is entered into after the Closing Date between any Loan Party and any counterparty that is (or is an Affiliate of) the Administrative Agent, or any Lender at the time such Hedge Agreement is entered into, in either case, for which such Loan Party agrees to provide security and in each case that has been designated to the Administrative Agent in writing by the Borrower as being a Secured Hedging Obligation for purposes of the Loan Documents, it being understood that each counterparty thereto shall be deemed (x) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (y) to agree to be bound by the provisions of Article 8, Section 9.03 and Section 9.10 as if it were a Lender.

“Secured Obligations” means all Obligations, together with all Secured Hedging Obligations.

“Secured Parties” means (i) the Lenders, (ii) the Administrative Agent, (iii) each counterparty to a Hedge Agreement with a Loan Party the obligations under which constitute Secured Hedging Obligations and (iv) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document.

“Securities” means any stock, shares, units, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; provided that “Securities” shall not include any earn-out agreement or obligation or any employee bonus or other incentive compensation plan or agreement.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the Pledge and Security Agreement, substantially in the form of Exhibit M, among the Loan Parties and the Administrative Agent for the benefit of the Secured Parties.

“SOFR” means, with respect to any business day, a rate per annum equal to the secured overnight financing rate for such business day published by the New York Federal Reserve Board (the “NYFRB”) on the NYFRB’s website on the immediately succeeding business day. If SOFR as so determined is less than zero, it shall be deemed to be zero for purposes of calculating the rate.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Specified Accounts” means the accounts set forth on Schedule 1.01(d) or any other accounts that constitute the primary accounts of the Borrower and any accounts in replacement thereof.

“Specified Indebtedness” means (i) that certain Amended and Restated Uncommitted Master Repurchase Agreement, dated as of May 27, 2021 by and between JPMorgan Chase Bank, National Association, and CMTG JP Finance LLC (as amended, restated supplemented or otherwise modified and in effect from time to time), (ii) that certain Master Participation and Administration Agreement, dated as of November 4, 2022, by and among JPMorgan Chase Bank, National Association, CMTG JPM Term Holdco LLC, CMTG JPM Term Funding LLC and Situs

Asset Management LLC (as amended, restated supplemented or otherwise modified and in effect from time to time), (iii) that certain Amended Restated Uncommitted Master Repurchase Agreement, dated as of June 4, 2025, by and among JPMorgan Chase Bank, National Association, CMTG JNP Finance LLC and Claros Mortgage Trust, Inc. (as amended, restated supplemented or otherwise modified and in effect from time to time), (iv) any other Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate principal amount (A) in excess of $250,000,000 individually or (B) together, with all Indebtedness not otherwise constituting Specified Indebtedness under clause (iv)(A), in excess of $400,000,000 in aggregate for all such Indebtedness under this clause (iv) and (v) any refinancing or replacement of any Indebtedness described in the foregoing clauses (i), (ii), (iii) and (iv).

“Specified Jurisdiction” means any jurisdiction that imposes material recording taxes or other material costs in connection with granting or perfecting a Lien on real property other than de minimis filing costs.

“Specified Jurisdiction Real Estate Asset” means any Real Estate Asset owned by a Loan Party located in a Specified Jurisdiction.

“Specified Jurisdiction Material Real Estate Asset” means (a) each Specified Jurisdiction Real Estate Asset listed on Schedule 1.01(b) as of the Closing Date and (b) any “fee-owned” Specified Jurisdiction Real Estate Asset acquired by any Loan Party after the Closing Date that, (i) individually, has a fair market value (as reasonably determined by the Borrower in consultation with the Administrative Agent after taking into account any liabilities with respect thereto that impact such fair market value) in excess of $50,000,000 or (ii) together, with all other Specified Jurisdiction Real Estate Assets not otherwise constituting a Specified Jurisdiction Material Real Estate Asset under clause (i), has a fair market value in excess of $125,000,000; provided that the fair market value determination for any Specified Jurisdiction Real Estate Asset described in clause (b) shall be measured as of the date of acquisition thereof.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person or a combination thereof, in each case to the extent such entity’s financial results are required to be included in such Person’s consolidated financial statements under GAAP; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interests in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless otherwise specified, “Subsidiary” shall mean any Subsidiary of the Borrower.

“Subsidiary Guarantor” means (x) each Subsidiary of the Borrower on the Closing Date (other than any such Subsidiary that is an Excluded Subsidiary on the Closing Date and set forth on Schedule 1.01(c)) and (y) thereafter, each Restricted Subsidiary of the Borrower that becomes a guarantor of the Secured Obligations pursuant to the terms of this Agreement (including each Restricted Subsidiary that is a Discretionary Guarantor), in each case, until such time as the relevant Subsidiary is released from its obligations under the Loan Guaranty in accordance with the terms and provisions hereof.

“Successor Borrower” has the meaning assigned to such term in Section 6.07(a).

“Supported QFC” has the meaning assigned to it in Section 9.23.

“Swap Obligations” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Tangible Net Worth” means, with respect to the Borrower and its consolidated Restricted Subsidiaries, and as of a particular date, (a) all amounts that would be included under capital of the Borrower and its consolidated Restricted Subsidiaries, on a balance sheet of the Borrower and its consolidated Restricted Subsidiaries, at such date, determined in accordance with GAAP, minus (b) intangible assets of the Borrower and its consolidated Restricted Subsidiaries at such date.

“Taxes” means all present and future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Term SOFR Rate.

“Term Commitment” means any Initial Term Loan Commitments and any commitment in respect of the Protective Advance Term Loans.

“Term Facility” means the Term Loans provided to or for the benefit of the Borrower pursuant to the terms of this Agreement.

“Term Lender” means any Initial Term Lender and any Protective Advance Term Loan Lender.

“Term Loan” means the Initial Term Loans and the Protective Advance Term Loans.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator; provided that if the Term SOFR Rate as so determined would be less than 2.50%, such rate shall be deemed to be 2.50% for the purposes of calculating such rate.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

“Termination Date” has the meaning assigned to such term in the lead-in to Article 5.

“Test Period” means, as of any date, the period of four consecutive Fiscal Quarters then most recently ended for which financial statements under Section 5.01(a) or Section 5.01(b), as applicable, have been delivered (or are required to have been delivered).

“Threshold Amount” means, at any date, the greater of (i) $42,500,000 and (ii) 2.00% of Tangible Net Worth as of the last day of the most recently ended Test Period.

“Total Debt to Equity Ratio” means, at any date, the ratio of (i) Consolidated Total Debt on such date to (ii) Total Equity on such date.

“Total Equity” means, with respect to the Borrower as of any date, the Borrower’s total equity as of such date, as shown on the Borrower’s consolidated financial statements prepared in accordance with GAAP.

“Transaction Costs” means fees, premiums, expenses and other transaction costs (including original issue discount or upfront fees) payable or otherwise borne by the Borrower and/or its Subsidiaries in connection with the Transactions and the transactions contemplated thereby.

“Transactions” means, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the Borrowing of Loans hereunder on the Closing Date and (b) the payment of the Transaction Costs.

“Treasury Capital Stock” has the meaning assigned to such term in Section 6.04(a)(viii).

“Treasury Regulations” means the U.S. federal income tax regulations promulgated under the Code.

“Trust Account” means any accounts used solely to hold Trust Funds.

“Trust Funds” means, to the extent segregated from other assets of the Loan Parties in a segregated account that contains amounts comprised solely and exclusively of such Trust Funds, cash, cash equivalents or other assets comprised solely of (a) funds used for payroll and payroll taxes and other employee benefit payments to or for the benefit of such Loan Party’s employees,

(b) all taxes required to be collected, remitted or withheld (including federal and state withholding taxes) and (c) any other funds which the Loan Parties hold in trust or as an escrow or fiduciary for another person, which is not a Loan Party or a Restricted Subsidiary or an Affiliate thereof.

“Type” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Term SOFR Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the creation or perfection of security interests.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S.” means the United States of America.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Lender” means any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning assigned to it in Section 9.23.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B).

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Warrants” means one or more warrants to purchase an aggregate of 5.00% of all Capital Stock of the Borrower, on a fully diluted basis, to be entered into by the Borrower and the Lenders party to this Agreement on the Closing Date.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness; provided that the effects of any Prepayments made on such Indebtedness shall be disregarded in making such calculation.

“Wholly-Owned Subsidiary” of any Person means a direct or indirect subsidiary of such Person, 100% of the Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required by Requirements of Law to be owned by a resident of the relevant jurisdiction) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Withdrawal Liability” means the liability to any Multiemployer Plan as the result of a “complete” or “partial” withdrawal by the Borrower or any Restricted Subsidiary or any ERISA Affiliate from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or a part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligations in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., an “Initial Term Loan”) or by Type (e.g., a “Term Benchmark Loan” or an “ABR Loan”) or by Class and Type (e.g., a “Term Benchmark Initial Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Term Loan Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing”) or by Class and Type (e.g., a “Term Benchmark Initial Term Loan Borrowing”).

Section 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein or in any Loan Document (including any Loan Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified or extended, replaced or refinanced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications or extensions, replacements or refinancings set forth herein), (b) any reference to any Requirement of Law in any Loan Document shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law, (c) any reference herein or in any Loan Document to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein,” “hereof” and “hereunder,” and words of similar import, when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision hereof, (e) all references herein or in any Loan Document to Articles, Sections, clauses, paragraphs, Exhibits and Schedules shall be construed to refer to Articles, Sections, clauses and paragraphs of, and Exhibits and Schedules to, such Loan Document, (f) in the computation of periods of time in any Loan Document from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” mean “to but excluding” and the word “through” means “to and including” and (g) the words “asset” and “property,” when used in any Loan Document, shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights.

Section 1.04. Accounting Terms; GAAP.

(a) All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and, except as otherwise expressly provided herein, all terms of an accounting nature that are used in calculating the EBITDA, Total Debt to Equity Ratio, the Interest Coverage Ratio, Tangible Net Worth or Consolidated Total Assets shall be construed and interpreted in accordance with GAAP, as in effect from time to time; provided that

(i) If, at any time following the Closing Date, the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change in GAAP or in the application thereof (including the conversion to IFRS as described below), occurring or becoming effective after the Closing Date, on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then immediately as of such notice and until such notice shall have been withdrawn or such provision shall have been amended in accordance herewith, such provision shall be interpreted on the basis of GAAP as in effect and applied as if such change had not occurred or become effective; provided, further, that if such an amendment is requested by the Borrower or the Required Lenders, then the Borrower and the Administrative Agent shall negotiate in good faith to enter into an amendment of the relevant affected provisions (without the payment of any amendment or similar fee to the Lenders) to preserve the original intent thereof in light of such change in GAAP or the application thereof; and

(ii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (A) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value,” as defined therein and (B) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(b) [Reserved].

(c) Notwithstanding anything to the contrary contained in paragraph (a) above or in the definition of “Finance Lease,” regardless of GAAP as in effect at any applicable time, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute Finance Leases in conformity with GAAP as in effect on January 1, 2018 shall be considered Finance Leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

Section 1.05. [Reserved].

Section 1.06. Timing of Payment of Performance. When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

Section 1.07. Times of Day. Unless otherwise specified herein, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

Section 1.08. Currency Equivalents Generally.

(a) With respect to amounts denominated in currencies other than Dollars:

(i) For purposes of any determination under Article 1, Article 5, Article 6 (other than Section 6.13(a) and the calculation of compliance with any financial ratio for purposes of taking any action hereunder) or Article 7 with respect to the amount of any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition, Affiliate transaction or other transaction, event or circumstance, or any determination under any other provision of this Agreement (any of the foregoing, a “specified transaction”), in a currency other than Dollars, the Dollar Equivalent amount of a specified transaction in a currency other than Dollars shall be determined by the Borrower in good faith; provided, that (A) if any Indebtedness is incurred (and, if applicable, associated Lien granted) to refinance or replace other Indebtedness denominated in a currency other than Dollars, and the relevant refinancing or replacement would cause the applicable Dollar-denominated restriction to be exceeded if the Dollar Equivalent thereof were determined on the date of such refinancing or replacement, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Indebtedness (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of such Indebtedness being refinanced or replaced, except by an amount equal to (x) unpaid accrued interest, penalties and premiums (including tender premiums) thereon plus reasonable and customary fees and expenses (including upfront fees and original issue discount) incurred in connection with such refinancing or replacement and the Indebtedness being refinanced or replaced, (y) any existing commitments unutilized thereunder and (z) additional amounts permitted to be incurred under Section 6.01, and (B) for the avoidance of doubt, no Default or Event of Default shall occur or be deemed to have occurred solely as a result of a change in the rate of currency exchange occurring after the time of any specified transaction so long as such specified transaction was permitted at the time incurred, made, acquired, committed, entered or declared as set forth above.

(ii) For purposes of Section 6.13(a) and the calculation of compliance with any financial ratio for purposes of taking any action hereunder, on any relevant date of determination, amounts denominated in currencies other than Dollars shall be translated into Dollars at the applicable rate of currency exchange used in preparing the financial statements delivered pursuant to Sections 5.01(a) or (b) (or, prior to the first such delivery, the financial statements referred to in Section 3.04), as applicable, for the relevant Test Period and will, with respect to any Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of any Hedge Agreement permitted hereunder in respect of currency exchange risks with respect to the applicable currency in effect on the date of determination for the Dollar Equivalent amount of such Indebtedness. Notwithstanding the foregoing or anything to the contrary herein, to the extent that the Borrower would not be in compliance with Section 6.13(a) if any Indebtedness denominated in a currency other than Dollars were to be translated into Dollars on the basis of the applicable rate of currency exchange used in preparing the financial statements for the relevant Test Period, but would be in compliance with Section 6.13(a) if such Indebtedness that is denominated in a currency other than in Dollars were instead translated into Dollars on the basis of the average relevant rate of currency exchange over such Test Period (taking into account the currency translation effects, determined in accordance with GAAP, of any Hedge Agreement permitted hereunder in respect of currency exchange risks with respect to the applicable currency in effect on the date of determination for the Dollar Equivalent amount of such Indebtedness), then, solely for purposes of compliance with Section 6.13(a), the Total Debt to Equity Ratio as of the last day of such Test Period shall be calculated on the basis of such average relevant rate of currency exchange.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as agreed by the Administrative Agent and the Borrower to appropriately reflect a change in currency of any country and any relevant market convention or practice relating to such change in currency.

Section 1.09. [Reserved].

Section 1.10. Certain Calculations and Tests.

(a) For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including pro forma compliance with Section 6.13(a) hereof, any Total Debt to Equity Ratio test and/or the amount of Consolidated Total Assets), such financial ratio or test shall be calculated at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall occur or be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after such calculation.

(b) [Reserved].

(c) [Reserved].

(d) The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the entire stated principal amount thereof notwithstanding any contrary treatment under GAAP.

(e) [Reserved].

(f) With respect to Designated Revolving Commitments (to the extent loans funded under such Designated Revolving Commitments would constitute Indebtedness) (i) except for purposes of determining actual compliance with Section 6.13(a), such Designated Revolving Commitments will be deemed an incurrence of Indebtedness on the date of the establishment thereof and will be deemed outstanding for purposes of calculating compliance with the Financial Covenants and the availability of any baskets hereunder and (ii) commencing on the date such Designated Revolving Commitments are established after giving pro forma effect to the incurrence of the entire committed amount of the Indebtedness thereunder (but without netting any cash proceeds thereof), and so long as such incurrence is permitted hereunder on such date of establishment, such committed amount under such Designated Revolving Commitments may thereafter be borrowed (and reborrowed, if applicable), in whole or in part, from time to time, without further compliance with any basket or financial ratio or test under this Agreement.

(g) Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Financial Officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

Section 1.11. Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Article 2

THE CREDITS

Section 2.01. Commitments.

(a) Subject to the terms and conditions set forth herein, each Initial Term Lender severally, and not jointly, agrees to make an Initial Term Loan to the Borrower on the Closing Date in Dollars in a principal amount equal to its Initial Term Loan Commitment. Amounts paid or prepaid in respect of the Initial Term Loans may not be reborrowed.

Section 2.02. Loans and Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Term Benchmark Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Term Benchmark Loans by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement, (ii) such Term Benchmark Loan shall be deemed to have been made and held by such Lender, and the obligation of the Borrower to repay such Term Benchmark Loan shall nevertheless be to such Lender for the account of such domestic or foreign branch or Affiliate of such Lender and (iii) in exercising such option, such Lender shall use commercially reasonable efforts to minimize increased costs to the Borrower resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.15 shall apply); provided, further, that no such domestic or foreign branch or Affiliate of such Lender shall be entitled to any greater indemnification under Section 2.17 in respect of any U.S. federal withholding tax with respect to such Term Benchmark Loan than that to which the applicable Lender was entitled on the date on which such Loan was made (except in connection with any indemnification entitlement arising as a result of any Change in Law after the date on which such Loan was made).

(c) At the commencement of each Interest Period for any Term Benchmark Loan, such Term Benchmark Borrowing shall comprise an aggregate principal amount that is an integral multiple of $50,000 and not less than $250,000. Each ABR Borrowing when made shall be in a minimum principal amount of $50,000 and in an integral multiple of $50,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of six different Interest Periods in effect for Term Benchmark Borrowings at any time outstanding (or such greater number of different Interest Periods as the Administrative Agent may agree from time to time).

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not, nor shall it be entitled to, request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable to the relevant Loans.

Section 2.03. Requests for Borrowings. Each Term Loan Borrowing (other than a Borrowing pursuant to Section 2.22), each conversion of Term Loans from one Type to the other, and each continuation of Term Benchmark Loans shall be made upon notice by the Borrower to the Administrative Agent. Each such notice must be in the form of a written Borrowing Request, completed and signed by a Responsible Officer of the Borrower and must be received by the Administrative Agent (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) not later than 3:00 p.m. on the third (3rd) Business Day prior to the requested date of any Borrowing of Term Loans (or such later time as is reasonably acceptable to the Administrative Agent).

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise each Lender of the details and amount of any Loan to be made as part of the relevant requested Borrowing (x) in the case of any ABR Borrowing, on the same Business Day of receipt of a Borrowing Request in accordance with this Section or (y) in the case of any Term Benchmark Borrowing, no later than one Business Day following receipt of a Borrowing Request in accordance with this Section.

Section 2.04. [Reserved].

Section 2.05. [Reserved].

Section 2.06. [Reserved].

Section 2.07. Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder not later than 2:00 p.m. (or, to the extent such Term Loans are requested after 11:00 a.m. but before 3:00 p.m. on the date of the applicable Borrowing, 4:00 p.m.), in each case on the Business Day specified in the applicable Borrowing Request by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s respective Applicable Percentage. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to the account designated in the relevant Borrowing Request or as otherwise directed by the Borrower.

(b) Unless the Administrative Agent has received notice from any Lender that such Lender will not make available to the Administrative Agent such Lender’s share of any Borrowing prior to the proposed date of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if any Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is actually received by the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to Loans comprising such Borrowing at such time. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing and the obligation of the Borrower to repay the Administrative Agent such corresponding amount pursuant to this Section 2.07(b) shall cease. If the Borrower pays such amount to the Administrative Agent, the amount so paid shall constitute a repayment of such Borrowing by such amount. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower or any other Loan Party may have against any Lender as a result of any default by such Lender hereunder.

Section 2.08. Type; Interest Elections.

(a) Each Borrowing shall initially be of the Type specified in the applicable Borrowing Request and, in the case of any Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert any Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.08. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders based upon their Applicable Percentages and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section 2.08, the Borrower shall deliver an Interest Election Request, completed and signed by a Responsible Officer of the Borrower, of the applicable election to the Administrative Agent; provided that, in each case under this Section

2.08(b), such Interest Election Request must be received by the Administrative Agent (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) not later than (i) 1:00 p.m. three Business Days prior to the requested day of any Borrowing, conversion or continuation of Term Benchmark Loans and (ii) 1:00 p.m. on the requested date of any Borrowing of ABR Loans (or, in each case, such later time as is reasonably acceptable to the Administrative Agent); provided, however, that if the Borrower wishes to request Term Benchmark Loans having an Interest Period of other than one or three month(s) in duration as provided in the definition of “Interest Period,” (A) the applicable notice from the Borrower must be received by the Administrative Agent not later than 1:00 p.m. four Business Days prior to the requested date of the relevant Borrowing, conversion or continuation (or such later time as is reasonably acceptable to the Administrative Agent), whereupon the Administrative Agent shall give prompt notice to the appropriate Lenders of such request and determine whether the requested Interest Period is available to them and (B) not later than 12:00 noon three Business Days before the requested date of the relevant Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower whether or not the requested Interest Period is available to the appropriate Lenders.

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(c) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(d) If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, such Borrowing shall be converted at the end of such Interest Period to an ABR Borrowing. Notwithstanding anything to the contrary herein, if an Event of Default exists and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as such Event of Default exists (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, each Term Benchmark Borrowing shall be converted to an ABR Borrowing at the end of the then-current Interest Period applicable thereto.

Section 2.09. Termination of Commitments. Unless previously terminated, the Initial Term Loan Commitments shall automatically terminate upon the making of the Initial Term Loans on the Closing Date.

Section 2.10. Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to repay the outstanding principal amount of the Initial Term Loans and any Protective Advance Term Loans to the Administrative Agent for the account of each Term Lender on or before the Maturity Date, in an amount equal to the principal amount of the Initial Term Loans and any Protective Advance Term Loans outstanding on such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain the Register in accordance with Section 9.05(b)(iv), and shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraphs (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any manifest error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement; provided, further, that in the event of any inconsistency between the accounts maintained by the Administrative Agent pursuant to paragraph (c) of this Section and any Lender’s records, the accounts of the Administrative Agent shall govern.

(e) Any Lender may request that any Loan made by it be evidenced by a Promissory Note. In such event, the Borrower shall prepare, execute and deliver a Promissory Note to such Lender payable to such Lender and its registered assigns; it being understood and agreed that such Lender (and/or its applicable assign) shall be required to return such Promissory Note to the Borrower in accordance with Section 9.05(b)(iii) and upon the occurrence of the Termination Date (or as promptly thereafter as practicable). If any Lender loses the original copy of its Promissory Note, it shall execute an affidavit of loss containing an indemnification provision reasonably satisfactory to the Borrower.

Section 2.11. Prepayment of Loans.

(a) Optional Prepayments.

(i) Upon prior notice in accordance with paragraph (a)(ii) of this Section, the Borrower shall have the right at any time and from time to time to prepay any Borrowing of Term Loans of one or more Classes (such Class or Classes to be selected by the Borrower in its sole discretion) in whole or in part without premium or penalty (but subject (A) to Section 2.12(c) and (B) if applicable, to Section 2.16). Each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages of the relevant Class.

(ii) The Borrower shall notify the Administrative Agent in writing of any prepayment under this Section 2.11(a) not later than 4:30 p.m. on the day of prepayment (or such later time as to which the Administrative Agent may reasonably agree). Each such notice shall specify the prepayment date and the principal amount of each Borrowing or portion thereof or each relevant Class to be prepaid. Promptly following receipt of any such notice relating to any Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in the amount specified in the applicable prepayment notice. Each prepayment of Term Loans shall be applied to the Class or Classes of Term Loans specified in the applicable prepayment notice and consistent with the requirements hereof.

(b) Mandatory Prepayments.

(i) No later than the fifth (5th) Business Day following the receipt of Net Proceeds in respect of any Material Event of Default Asset Sale, the Borrower shall apply an amount equal to 100% of such Net Proceeds to prepay the outstanding principal amount of Term Loans then subject to prepayment requirements in accordance with clause (vi) below.

(ii) In the event that the Borrower or any of its Restricted Subsidiaries receives Net Proceeds from the issuance or incurrence of Indebtedness by the Borrower or any of its Restricted Subsidiaries after the Closing Date (other than Indebtedness that is permitted to be incurred under this Agreement including Section 6.01, except to the extent the relevant Indebtedness constitutes Indebtedness incurred to refinance all or a portion of any Class of Term Loans pursuant to Section 6.01 permitted thereby), the Borrower shall, promptly upon (and in any event not later than five Business Days thereafter) the receipt thereof of such Net Proceeds by the Borrower or its applicable Restricted Subsidiary, apply an amount equal to 100% of such Net Proceeds to prepay the outstanding principal amount of the relevant Class or Classes of Term Loans in accordance with clause (v) below.

(iii) In the event that the Borrower or any of its Restricted Subsidiaries receives any Cure Amount, the Borrower shall, promptly upon (and in any event not later than two (2) Business Days thereafter) the receipt thereof of such Cure Amount by the Borrower or its applicable Restricted Subsidiary, apply an amount equal to the Cure Amount to prepay the outstanding principal amount of the relevant Class or Classes of Term Loans in accordance with clause (v) below.

(iv) On the sixtieth (60th) day following the Closing Date, if [***] has not been joined as a Subsidiary Guarantor under the applicable Loan Documents, the Borrower shall apply an amount equal to $15,000,000 to prepay the outstanding principal amount of the Term Loans in accordance with clause (vi) below.

(v) Except as otherwise contemplated by this Agreement, each mandatory prepayment of applicable Term Loans pursuant to this Section 2.11(b) shall be applied ratably to each Class and Type of Term Loans then outstanding which is pari passu with the Initial Term Loans in right of payment and with respect to security (provided that any prepayment of applicable Term Loans with the Net Proceeds of any Refinancing Indebtedness shall be applied to the applicable Class and Type of Term Loans being refinanced or replaced). Each such prepayment shall be paid to the applicable Term Lenders in accordance with their respective Applicable Percentage of the applicable Class.

(vi) Prepayments made under this Section 2.11(b) shall be (A) accompanied by accrued interest as required by Section 2.13, (B) subject to Section 2.16 and (C) subject to Section 2.12(c), but shall otherwise be without premium or penalty.

Section 2.12. Fees.

(a) The Borrower agrees to pay to the Administrative Agent, for its own account, the annual administration fee as set forth in the Closing Payments Letter and any fee that may be separately agreed in writing between the Borrower and the Administrative Agent.

(b) All fees payable hereunder shall be paid on the dates due, in Dollars and in immediately available funds, to the Administrative Agent. Fees paid shall not be refundable under any circumstances except, as to the annual administration fee payable to the Administrative Agent, as otherwise provided in the written agreement referred to in clause (a) above. Fees payable hereunder shall accrue through and including the last day of the month immediately preceding the applicable fee payment date.

(c) Upon the earlier of the date the Term Loans are repaid in full and the Maturity Date, in addition to any principal, interest, fees or other amounts payable under the Loan Documents, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Lenders, a payment equal to an amount necessary to meet the Minimum MOIC Amount with respect to the aggregate Term Loans (including any Protective Advance Term Loans) (the “Exit Fee”). To the extent the MOIC on the aggregate Term Loans exceeds the Minimum MOIC Amount, the Exit Fee on the Term Loans shall be zero. The Exit Fee shall be fully earned on the Closing Date and due and payable immediately upon the earliest of (x) the date the Term Loans are repaid in full, (y) the Maturity Date and (z) the acceleration (or deemed acceleration) of the Term Loans pursuant to Article 7 hereof; provided that if a Protective Advance Term Loan is repaid as part of a cure of an Event of Default under Section 7.01(l) hereof, the Exit Fee which would apply to such repaid Protective Advance Term Loan shall be paid on the date of such cure repayment.

(d) Unless otherwise indicated herein, all computations of fees shall be made on the basis of a 360-day year and shall be payable for the actual days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of a fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.13. Interest.

(a) The Term Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Term Loans comprising each Term Benchmark Borrowing shall bear interest at the Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing but in all cases subject to Section 9.05(f), during the occurrence and continuance of any Event of Default, the entire amount of the Obligations hereunder shall, to the fullest extent permitted by applicable Requirements of Law, after as well as before judgment, bear interest at a rate per annum equal to (i) in the case of principal and interest of any Term Loan, 2.00% plus the rate otherwise applicable to such Term Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% plus the rate applicable to Term Loans that are ABR Loans as provided in paragraph (a) of this Section.

(d) Accrued interest on each Term Loan shall be payable in arrears on each Interest Payment Date for such Term Loan and on the Maturity Date applicable to such Loan; provided that (A) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (B) in the event of any repayment or prepayment of any Term Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any Term Benchmark Loans prior to the end of the current Interest Period therefor, accrued interest on such Term Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Term SOFR Rate or Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Interest shall accrue on each Loan for the day on which the Loan is made and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

Section 2.14. Alternate Rate of Interest.

(a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.14, if:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Term SOFR Rate or the Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall promptly give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the

Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.14 with respect to a Term Benchmark Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, such Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute an ABR Loan.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right, in consultation with the Borrower, to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly provided pursuant to this Section 2.14 (and any corresponding defined terms).

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to an ABR Borrowing. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to such Term Benchmark Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.14, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute an ABR Loan.

Section 2.15. Increased Costs.

(a) If any Change in Law:

(i) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Term SOFR Rate);

(ii) subjects any Lender to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on or with respect to its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) imposes on any Lender or the London interbank market any other condition (other than Taxes) affecting this Agreement or Term Benchmark Loans made by any Lender;

and the result of any of the foregoing is to increase the cost to the relevant Lender of making or maintaining any Term Benchmark Loans (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) in respect of any Term Benchmark Loans in an amount deemed by such Lender to be material, then, within 30 days after the Borrower’s receipt of the certificate contemplated by paragraph (c) of this Section, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered; provided that the Borrower shall not be liable for such compensation if (x) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto, (y) such Lender invokes Section 2.20 or (z) in the case of requests for reimbursement under clause (iii) above resulting from a market disruption, (A) the relevant circumstances are not generally affecting the banking market or (B) the applicable request has not been made by Lenders constituting Required Lenders. Notwithstanding the foregoing, in no event shall Borrower be required to compensate Lender or any holder of the Loan for any Taxes described in clauses (b) through (f) of the definition of “Excluded Taxes”, whether or not attributable to payments made by Borrower.

(b) If any Lender determines that any Change in Law regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law other than due to Taxes (taking into consideration such Lender’s policies of general applicability and the policies of general applicability of such Lender’s holding company with respect to capital adequacy), then within 30 days of receipt by the Borrower of the certificate contemplated by paragraph (c) of this Section the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Any Lender requesting compensation under this Section 2.15 shall be required to deliver a certificate to the Borrower that (i) sets forth the amount or amounts necessary to compensate such Lender or the holding company thereof, as applicable, as specified in paragraph (a) or (b) of this Section, (ii) sets forth, in reasonable detail, the manner in which such amount or amounts were determined and (iii) certifies that such Lender is generally charging such amounts to similarly situated borrowers, which certificate shall be conclusive absent manifest error.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided, however that the Borrower shall not be required to compensate a Lender pursuant to this

Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16. Break Funding Payments. Subject to Section 9.05(f), in the event of (a) the conversion or prepayment of any principal of any Term Benchmark Loans other than on the last day of an Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), (b) the failure to borrow, convert, continue or prepay any Term Benchmark Loans on the date or in the amount specified in any notice delivered pursuant hereto or (c) the assignment of any Term Benchmark Loans of any Lender other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense actually incurred by such Lender that is attributable to such event (other than loss of profit). In the case of a Term Benchmark Loans, the loss, cost or expense of any Lender (other than loss of profit) shall be the amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred at the Term SOFR Rate that would have been applicable to such Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the eurodollar market; it being understood that such loss, cost or expense shall in any case exclude any interest rate floor and all administrative, processing or similar fees. Any Lender requesting compensation under this Section 2.16 shall be required to deliver a certificate to the Borrower that (A) sets forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, the basis therefor and, in reasonable detail, the manner in which such amount or amounts were determined and (B) certifies that such Lender is generally charging the relevant amounts to similarly situated borrowers, which certificate shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

Section 2.17. Taxes.

(a) All payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable Requirements of Law. If any applicable Requirement of Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax in respect of any such payment, then (i) if such Tax is an Indemnified Tax, the amount payable by the applicable Loan Party shall be increased as necessary so that after all required deductions or withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 2.17) each Lender (or, in the case of any payment made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent shall make such deductions or withholdings and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(b) In addition, without duplication of other amounts payable by the Borrower under Section 2.17, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(c) The Borrower shall indemnify the Administrative Agent and each Lender within 10 days after receipt of the certificate described in the succeeding sentence, for the full amount of any Indemnified Taxes payable or paid by the Administrative Agent or such Lender, other than any penalties determined by a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of the Administrative Agent or such Lender as applicable (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17), and, in each case, any reasonable expenses arising therefrom or with respect thereto, whether or not correctly or legally imposed or asserted, provided that if the Borrower reasonably believes that such Taxes were not correctly or legally asserted, the Administrative Agent or such Lender, as applicable, will, at the request of the Borrower, use commercially reasonable efforts to cooperate with the Borrower to obtain a refund of such Taxes (which, if obtained, shall be repaid to the Borrower to the extent provided in Section 2.17(g)) so long as such efforts would not, in the sole determination of the Administrative Agent or such Lender, result in any additional out-of-pocket costs or expenses not reimbursed by such Loan Party or be otherwise materially disadvantageous to the Administrative Agent or such Lender. In connection with any request for reimbursement under this Section 2.17(c), the relevant Lender or the Administrative Agent, as applicable, shall deliver a certificate to the Borrower setting forth, in reasonable detail, the basis and calculation of the amount of the relevant payment or liability, which shall be conclusive absent manifest error.

(d) [Reserved].

(e) As soon as practicable after any payment of any Taxes pursuant to this Section 2.17 by any Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued, if any, by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment that is reasonably satisfactory to the Administrative Agent.

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of any withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation as the Borrower or the Administrative Agent may reasonably request to permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (f)(ii)(A), (ii)(B) and (ii)(D) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided to the Administrative Agent pursuant to this Section 2.17(f).

(ii) Without limiting the generality of the foregoing,

(A) each U.S. Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed original copies of IRS Form W-9 (or any successor forms) certifying that such Lender is exempt from U.S. federal backup withholding;

(B) each Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of any Foreign Lender claiming the benefits of an income tax treaty to which the U.S. is a party, two executed original copies of IRS Form W-8BEN or W-8BEN-E, as applicable (or any successor forms, as applicable), establishing any available exemption from, or reduction of, U.S. federal withholding Tax;

(2) two executed original copies of IRS Form W-8ECI (or any successor forms);

(3) in the case of any Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (x) two executed original copies of a certificate substantially in the form of Exhibit N-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) two executed original copies of IRS Form W-8BEN or W-8BEN-E, as applicable (or any successor forms, as applicable); or

(4) to the extent any Foreign Lender is not the beneficial owner (e.g., where the Foreign Lender is a partnership or participating Lender), two executed original copies of IRS Form W-8IMY (or any successor forms), accompanied by

IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E (or any successor forms, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit N-2, Exhibit N-3 or Exhibit N-4, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit N-3 on behalf of such direct or indirect partner(s);

(C) each Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed original copies of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to any Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation as is prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

For the avoidance of doubt, if a Lender is an entity disregarded from its owner for U.S. federal income tax purposes, references to the foregoing documentation are intended to refer to documentation with respect to such Lender’s regarded owner and, as applicable, such Lender.

Each Lender agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect (including any specific documentation required above in this Section 2.17(f)), it shall deliver to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

Notwithstanding anything to the contrary in this Section 2.17(f), no Lender shall be required to provide any documentation that such Lender is not legally eligible to deliver.

(g) If the any party determines, in its sole discretion, exercised in good faith, that it has received a refund (whether received in cash or applied as a credit against any cash taxes of the same type payable) of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay over such refund to the indemnifying party (but only to the extent of indemnity payments made, or additional amounts paid, by the indemnifying party under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the indemnified party (including any Taxes imposed with respect to such refund), and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the indemnifying party, upon the request of the indemnified party, agrees to repay the amount paid over to the indemnifying party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the indemnified party in the event the indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to the indemnifying party pursuant to this paragraph (g) to the extent that the payment thereof would place the indemnified party in a less favorable net after-Tax position than the position that indemnified party would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.17 shall not be construed to require the indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the relevant Loan Party or any other Person.

(h) Delay in Requests. The Borrower shall not be required to compensate a Lender or Administrative Agent pursuant to this Section 2.17 for any taxes or related costs suffered more than nine months prior to the date that such Lender or Administrative Agent, as the case may be, notifies the Borrower of such taxes or related costs, and of such Lender’s or Administrative Agent’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such taxes or related costs is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(i) Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(j) On or before the date the Administrative Agent becomes a party to this Agreement, the Administrative Agent shall deliver to Borrower whichever of the following is applicable: (i) if the Administrative Agent is a “United States person” within the meaning of Section 7701(a)(30) of the Code, two executed original copies of IRS Form W-9 certifying that such Administrative Agent is exempt from U.S. federal backup withholding or (ii) if the Administrative Agent is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, (A) with respect to payments received for its own account, two executed original copies of IRS Form W-8ECI and (B) with respect to payments received on account of any Lender, two executed original copies of IRS Form W-8IMY (together with all required accompanying documentation) certifying that the

Administrative Agent is a U.S. branch and may be treated as a “United States person” for purposes of applicable U.S. federal withholding Tax. At any time thereafter, the Administrative Agent shall provide updated documentation previously provided (or a successor form thereto) when any documentation previously delivered has expired or become obsolete or invalid or otherwise upon the reasonable request of the Borrower. Notwithstanding anything to the contrary in this Section 2.17(j), the Administrative Agent shall not be required to provide any documentation that the Administrative Agent is not legally eligible to deliver as a result of a Change in Law after the Closing Date.

(k) For the avoidance of doubt, for purposes of this Section 2.17, the term “applicable Requirements of Law” includes FATCA.

(l) Borrower, Lenders and the Administrative Agent agree that, solely for U.S. federal income tax purposes, the Term Loans and the Warrants are issued as part of an investment unit within the meaning of Treasury Regulations Section 1.1273-2(h). The Term Loans and the Warrants are not considered a unit for any other purpose. The parties hereto agree that, for U.S. federal income tax purposes, the investment in the Term Loans and the Warrants pursuant to this Agreement shall be allocable to the Term Loans and the Warrants based on the relative fair market value of the Term Loans and the Warrants, and Borrower shall consult in good faith with Administrative Agent to determine such allocation and shall provide such allocation to Lenders as soon as reasonably practicable following the issuance of the Term Loans and each Lender and each other party to this Agreement shall use such allocation for purposes of calculating the “issue price” of the investment unit consisting of the Term Loans and the Warrants.

Section 2.18. Payments Generally; Allocation of Proceeds; Sharing of Payments.

(a) Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 3:00 p.m. on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated by the Administrative Agent to the Borrower, except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Person or Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Except as provided in Sections 2.19(b) and 2.20, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans of a given Class and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type (and of the same Class) shall be allocated pro rata among the Lenders in accordance with their respective Applicable Percentages of the applicable Class. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount. All payments hereunder shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b) Subject, if applicable, in all respects to the provisions of any intercreditor agreement in effect at such time, all proceeds of Collateral received by the Administrative Agent while an Event of Default is continuing and all or any portion of the Loans have been accelerated hereunder pursuant to Section 7.01, shall be applied, first, to the payment of all out-of-pocket costs and expenses then due incurred by the Administrative Agent in connection with any collection, sale or realization on Collateral or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all out-of-pocket court costs and the fees and expenses of agents and reasonable expenses of legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other out-of-pocket costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document, second, on a pro rata basis, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent (other than those covered in clause first above) from the Borrower constituting Secured Obligations, third, on a pro rata basis in accordance with the amounts of the Secured Obligations (other than contingent indemnification obligations for which no claim has yet been made) owed to the Secured Parties on the date of any such distribution, to the payment in full of the Secured Obligations, and fourth, to, or at the direction of, the Borrower or as a court of competent jurisdiction may otherwise direct.

(c) If any Lender obtains payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in respect of any principal of or interest on any of its Loans of any Class held by it resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class and accrued interest thereon than the proportion received by any other Lender with Loans of such Class, then the Lender receiving such greater proportion shall purchase (for Cash at face value) participations in the Loans of such Class and of other Lenders of such Class at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by any Lender as consideration for the assignment of or sale of a participation in any of its Loans to any permitted assignee or participant, including any payment made or deemed made in connection with Section 9.05. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.18(c) and will, in each case, notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.18(c) shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. For purposes of subclause (c) of the definition of “Excluded Taxes,” a Lender that acquires a participation pursuant to this Section 2.18(c) shall be treated as having acquired such participation on the earlier date(s) on which such Lender acquired the applicable interest(s) in the Commitment(s) and/or Loan(s) to which such participation relates.

(d) Unless the Administrative Agent has received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lender the amount due. In such event, if the Borrower has not in fact made such payment, then each Lender severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender fails to make any payment required to be made by it pursuant to Section 2.07(b) or Section 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.19. Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15 or such Lender determines it can no longer make or maintain Term Benchmark Loans pursuant to Section 2.20, or any Loan Party is required to pay any additional amount to or indemnify any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder affected by such event, or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future or mitigate the impact of Section 2.20, as the case may be, and (ii) would not subject such Lender to any unreimbursed out-of-pocket cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.15 or such Lender determines it can no longer make or maintain Term Benchmark Loans pursuant to Section 2.20, (ii) any Loan Party is required to pay any additional amount to or indemnify any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) [reserved] or (iv) in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender,” or “each Lender directly affected thereby” (or any other Class or group of Lenders other than the Required Lenders) with respect to which Required Lender consent (or the consent of Lenders holding Loans or Commitments of such Class or lesser group representing more than 50% of the sum of the total Loans and unused Commitments of such Class or lesser group at such time) has been obtained, as applicable, any Lender is a non-consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (x) terminate the applicable Commitments of such Lender, and repay all Obligations of the Borrower owing to such Lender relating to the applicable Loans and participations held by such Lender as of such termination date without premium or penalty, except as provided in Section 2.12(c) or (y) replace such Lender by requiring such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if any Lender accepts such assignment); provided that (A) such Lender has received payment of an amount equal to the outstanding principal amount of its Loans of such Class of Loans and/or Commitments, accrued interest thereon, accrued fees and all other amounts payable to it under any Loan Document with respect to such Class of Loans and/or Commitments, (B) in the case of any assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment would result in a reduction in such compensation or payments and (C) such assignment does not conflict with applicable Requirements of Law. No Lender shall be required to make any such assignment and delegation, and the Borrower may not repay the Obligations of such Lender or terminate its Commitments, if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender agrees that if it is replaced pursuant to this Section 2.19, it shall execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Promissory Note (if the assigning Lender’s Loans are evidenced by one or more Promissory Notes) subject to such Assignment and Assumption (provided that the failure of any Lender replaced pursuant to this Section 2.19 to execute an Assignment and Assumption or deliver any such Promissory Note shall not render such sale and purchase (and the corresponding assignment) invalid), such assignment shall be recorded in the Register, any such Promissory Note shall be deemed cancelled. Each Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, from time to time in the Administrative Agent’s discretion, with prior written notice to such Lender, to take any action and to execute any such Assignment and Assumption or other instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (b). To the extent that any Lender is replaced pursuant to Section 2.19(b)(iv) requiring payment of a fee pursuant to Section 2.12(c), the Borrower shall pay to each Lender being replaced the fee set forth in Section 2.12(c).

Section 2.20. [Reserved].

Section 2.21. [Reserved].

Section 2.22. Protective Advances.

(a) Within one (1) Business Day of receipt of a CRE Financing Margin Call (the “CRE Financing Cure Deadline”), the Borrower shall provide the Administrative Agent notice of its intention to satisfy (or to not satisfy) such CRE Financing Margin Call when due and payable with respect to the applicable CRE Financing.

(b) If the Borrower (i) fails to provide notice by the CRE Financing Cure Deadline, (ii) notifies the Administrative Agent that it does not intend to make a payment of Cash or Cash Equivalents or otherwise post additional collateral to satisfy in full such CRE Financing Margin Call or (iii) the Borrower has not provided reasonable supporting information to the Administrative Agent evidencing the satisfaction of such CRE Financing Margin Call by 10:00 a.m. (New York City time) on the required payment date under the terms of the applicable CRE Financing loan documents (in the case of this clause (b)(iii), a “Failed Margin Call Cure”), then in each of such case, the Lenders may, in their sole discretion, make additional term loans to the Borrower (“Protective Advance Term Loans” and such Lenders, the “Protective Advance Term Loan Lenders”) in such amount (after giving effect to the amount of the applicable margin satisfied by the Borrower) as is necessary to timely satisfy the applicable CRE Financing Margin Call (such amount, the “CRE Financing Cure Amount”). No Lender shall be obligated to provide any Protective Advance Term Loans to the Borrower and the determination to provide such Protective Advance Term Loans shall be within the sole and absolutely discretion and determination of such Lender.

(c) Each Protective Advance Term Loan Lender shall make each Protective Advance Term Loan by it hereunder not later than 2:00 p.m. on Business Day following the CRE Financing Cure Deadline (or, in the case of a Failed Margin Call Cure, by 12:00 p.m. (New York City time) on the required payment date under the terms of the applicable CRE Financing loan documents) by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s respective Applicable Percentage. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to the account designated in the relevant Borrowing Request or as otherwise directed by the Borrower.

(d) Upon receipt, the Borrower shall immediately apply the Net Proceeds of such Protective Advance Term Loans to post Cash or Cash Equivalents with respect to the applicable CRE Financing for which the CRE Financing Margin Call was delivered.

(e) All Protective Advance Term Loans shall constitute Obligations, shall be secured by the Collateral and shall be treated for all purposes as part of the Term Loans issued hereunder; provided, that if such Protective Advance Term Loans were issued pursuant to a Failed Margin Call Cure and the Borrower repays the Lenders the aggregate amount of such Protective Advance Term Loan on the same required payment date under the terms of the applicable CRE Financing loan documents, then such Protective Advance Term Loans shall not constitute Obligations or be treated as part of the Term Loans and shall not be subject to the Exit Fee pursuant to Section 2.12(c).

Article 3

REPRESENTATIONS AND WARRANTIES

On the Closing Date, the Borrower hereby represents and warrants to the Lenders that:

Section 3.01. Organization; Powers. The Borrower and each of its Restricted Subsidiaries (a) is (i) duly organized and validly existing and (ii) in good standing (to the extent such concept exists in the relevant jurisdiction) under the Requirements of Law of its jurisdiction of organization, (b) has all requisite organizational power and authority to own its assets and to carry on its business as now conducted and (c) is qualified to do business in, and is in good standing (to the extent such concept exists in the relevant jurisdiction) in, every jurisdiction where the ownership, lease or operation of its properties or conduct of its business requires such qualification, except, in each case referred to in this Section 3.01 (other than clause (a)(i) and clause (b) with respect to the Loan Parties) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.02. Authorization; Enforceability. The execution, delivery and performance of each Loan Document are within each applicable Loan Party’s corporate or other organizational power and have been duly authorized by all necessary corporate or other organizational action of such Loan Party. Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to the Legal Reservations.

Section 3.03. Governmental Approvals; No Conflicts. The execution and delivery of each Loan Document by each Loan Party thereto and the performance by such Loan Party thereof (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) in connection with the Perfection Requirements or (iii) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which could not be reasonably expected to have a Material Adverse Effect, (b) will not violate any (i) of such Loan Party’s Organizational Documents or (ii) Requirement of Law applicable to such Loan Party which violation, in the case of this clause (b)(ii), would reasonably be expected to have a Material Adverse Effect and (c) will not violate or result in a default under any material Contractual Obligation to which such Loan Party is a party which violation, in the case of this clause (c), would reasonably be expected to result in a Material Adverse Effect.

Section 3.04. Financial Condition; No Material Adverse Effect.

(a) The financial statements (i) of the Borrower for its fiscal year ended December 31, 2018 and (ii) after the Closing Date, most recently provided pursuant to Section 5.01(a) or (b), as applicable, present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower on a consolidated basis as of such dates and for such periods in accordance with GAAP, (x) except as otherwise expressly noted therein, (y) subject, in the case of quarterly financial statements, to the absence of footnotes and normal year-end adjustments and (z) except as may be necessary to reflect any differing entities and organizational structure prior to giving effect to the Transactions.

(b) Since December 31, 2024, other than to the extent publicly disclosed by the Borrower or disclosed in writing to the Administrative Agent, there has been no Material Adverse Effect.

Section 3.05. Properties.

(a) As of the Closing Date, Schedule 3.05 sets forth the address of each Real Estate Asset (or each set of such assets that collectively comprise one operating property) that is owned in fee simple by any Loan Party.

(b) The Borrower and each of its Restricted Subsidiaries have good and valid fee simple title to or rights to purchase, or valid leasehold interests as tenants in, or easements or other limited property interests in, all of their respective Real Estate Assets and have good title to their personal property and assets, in each case, except (i) for defects in title that do not materially interfere with their ability to conduct their business as currently conducted or to utilize such properties and assets for their intended purposes, (ii) where the failure to have such title would not reasonably be expected to have a Material Adverse Effect or (iii) Permitted Liens.

(c) The Borrower and its Restricted Subsidiaries own or otherwise have a license or right to use all Intellectual Property rights (“IP Rights”) used or held for use to conduct their respective businesses as presently conducted without, to the knowledge of any Responsible Officer of the Borrower, any infringement, dilution, violation or misappropriation of the IP Rights of third parties, except to the extent the failure to own or license or have rights to use would not, or where such infringement, dilution, violation or misappropriation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.06. Litigation and Environmental Matters.

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Responsible Officer of the Borrower, threatened in writing against or affecting the Borrower or any of its Restricted Subsidiaries which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Except for any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (i) neither the Borrower nor any of its Restricted Subsidiaries is subject to or has received notice of any Environmental Claim or Environmental Liability or knows of any basis for any Environmental Liability or Environmental Claim of the Borrower or any of its Restricted Subsidiaries and (ii) neither the Borrower nor any of its Restricted Subsidiaries has failed to comply with any Environmental Law or to obtain, maintain or comply with any Governmental Authorization, permit, license or other approval required under any Environmental Law.

(c) In the five-year period prior to the Closing Date, neither the Borrower nor any of its Restricted Subsidiaries has treated, stored, transported or Released any Hazardous Materials on, at, under or from any currently or formerly owned or leased real estate or facility in a manner that would reasonably be expected to have a Material Adverse Effect.

(d) The representations and warranties in this Section 3.06 are the sole representations and warranties of Borrower with respect to environmental matters, including Environmental Claims or matters arising under Environmental Law.

Section 3.07. Compliance with Laws The Borrower and each of its Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property, except, in each case where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; it being understood and agreed that this Section 3.07 shall not apply to the Requirements of Law covered by Section 3.17 below.

Section 3.08. Investment Company Status. No Loan Party is an “investment company” under the Investment Company Act of 1940.

Section 3.09. Taxes. The Borrower and each of its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it that are due and payable (including in its capacity as a withholding agent), except (a) Taxes (or any requirement to file Tax returns with respect thereto) that are being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.10. ERISA.

(a) Each Plan is in compliance in form and operation with its terms and with ERISA and the Code and all other applicable Requirements of Law, except where any failure to comply would not reasonably be expected to result in a Material Adverse Effect.

(b) No ERISA Event has occurred in the five-year period prior to the date on which this representation is made or deemed made and is continuing or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.

Section 3.11. Disclosure.

(a) As of the Closing Date, all reports, financial statements, certificates and other written information furnished by or on behalf of any Loan Party (other than the Projections, financial estimates, other forward-looking information and/or projected information and information of a general economic or industry-specific nature) to the Administrative Agent or the Initial Term Lenders in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or pursuant to any other Loan Document (the “Information”), when taken as a whole, did not or, solely with respect to any such Information relating to any CRE Loan or CRE Property that was not prepared by the Borrower or its Affiliates, to the Knowledge of the Borrower, did not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made (after giving effect to all supplements and updates thereto from time to time).

(b) The Projections have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time furnished (it being recognized that such Projections are as to future events and are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond the Borrower’s control, that no assurance can be given that any particular financial projections will be realized, that actual results may differ from projected results and that such differences may be material).

(c) As of the Closing Date, to the knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct in all respects.

Section 3.12. Solvency. As of the Closing Date and after giving effect to the Transactions and the incurrence of the Indebtedness and obligations being incurred in connection with this Agreement and the Transactions, (i) the sum of the debt (including contingent liabilities) of the Borrower and its Subsidiaries, taken as a whole, does not exceed the fair value of the assets (on a going concern basis) of the Borrower and its Subsidiaries, taken as a whole, as reasonably determined as of the Closing Date; (ii) the capital of the Borrower and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower and its Subsidiaries, taken as a whole, contemplated as of the Closing Date; and (iii) the Borrower and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they have or will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debt as they mature in the ordinary course of business.

Section 3.13. Subsidiaries. Schedule 3.13 sets forth, in each case as of the Closing Date, (a) a correct and complete list of the name of each subsidiary of the Borrower and the ownership interest therein held by the Borrower or its applicable Subsidiary, and (b) the type of entity of the Borrower and each of its Subsidiaries.

Section 3.14. Security Interest in Collateral. Subject to the terms of (i) the last paragraph of Section 4.01, (ii) any limitations and exceptions set forth in any Loan Documents, (iii) the Legal Reservations and (iv) the provisions of this Agreement and the other relevant Loan Documents, the Collateral Documents create legal, valid and enforceable Liens on all of the Collateral in favor of the Administrative Agent, for the benefit of itself and the other Secured Parties. Upon the satisfaction of any Perfection Requirements applicable under the terms of the Loan Documents, such Liens will constitute perfected Liens on the Collateral securing the Secured Obligations (with the priority that such Liens are expressed to have under the relevant Collateral Documents, subject to any permitted exception hereunder or under any Loan Document). Notwithstanding the foregoing, or any other contrary provision of this Agreement, or any other Loan Document, neither the Borrower nor any other Loan Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Capital Stock of any Foreign Subsidiary (other than Capital Stock and assets of Foreign Subsidiaries, if any, that are Guarantors), or as to the rights and remedies of the Administrative Agent or any Lender with respect thereto, under foreign Requirements of Law, (B) the enforcement of any security interest, or rights or remedies with respect to any Collateral that may be limited or restricted by, or require any consents, authorizations approvals or licenses under, any Requirement of Law or (C) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or enforceability of any pledge or security interest to the extent not required on the Closing Date pursuant to the last paragraph of Section 4.01 or otherwise until required pursuant to Section 5.12.

Section 3.15. [Reserved].

Section 3.16. Federal Reserve Regulations. No part of the proceeds of any Loan have been used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that results in a violation of the provisions of Regulation U or Regulation X.

Section 3.17. OFAC; PATRIOT ACT and FCPA.

(a) (i) None of the Borrower or any of its Subsidiaries or, to the knowledge of any Responsible Officer of the Borrower, any director, officer or employee of any of the foregoing is a Sanctioned Person; and (ii) the Borrower will not directly or, to the knowledge of any Responsible Officer of the Borrower, indirectly, use the proceeds of the Loans or otherwise make available such proceeds to any Person in violation of Sanctions.

(b) To the extent applicable, each Loan Party is in compliance, in all material respects, with the USA PATRIOT Act and the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto.

(c) Neither the Borrower nor any of its Subsidiaries nor, to the knowledge of any Responsible Officer of the Borrower, any director, officer or employee of the Borrower or any Subsidiary, has taken any action, directly or, to the knowledge of any Responsible Officer of the Borrower, indirectly, that would result in a material violation by any such Person of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), including making any offer, payment, promise to pay or authorization or approval of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in each case in contravention in any material respect of the FCPA and any applicable anti-corruption Requirement of Law of any Governmental Authority. The Borrower will not directly or, to the knowledge of any Responsible Officer of the Borrower, indirectly, use the proceeds of the Loans or otherwise make available such proceeds to any governmental official or employee, political party, official of a political party, candidate for public office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage in violation of the FCPA.

Article 4

CONDITIONS

Section 4.01. Closing Date. The obligations of each Lender to make Loans on the Closing Date shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received from each Loan Party, to the extent party thereto, (i) a counterpart signed by such Loan Party (or written evidence reasonably satisfactory to the Administrative Agent (which may include a copy transmitted by facsimile or other electronic method) that such party has signed a counterpart) of (A) this Agreement, (B) the Security Agreement, (C) each applicable Intellectual Property Security Agreement, (D) the Loan Guaranty and (E) each Promissory Note requested by a Lender at least three Business Days prior to the Closing Date and (ii) a Borrowing Request as required by Section 2.03 (and any such requirements may be waived or extended by the Administrative Agent).

(b) Legal Opinions. The Administrative Agent (or its counsel) shall have received, on behalf of itself and the Lenders on the Closing Date, a customary written opinion of (i) Ropes & Gray LLP, in its capacity as counsel for the Loan Parties and (ii) Venable LLP, in its capacity as local Maryland counsel for the Borrower, each dated as of the Closing Date and addressed to the Administrative Agent and the Lenders on the Closing Date.

(c) Secretary’s Certificate and Good Standing Certificates. The Administrative Agent (or its counsel) shall have received (i) a certificate of each Loan Party, dated the Closing Date and executed by a secretary, assistant secretary or other Responsible Officer thereof, which shall (A) certify that (x) attached thereto is a true and complete copy of the certificate or articles of incorporation, formation or organization of such Loan Party, as applicable, certified by the relevant authority of its jurisdiction of organization, which certificate or articles of incorporation, formation or organization of such Loan Party, as applicable, have not been amended (except as attached thereto) since the date reflected thereon, (y) attached thereto is a true and correct copy of the by-laws or operating, management, partnership or similar agreement of such Loan Party, as applicable, together with all amendments thereto as of the Closing Date and such by-laws or operating, management, partnership or similar agreement are in full force and effect and (z) attached thereto is a true and complete copy of the resolutions or written consent, as applicable, of its board of directors, board of managers, sole member, manager or other applicable governing body authorizing the execution and delivery of the Loan Documents, which resolutions or consent have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect, and (B) identify by name and title and bear the signatures of the officers, managers, directors or authorized signatories of such Loan Party, as applicable, authorized to sign the Loan Documents to which such Loan Party, as applicable, is a party and (ii) a good standing (or equivalent) certificate for such Loan Party, as applicable, from the relevant authority of its jurisdiction of organization, dated as of a recent date.

(d) Representations and Warranties. The representations and warranties of the Borrower set forth in Article 3 hereof and the representations and warranties of the applicable Loan Parties set forth in the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date; provided that (A) in the case of any representation which expressly relates to a given date or period, such representation shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be and (B) if any representation is qualified by or subject to a “material adverse effect,” “material adverse change” or similar term or qualification, such representation shall be true and correct in all respects.

(e) Fees. Prior to or substantially concurrently with the funding on the Closing Date of the Initial Term Loans hereunder, the Administrative Agent shall have received (i) all fees required to be paid by the Borrower on the Closing Date as separately agreed among the Borrower and the

Administrative Agent and (ii) all expenses required to be paid by the Borrower for which invoices have been presented at least three (3) Business Days prior to the Closing Date or such later date to which the Borrower may agree (including the reasonable fees and expenses of legal counsel required to be paid), in each case on or before the Closing Date, which amounts may be offset against the proceeds of the Loans.

(f) Solvency. The Administrative Agent (or its counsel) shall have received a certificate in substantially the form of Exhibit O from the chief financial officer (or other officer with reasonably equivalent responsibilities) of the Borrower dated as of the Closing Date and certifying as to the matters set forth therein.

(g) Perfection Certificate. The Administrative Agent (or its counsel) shall have received a completed Perfection Certificate dated the Closing Date and signed by a Responsible Officer of each Loan Party, together with all attachments contemplated thereby.

(h) Pledged Capital Stock and Pledged Material Debt Instruments. Subject to the final paragraph of this Section 4.01, the Administrative Agent (or its counsel) shall have received (i) the certificates representing the Capital Stock, if any, required to be delivered on the Closing Date pursuant to the Security Agreement, together with an undated stock power or similar instrument of transfer for each such certificate endorsed in blank by a duly authorized officer of the pledgor thereof, and (ii) for each Material Debt Instrument (if any) (x) if such Material Debt Instrument is not physically held with Borrower’s (or its Subsidiaries’) custodian, endorsed (without recourse) in blank (or accompanied by a transfer form endorsed in blank) by the pledgor thereof and (y) if such Material Debt Instrument is physically held with Borrower’s (or its Subsidiaries’) custodian, a Custodian Agreement (as defined in the Security Agreement) between such custodian and the Administrative Agent.

(i) Filings Registrations and Recordings. Subject to the final paragraph of this Section 4.01, each document (including any UCC (or similar) financing statement) required by any Collateral Document or under applicable Requirements of Law to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral required to be delivered pursuant to such Collateral Document, which, if applicable, shall be in proper form for filing, registration or recordation.

(j) KYC. (i) No later than three Business Days in advance of the Closing Date, the Administrative Agent shall have received all documentation and other information reasonably requested with respect to any Loan Party in writing by any Initial Term Lender at least ten Business Days in advance of the Closing Date, which documentation or other information is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Closing Date, any Lender that has requested, in a written notice to the Borrower at least ten (10) days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

(k) Officer’s Certificate. The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying satisfaction of the conditions precedent set forth in Section 4.01(d) and (p).

(l) Amendment No. 1 to Management Agreement. The Administrative Agent shall have received a true and complete copy of the Amendment No. 1 to the Management Agreement, in form and substance reasonably acceptable to the Administrative Agent and the Lenders.

(m) Warrants. The Borrower shall have issued, and each Lender shall have received its Applicable Percentage of, the Warrants.

(n) Organizational Documents. The bylaws of the Borrower shall be amended as set forth in Exhibit H hereto, which shall be in form and substance reasonably acceptable to the Administrative Agent and the Lenders.

(o) Closing Payments Letter. The Administrative Agent shall have received a true and complete copy of the Closing Payments Letter.

(p) No Default. No Default or Event of Default exists, or would result from, the proposed Borrowing.

For purposes of determining whether the conditions specified in this Section 4.01 have been satisfied on the Closing Date, by funding the Loans hereunder, the Administrative Agent and each Lender shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or such Lender, as the case may be.

Notwithstanding the foregoing, to the extent that the Lien on any Collateral is not or cannot be provided, created or perfected on the Closing Date (other than, to the extent required herein or in the other Loan Documents, the creation and perfection of a Lien on Collateral that is of the type that may be perfected by (a) the filing of a UCC-1 financing statement under the UCC and (b) delivery of any certificated Capital Stock included in the Collateral (together with a stock power or similar instrument endorsed in blank for the relevant certificate)), in each case after the Borrower’s use of commercially reasonably efforts to do so without undue burden or expense, then the provision, creation and/or perfection of such Lien shall not constitute a condition precedent to the availability or initial funding of the Term Facility on the Closing Date but shall be delivered to the extent required under Section 5.15.

Article 5

AFFIRMATIVE COVENANTS

From the Closing Date until the date on which all Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts and payment Obligations (other than (i) contingent indemnification obligations for which no claim or demand has been made and (ii) Secured Hedging Obligations under any Hedge Agreements as to which arrangements reasonably satisfactory to the applicable counterparty have been made) have been paid in full in Cash (such date, the “Termination Date”), the Borrower hereby covenants and agrees with the Lenders that:

Section 5.01. Financial Statements and Other Reports. The Borrower will deliver to the Administrative Agent for delivery by the Administrative Agent, subject to Section 9.05(f), to each Lender:

(a) Quarterly Financial Statements.

(i) Within 45 days after the end of the first three (3) Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter ending March 31, 2026 the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of operations (or income) and cash flows of Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and setting forth, in reasonable detail, in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification (which may be included in the applicable Compliance Certificate) with respect thereto.

(b) Annual Financial Statements. Within 90 days after the end of each Fiscal Year ending after the Closing Date, (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of operations (or income), changes in equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Year and setting forth, in reasonable detail, in comparative form the corresponding figures for the previous Fiscal Year and (ii) with respect to such consolidated financial statements, an opinion thereon of an independent certified public accountant of recognized national standing (provided that such opinion shall not be subject to a qualification as to the scope of such audit or “going concern” statement, or similar qualification or explanatory note (except (A) as resulting from the anticipated or actual Default of any financial covenant or (B) the upcoming maturity of any Indebtedness within one year of the date such opinion is deliver)), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrower for, and as of the end of, such Fiscal Year in conformity with GAAP (such report and opinion, a “Conforming Accounting Report”);

(c) Compliance Certificate and Narrative Reports. Together with each delivery of financial statements of the Borrower and its subsidiaries pursuant to Sections 5.01(a) and (b), (i) a narrative report with respect to such quarter or year reasonably similar to the quarterly communications provided to the Borrower’s stockholders as of the date of this Agreement or, if the Borrower becomes a reporting company under the Securities Exchange Act of 1934, as amended, quarterly and annual reports consistent with those required under such Act and (ii) a duly executed and completed Compliance Certificate;

(d) CRE Financing Reports. Reasonably promptly following delivery or receipt thereof, copies of all reports, amendments, compliance certificates, default notices, waivers, summaries or reporting in respect of underlying assets or properties delivered or received in connection with any CRE Financing;

(e) Notice of Default or Event of Default. Reasonably promptly upon any Responsible Officer of the Borrower obtaining actual knowledge of any Default or Event of Default, a reasonably-detailed notice specifying the nature and period of existence of such event and what action the Borrower has taken, is taking and/or proposes to take with respect thereto;

(f) Notice of Litigation. Reasonably promptly upon any Responsible Officer of the Borrower obtaining actual knowledge of (i) the institution of, or threat of, any Adverse Proceeding not previously disclosed in writing by the Borrower to the Administrative Agent, or (ii) any material development in any Adverse Proceeding that, in the case of either of clauses (i) or (ii), would reasonably be expected to have a Material Adverse Effect, written notice thereof from the Borrower together with such other non-privileged information as may be reasonably available to the Loan Parties to enable the Lenders to evaluate such matters;

(g) ERISA. Reasonably promptly upon any Responsible Officer of the Borrower obtaining actual knowledge of the occurrence of any ERISA Event that would reasonably be expected to have a Material Adverse Effect, a written notice specifying the nature thereof;

(h) CRE Financing Margin Call. Promptly (and, in any event, within one (1) Business Day of receipt thereof) written notice of the Borrower or any Restricted Subsidiary receiving a CRE Financing Margin Call with respect to any CRE Financing together with a copy of such notice;

(i) Information Regarding Collateral. Reasonably promptly (and, in any event, within 60 days of the relevant change) written notice of any change (i) in any Loan Party’s legal name, (ii) in any Loan Party’s type of organization, (iii) in any Loan Party’s jurisdiction of organization, together with a certified copy of the applicable Organizational Document reflecting the relevant change or (iv) in the scheduled expiration of the Borrower’s existence in accordance with its Organizational Documents;

(j) Annual Collateral Verification. Together with the delivery of each Compliance Certificate provided with the financial statements required to be delivered pursuant to Section 5.01(b), a Perfection Certificate Supplement (or confirmation that there have been no changes in such information since the Closing Date or the most recent Perfection Certificate Supplement provided);

(k) Certain Reports. If Borrower or any Restricted Subsidiaries are required by the Exchange Act to file statements with the SEC, promptly upon their becoming available and without duplication of any obligations with respect to any such information that is otherwise required to be delivered under the provisions of any Loan Document, copies of all special reports and registration statements which the Borrower or any Restricted Subsidiary files with the SEC or any analogous Governmental Authority or with any national securities exchange, as the case may be (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8);

(l) Other Information. Such other certificates, reports and information (financial or otherwise) as the Administrative Agent may reasonably request from time to time regarding the financial condition or business of the Borrower and its Restricted Subsidiaries; provided, however, that none of the Borrower or any Restricted Subsidiary shall be required to disclose or provide any information (i) that constitutes non-financial trade secrets or non-financial proprietary information of the Borrower or any of its subsidiaries or any of their respective borrowers, tenants or other occupants, joint venture partners, customers and/or suppliers, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives) is prohibited by applicable Requirements of Law, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product, (iv) in respect of which the Borrower or any Restricted Subsidiary owes confidentiality obligations to any third party (provided such confidentiality obligations were not entered into in contemplation of the requirements of this Section 5.01(l)) or (v) to the extent applicable, which the Borrower or any Restricted Subsidiary is not reasonably able to obtain with respect to any obligor under any CRE Loan or tenant or other occupant under any CRE Property; and

(m) KYC Information. Promptly following any request therefor, solely to the extent actually required to comply with such laws at such time, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation, in each case, solely to the extent actually required to comply with such rules and regulations at such time.

Documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower (or a representative thereof) (x) posts such documents or (y) provides a link thereto at http://www.clarosmortgage.com/; provided that, other than with respect to items required to be delivered pursuant to Section 5.01(k) above, the Borrower shall promptly notify (which notice may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents at http://www.clarosmortgage.com/ and provide to the Administrative Agent by electronic mail electronic versions of such documents; (ii) on which such documents are delivered by the Borrower to the Administrative Agent for posting on behalf of the Borrower on IntraLinks/SyndTrak or another relevant website (the “Platform”), if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); (iii) on which such documents are faxed to the Administrative Agent (or electronically mailed to an address provided by the Administrative Agent); or (iv) in respect of the items required to be delivered pursuant to Sections 5.01(a), 5.01(b) and 5.01(k) above in respect of information filed by the Borrower with any securities exchange or with the SEC or any analogous governmental or private regulatory authority with jurisdiction over matters relating to securities (including in Form 10-Q Reports and Form 10-K reports), on which such items have been made available on the SEC website or the website of the relevant analogous governmental or private regulatory authority or securities exchange. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

Notwithstanding the foregoing, the obligations referred to in Section 5.01(a) and/or 5.01(b) may be satisfied by filing the Borrower’s Form 10-K or 10-Q, as applicable, with the SEC or any securities exchange, in each case, within the time periods specified in Sections 5.01(a) or 5.01(b), as applicable (and the public filing of such report with the SEC or such securities exchange shall constitute delivery thereof for purposes of Section 5.01(a) and 5.01(b), as applicable).

Any financial statement required to be delivered pursuant to Section 5.01(a) or (b) shall not be required to include acquisition accounting adjustments relating to any Investment or other transaction permitted under this Agreement, in each case, to the extent it is not practicable to include any such adjustments in such financial statement.

Section 5.02. Existence. Except as otherwise permitted under Section 6.07, the Borrower will, and the Borrower will cause each of its Restricted Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights, franchises, licenses and permits in the normal conduct of its business that are material to its business except, other than with respect to the preservation of the existence of the Borrower, to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect; provided that neither the Borrower nor any of the Borrower’s Restricted Subsidiaries shall be required to preserve any such existence (other than with respect to the preservation of existence of the Borrower), right, franchise, license or permit if a Responsible Officer of such Person or such Person’s board of directors (or similar governing body) determines that the preservation thereof is no longer desirable in the conduct of the business of such Person.

Section 5.03. Payment of Taxes. The Borrower will, and the Borrower will cause each of its Restricted Subsidiaries to, timely pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income or businesses or franchises; provided, however, that no such Tax need be paid if (a) it is being contested in good faith by appropriate proceedings, so long as adequate reserves or other appropriate provisions, as are required in conformity with GAAP, have been made therefor or (b) failure to pay or discharge the same would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.04. Maintenance of Properties. The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation excepted, all property reasonably necessary to the normal conduct of business of the Borrower and its Restricted Subsidiaries (other than CRE Properties) and from time to time will make or cause to be made all needed and appropriate repairs, renewals and replacements thereof except as expressly permitted by this Agreement where the failure to maintain such properties or make such repairs, renewals or replacements would not reasonably be expected to have a Material Adverse Effect.

Section 5.05. Insurance. Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, the Borrower will maintain or cause to be maintained, with financially sound and reputable insurers that the Borrower believes (in the good faith and judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed, such insurance coverage with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Borrower and its Restricted Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons; provided that notwithstanding the foregoing, in no event will the Borrower or any Restricted Subsidiary be required to obtain or maintain (a) flood insurance (except to the extent required by applicable law) and/or (b) insurance that is more restrictive than its normal course of practice. Each such policy of insurance (excluding, for the avoidance of doubt, any business interruption insurance policy) shall, subject to Section 5.15 hereof, (i) in the case of each general liability policy in favor of any Loan Party, name the Administrative Agent on behalf of the Secured Parties as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy in favor of any Loan Party with respect to any Collateral, to the extent available from the relevant insurance carrier, contain a lenders’ loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties as the lenders’ loss payee thereunder.

Section 5.06. Inspections. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit any authorized representative designated by the Administrative Agent to visit and inspect any of the properties owned or leased by the Borrower and any of its Restricted Subsidiaries at which the principal financial records and executive officers of the applicable Person are located, to inspect and copy its and their respective financial and accounting records, and to discuss its and their respective affairs, finances and accounts with its and their Responsible Officers and independent public accountants at the expense of the Borrower (provided that the Borrower (or any of its subsidiaries) may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at reasonable times during normal business hours; provided that (a) only the Administrative Agent on behalf of the Lenders may exercise the rights of the Administrative Agent and the Lenders under this Section 5.06 and (b) except as expressly set forth in the proviso below during the continuance of an Event of Default, the Administrative Agent shall not exercise such rights more often than one time during any calendar year; provided, further, that when an Event of Default exists and is continuing, the Administrative Agent (or any of its representatives) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice; provided, further, that notwithstanding anything to the contrary herein, neither the Borrower nor any Restricted Subsidiary shall be required to disclose, permit the inspection, examination or making of copies of or taking abstracts from, or discuss any document, information, or other matter (A) that constitutes non-financial trade secrets or non-financial proprietary information of the Borrower and its Subsidiaries and/or any of its borrowers, tenants or other occupants, joint venture partners, customers and/or suppliers, (B) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives or contractors) is prohibited by applicable Requirements of Law, (C) that is subject to attorney-client or similar privilege or constitutes attorney work product or (D) in respect of which the Borrower or any Restricted Subsidiary owes confidentiality obligations to any third party (provided such confidentiality obligations were not entered into in contemplation of the requirements of this Section 5.06).

Section 5.07. Maintenance of Book and Records. The Borrower will, and will cause its Restricted Subsidiaries to, maintain proper books of record and account containing entries of all material financial transactions and matters involving the assets and business of the Borrower and its Restricted Subsidiaries that are (or, with respect to any such information relating to any CRE Loan or CRE Property that was not prepared by the Borrower or its Affiliates (including the Manager), to the Knowledge of the Borrower are) full, true and correct in all material respects and permit the preparation of consolidated financial statements in accordance with GAAP.

Section 5.08. Compliance with Laws. The Borrower will comply, and will cause each of its Restricted Subsidiaries to comply, with the requirements of all applicable Requirements of Law (including ERISA and all Environmental Laws), except to the extent the failure of the Borrower or the relevant Restricted Subsidiary to comply would not reasonably be expected to have a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with FCPA, OFAC, the USA PATRIOT Act and other applicable anti-money laundering and anti-terrorism laws and applicable Sanctions in all material respects.

Section 5.09. Environmental.

(a) Environmental Disclosure. The Borrower will deliver to the Administrative Agent as soon as practicable following the sending or receipt thereof by any Responsible Officer of the Borrower, written notice of (A) any Environmental Claim that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (B) any Release required to be reported by the Borrower or any of its Restricted Subsidiaries to any federal, state or local governmental or regulatory agency or other Governmental Authority that reasonably would be expected to have a Material Adverse Effect, (C) any request made to the Borrower or any of its Restricted Subsidiaries for information from any governmental agency that suggests such agency is investigating whether the Borrower or any of its Restricted Subsidiaries may be potentially responsible for any Hazardous Materials Activity which is reasonably expected to have a Material Adverse Effect and (D) subject to the limitations set forth above in the proviso in Section 5.01(l), such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this Section 5.09(a).

(b) Hazardous Materials Activities. Subject to the rights of tenants or other occupants of any CRE Property and obligors of any CRE Loan, the Borrower shall promptly take, and shall cause each of its Restricted Subsidiaries promptly to take, any and all actions reasonably necessary to (i) cure any violation of applicable Environmental Laws by the Borrower or its Restricted Subsidiaries, and address with appropriate corrective or remedial action any known Release or threatened Release of Hazardous Materials at or from any Facility, in each case, that would reasonably be expected to have a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against the Borrower or any of its Restricted Subsidiaries in their individual capacities and discharge any obligations it may have to any Person thereunder, in each case, where failure to do so would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.10. [Reserved].

Section 5.11. Use of Proceeds. The Borrower shall use the proceeds of the Initial Term Loans to refinance the Existing Facility and to finance working capital needs and other general corporate purposes of the Borrower and for any other purpose not prohibited by the terms of the Loan Documents, including the payment of Transaction Costs. The Borrower shall use the proceeds of any Protective Advance Term Loans to satisfy any CRE Financing Margin Call.

Section 5.12. Covenant to Guarantee Obligations and Give Security.

(a) Upon (i) the formation or acquisition after the Closing Date of any Restricted Subsidiary that is otherwise not an Excluded Subsidiary, including as a result of a Division, (ii) any Restricted Subsidiary that is a Domestic Subsidiary ceasing to be an Excluded Subsidiary or (iii) the designation of a Discretionary Guarantor, on or before the date that is 45 days of such event described in clauses (i) through (iii) above the Borrower shall cause such Restricted Subsidiary (other than any Excluded Subsidiary) to comply with the requirements set forth in clause (a) of the definition of “Collateral and Guarantee Requirement”.

(b)

(i) Within one hundred and twenty (120) days of (A) the Closing Date (with respect to any Material Real Estate Asset owned by a Loan Party on the Closing Date) and (B) the date of acquisition by any Loan Party of a Material Real Estate Asset, in each case, other than any Excluded Asset (or such longer period as the Administrative Agent may reasonably agree), the Borrower shall cause such Loan Party to comply with the requirements set forth in clause (b) of the definition of “Collateral and Guarantee Requirement” (it being understood and agreed that with respect to any Material Real Estate Asset owned by any Restricted Subsidiary at the time such Restricted Subsidiary is required to become a Loan Party under Section 5.12(a) above, such Material Real Estate Asset shall be deemed to have been acquired by such Restricted Subsidiary on the last day of the time period within which such Restricted Subsidiary becomes a Loan Party under Section 5.12(a)).

(ii) Upon the occurrence and during the continuance of an Event of Default or otherwise within twelve (12) months of (A) the Closing Date (with respect to any Specified Jurisdiction Material Real Estate Asset owned by a Loan Party on the Closing Date) and (B) the date of acquisition by any Loan Party of any Specified Jurisdiction Material Real Estate Asset, in each case, other than any Excluded Asset (or such longer period as the Administrative Agent may reasonably agree), the Borrower shall cause such Loan Party to comply with the requirements set forth in clause (b) of the definition of “Collateral and Guarantee Requirement” (it being understood and agreed that with respect to any Specified Jurisdiction Material Real Estate Asset owned by any Restricted Subsidiary at the time such Restricted Subsidiary is required to become a Loan Party under Section 5.12(a) above, such Specified Jurisdiction Material Real Estate Asset shall be deemed to have been acquired by such Restricted Subsidiary on the last day of the time period within which such Restricted Subsidiary becomes a Loan Party under Section 5.12(a)).

(iii) Notwithstanding anything to the contrary herein, if the Borrower delivers to the Administrative Agent a notice that the Borrower has commenced a Bona Fide Sale Process in respect of any Material Real Estate Asset or Specified Jurisdiction Material Real Estate Asset for which the requirements set forth in clause (b) of the definition of “Collateral and Guarantee Requirements” have not been satisfied, so long as the Borrower does not have Knowledge of any facts or circumstances that suggest such sale of such Material Real Estate or Specified Jurisdiction Material Real Estate, as applicable, will not be consummated within four

(4) months, then the time periods set forth in clauses (i) and (ii) shall be extended by a period of up to four (4) months.

(c) Within sixty (60) days after the Closing Date, the Borrower shall enter into and shall cause the depository with respect to the Specified Accounts to enter into a springing control agreement with respect to the Specified Accounts in form and substance reasonably acceptable to the Administrative Agent; provided that such springing control agreement shall only provide “control” to the Administrative Agent upon the occurrence and during the continuation of an Event of Default and the Administrative Agent hereby agrees not to exercise such control unless such Event of Default has not been remedied, cured or waived within five (5) Business Days of the occurrence thereof and at any time the Administrative Agent has “control” over the Specified Accounts, the Administrative Agent will permit and will comply with any instruction from the Borrower to distribute funds necessary for the Borrower to maintain its REIT Status.

(d) Notwithstanding anything to the contrary herein or in any other Loan Document, it is understood and agreed that:

(i) the Administrative Agent may grant extensions of time (at any time, including after the expiration of any relevant period, which will be retroactive) for the creation and perfection of security interests in or other deliverables with respect to, particular assets or the provision of any Loan Guaranty by any Restricted Subsidiary (in connection with assets acquired, or Restricted Subsidiaries formed or acquired after the Closing Date), and each Lender hereby consents to any such extension of time,

(ii) any Lien required to be granted from time to time pursuant to the definition of “Collateral and Guarantee Requirement” shall be subject to the exceptions and limitations set forth in the Collateral Documents,

(iii) [Reserved],

(iv) no Loan Party shall be required to seek any landlord lien waiver, bailee letter, estoppel, warehouseman waiver or other collateral access or similar letter or agreement;

(v) no Loan Party will be required to (A) take any action outside of the U.S. in order to create or perfect any security interest in any asset located outside of the U.S., (B) execute any foreign law security agreement, pledge agreement, mortgage, deed or charge or (C) make any foreign intellectual property filing, conduct any foreign intellectual property search or prepare any foreign intellectual property schedule;

(vi) in no event will the Collateral include any Excluded Asset,

(vii) no action shall be required to perfect any Lien with respect to (1) any vehicle or other asset subject to a certificate of title, (2) letter-of-credit rights, (3) [reserved] and/or (4) the Capital Stock of any Person that is not a Subsidiary, in each case except to the extent that a security interest therein can be perfected by filing a Form UCC-1 (or similar) financing statement under the UCC,

(viii) any joinder or supplement to any Loan Guaranty, any Collateral Document and/or any other Loan Document executed by any Restricted Subsidiary that is required to become a Loan Party pursuant to Section 5.12(a) above may, with the consent of the Administrative Agent (not to be unreasonably withheld or delayed), include such schedules (or updates to schedules) as may be necessary to ensure that any representation or warranty is true and correct to the extent required thereby or by the terms of any other Loan Document, and

(ix) any time periods to comply with the foregoing Section 5.12(a) shall not apply to Discretionary Guarantors;

provided that clauses (iii), (v) and (vi) shall not apply to the Capital Stock or assets of a Foreign Discretionary Guarantor that becomes a Guarantor pursuant to the last sentence of the definition of “Guarantor.”

Section 5.13. Reserved.

Section 5.14. Further Assurances. Promptly upon request of the Administrative Agent and subject to the limitations described in Section 5.12:

(a) Subject to the rights of tenants or other occupants of any CRE Property and obligors of any CRE Loan (in each case, to the extent such rights were not created in contemplation of the requirements of this Section 5.14(a)), the Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements, instruments, certificates, notices and acknowledgments and take all such further actions (including the filing and recordation of financing statement, fixture filings, Mortgages and/or amendments thereto and other documents), that may be required under any applicable Requirements of Law and which the Administrative Agent may reasonably request to ensure the creation, perfection and priority of the Liens created or intended to be created under the Collateral Documents, all at the expense of the relevant Loan Parties.

(b) The Borrower will, and will cause each other Loan Party to (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts (including notices to third parties), deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to ensure the creation, perfection and priority of the Liens created or intended to be created under the Collateral Documents.

Section 5.15. Post-Closing Covenant. The Loan Parties shall comply with their obligations described in Schedule 5.15, in each case, within the applicable periods of time specified in such Schedule with respect to the relevant item (or such longer periods as the Administrative Agent may agree in its reasonable discretion).

Section 5.16. Board Rights.

(a) The Required Lenders shall have the right to appoint two (2) individuals that qualify as independent under the relevant standards of the New York Stock Exchange and are reasonably satisfactory to the Borrower to act in a non-voting, non-fiduciary capacity as observers to the board of directors of the Borrower (the “Borrower Board” and each observer, a “Board Observer” and together, the “Board Observers”). The Borrower shall deliver notice of any meeting of the Borrower Board or its committees to each Board Observer substantially concurrent with the delivery of notice to other members of the Borrower Board and shall permit each Board Observer to attend any such meeting and shall provide to each Board Observer all information provided to the members of the Borrower Board or any of its committees (including minutes of previous meetings of the Borrower Board or such committees); provided, that for the avoidance of doubt, the presence or absence of the Board Observers shall be disregarded for purposes of any quorum requirements at any meeting of the Borrower Board or any committee thereof; provided, further that (i) neither Board Observer shall be entitled to vote on any matter submitted to the Borrower Board or any of its committees or to offer any motions or resolutions to the Borrower Board or such committees; and (ii) the Borrower Board may withhold information or materials from either Board Observer and exclude each Board Observer from any meeting or portion thereof (x) if (as reasonably determined in good faith by the Borrower Board) access to such information or materials or attendance at such meeting would (A) adversely affect the attorney-client or work product privilege between the Borrower and its counsel or (B) is required to avoid any disclosure that is restricted by any agreement with another Person or (y)(A) when the Administrative Agent, its Affiliates, any Lender, the Loan Documents or the Obligations are the subject matter under discussion or (B) when such board materials or discussion relate directly to any Loan Party’s relationship, contractual or otherwise, with the Administrative Agent, its Affiliates or the Lenders or any actual or potential transactions between or involving any Loan Party and the Administrative Agent, its Affiliates or the Lenders. For the avoidance of doubt, neither Board Observer (x) shall constitute a member of any Borrower Board committee or (y) shall be entitled to any rights other than those provided by this Section 5.16. The Board Observers shall be required to comply with confidentiality obligations, insider trading and corporate governance policies applicable to the Borrower Board and shall be required to sign a customary board observer agreement in that respect. For the avoidance of doubt, upon the Termination Date, all of the Board Observer rights shall terminate automatically.

(b) Upon the occurrence and during the continuance of a Material Event of Default, the size of the Borrower Board shall automatically be increased by two and each of the current Board Observers shall automatically be elected directors to fill the vacancies created by such increase (after such election, each a “Designated Director” and together the “Designated Directors”). If, at the time of a Material Event of Default, there are less than two Board Observers then serving, the Board Observer then serving (if any) shall be elected to fill one of the vacancies created by such increase, and upon the appointment and qualification of such additional Board Observers such that the total number of Board Observers appointed at any time is two, the additionally appointed Board Observers shall automatically be elected to the Board to fill the remaining vacancy or vacancies. Any vacancies created pursuant to this Section 5.16(b) shall only be filled by individuals who qualify as Board Observers. The Designated Directors shall have the same voting rights and shall be subject to the same standard of conduct as the other directors of the Borrower Board.

(c) Promptly following the Loan Parties obtaining actual knowledge of the occurrence and continuance of a Material Event of Default, a committee of the Borrower’s Board shall be automatically formed (the “Restructuring Committee”) comprised of each Designated Director and one additional director of the Borrower Board chosen by a majority vote of the directors then serving on the Borrower Board who are not Designated Directors. If at any time while the Restructuring Committee exists, the Material Event of Default has been cured or waived or the Termination Date occurs, the Restructuring Committee shall be dissolved, the terms of office of the Designated Directors shall expire immediately and the remaining directors shall constitute the directors of the Borrower Board, provided that, such individuals shall continue to serve in their capacities as Board Observers. Upon the expiration of the terms of the Designated Directors, the parties hereto acknowledge that the number of directors will be immediately reduced by two to eliminate the directorships of the Designated Directors. The Required Lenders and Designated Directors shall promptly take all actions as shall be necessary to cause the immediate removal or resignation of such individuals from the Borrower Board.

(d) On the 90th day following the Material Event of Default giving rise to the formation of the Restructuring Committee, to the extent that the related Material Event of Default has not been cured or waived, and so long as the Termination Date has not occurred, the Restructuring Committee shall provide a recommendation (the “Restructuring Committee Recommendation”) to the Borrower Board with respect to whether or not the Borrower should terminate the Manager in accordance with the terms of the Management Agreement.

(e) Within two (2) full Business Days of receipt of the Restructuring Committee Recommendation, the Borrower Board shall convene a meeting of the Borrower Board. Within three (3) Business Days after such meeting of the Borrower Board, the Borrower Board shall notify the Restructuring Committee of its decision with respect to the Restructuring Committee Recommendation.

(f) If the Restructuring Committee Recommendation is to terminate the Manager and the Borrower Board accepts the Restructuring Committee Recommendation and authorizes the termination of the Manager, the Borrower Board shall notify the Manager of such termination promptly in accordance with the terms of the Management Agreement. Notwithstanding anything to the contrary herein, if the Borrower Board elects to terminate the Manager, the Borrower Board shall retain the right, in its sole discretion, to appoint another manager to serve as the Manager of the Borrower.

(g) If the Restructuring Committee Recommendation is to terminate the Manager and the Borrower Board rejects the Restructuring Committee Recommendation (a “Material Event of Default Disposition Trigger”), then the Loan Parties, in consultation with the Manager and the Administrative Agent, shall Dispose of CRE Loans and CRE Properties in a commercially reasonable manner with the timing and methodology for any such Dispositions to be reasonably acceptable to the Borrower Board and in compliance with Maryland law. Any such Disposition of CRE Loans or CRE Properties after a Material Event of Default Disposition Trigger shall constitute a “Material Event of Default Asset Sale”.

Article 6

NEGATIVE COVENANTS

From the Closing Date and until the Termination Date, the Borrower covenants and agrees with the Lenders that:

Section 6.01. Indebtedness. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except:

(a) the Obligations (including any Protective Advance Term Loans);

(b) Indebtedness of the Borrower to any Restricted Subsidiary and/or of any Restricted Subsidiary to the Borrower and/or any other Restricted Subsidiary (x) reasonably necessary to consummate or comply with any CRE Loan or CRE Financing, (y) in connection with any Permitted Tax Structuring; or (z) otherwise in the ordinary course of business; provided, that any Indebtedness of any Loan Party owed to any Restricted Subsidiary that is not a Loan Party must be expressly subordinated to the Obligations of such Loan Party on terms that are reasonably acceptable to the Administrative Agent (including pursuant to an Intercompany Note);

(c) customary funding obligations, commitments and guarantees of funding obligations and commitments or other credit support in connection with any Permitted CRE Asset and/or related CRE Financing;

(d) Indebtedness arising from any agreement providing for indemnification, adjustment of purchase price or similar obligations (including contingent earn-out obligations) incurred in connection with any Disposition permitted hereunder, any acquisition permitted hereunder or consummated prior to the Closing Date and not in contemplation thereof or any other purchase of assets or Capital Stock, and Indebtedness arising from guarantees, letters of credit, bank guarantees, surety bonds, performance bonds or similar instruments securing the performance of the Borrower or any such Restricted Subsidiary pursuant to any such agreement;

(e) Indebtedness of the Borrower and/or any Restricted Subsidiary (i) pursuant to tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, surety, stay, customs, appeal, performance and/or return of money bonds or other similar obligations incurred in the ordinary course of business and (ii) in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments to support any of the foregoing items;

(f) Indebtedness of the Borrower and/or any Restricted Subsidiary in respect of commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with Cash management and Deposit Accounts, including incentive, supplier finance or similar programs;

(g) (i) guarantees by the Borrower and/or any Restricted Subsidiary of the obligations of suppliers, customers and licensees in the ordinary course of business, (ii) Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower and/or any Restricted Subsidiary to pay the deferred purchase price of assets, goods, services, or progress payments in connection with such goods and services and (iii) Indebtedness in respect of letters of credit, bankers’ acceptances, bank guaranties or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business;

(h) guarantees by the Borrower and/or any Restricted Subsidiary of Indebtedness or other obligations of the Borrower or any Restricted Subsidiary with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01 or other obligations not prohibited by this Agreement; provided that in the case of any Guarantee by any Loan Party of the obligations of any non-Loan Party, the related Investment is permitted under Section 6.06;

(i) Indebtedness of the Borrower and/or any Restricted Subsidiary existing, or pursuant to commitments existing, on the Closing Date and, to the extent in excess of $2,000,000 individually or $5,000,000 in the aggregate, described on Schedule 6.01(i);

(j) [reserved];

(k) Indebtedness of the Borrower and/or any Restricted Subsidiary consisting of obligations owing under incentive, supply, license or similar agreements entered into in the ordinary course of business;

(l) Indebtedness of the Borrower and/or any Restricted Subsidiary consisting of (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business and/or (iii) obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business;

(m) so long as no Event of Default has occurred and is continuing at the time such Indebtedness is incurred, Indebtedness to finance capital expenditures with respect to CRE Properties and at such time the aggregate outstanding principal amount of the Term Loans is less than the Principal Threshold;

(n) [reserved];

(o) Indebtedness consisting of promissory notes issued by the Borrower or any Restricted Subsidiary to any stockholder of the Borrower or any current or former director, officer, employee, member of management, manager or consultant of the Borrower or any Subsidiary (or their respective Immediate Family Members) to finance the purchase or redemption of Capital Stock of the Borrower permitted by Section 6.04(a);

(p) Indebtedness refinancing, refunding or replacing any Indebtedness permitted under clauses (a), (i), (m), and (u) of this Section 6.01 (“Refinancing Indebtedness”) and any subsequent Refinancing Indebtedness in respect thereof; provided that:

(i) the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness being refinanced, refunded or replaced, except by (A) an amount equal to unpaid accrued interest, penalties and premiums (including tender premiums) thereon plus underwriting discounts, other reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant refinancing, refunding or replacement and the related refinancing transaction, (B) an amount equal to any existing commitments unutilized thereunder and (C) additional amounts permitted to be incurred pursuant to this Section 6.01 (provided that (x) any additional Indebtedness referenced in this clause (C) satisfies the other applicable requirements of this definition (with additional amounts incurred in reliance on this clause (C) constituting a utilization of the relevant basket or exception pursuant to which such additional amount is permitted) and (y) if such additional Indebtedness is secured, the Lien securing such Indebtedness satisfies the applicable requirements of Section 6.02),

(ii) other than in the case of Refinancing Indebtedness with respect to clauses (i), (m), and (u), such Indebtedness has (A) a final maturity equal to or later than (and, in the case of revolving Indebtedness, does not require mandatory commitment reductions, if any, prior to) the earlier of (x) the Maturity Date and (y) the final maturity of the Indebtedness being refinanced, refunded or replaced and (B) other than with respect to revolving Indebtedness, such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the lesser of (x) the remaining Weighted Average Life to Maturity of the Indebtedness being refinanced, refunded or replaced (without giving effect to any Prepayments thereof) and (y) the remaining Weighted Average Life to Maturity of the outstanding Term Loans at such time,

(iii) [reserved],

(iv) in the case of Refinancing Indebtedness with respect to Indebtedness permitted under clauses (m), and (u) of this Section 6.01, the incurrence thereof shall be without duplication of any amounts outstanding in reliance on the relevant clause, and

(v) (A) such Indebtedness, if secured, is secured only by Permitted Liens at the time of such refinancing, refunding or replacement (it being understood that secured Indebtedness may be refinanced with unsecured Indebtedness), and, to the extent the Liens securing such Indebtedness were contractually subordinated at time of such refinancing to the Liens on the Collateral securing the Term Loans, the Liens securing such Indebtedness either constitute Permitted Liens (other than pursuant to Section 6.02(k)) or are subordinated to the Liens on the Collateral securing the Term Loans on terms not materially less favorable (as reasonably determined by the Borrower), taken as a whole, to the Lenders than those applicable to the Liens securing the Indebtedness being refinanced, refunded or replaced, taken as a whole, or set forth in, or otherwise subject to, a market intercreditor agreement reasonably acceptable to the Administrative Agent, (B) such Indebtedness is incurred by the obligor or obligors in respect of the Indebtedness being refinanced, refunded or replaced, except to the extent otherwise permitted pursuant to Section 6.01, (C) if the Indebtedness being refinanced, refunded or replaced was expressly contractually subordinated to the Obligations in right of payment, (x) such Indebtedness is contractually subordinated to the Obligations in right of payment, or (y) if not contractually subordinated to the Obligations in right of payment, the purchase, defeasance, redemption, repurchase, repayment, refinancing or other acquisition or retirement of such Indebtedness is permitted under Section 6.04(b) (other than Section 6.04(b)(i) and (D) to the extent such Indebtedness being refinanced is all or a portion of the Obligations, such Refinancing Indebtedness, if secured, may only be secured on a junior basis to the Obligations and subject to an intercreditor agreement that is acceptable to the Administrative Agent;

(q) [reserved];

(r) [reserved];

(s) Indebtedness of the Borrower and/or any Restricted Subsidiary under any Derivative Transaction not entered into for speculative purposes;

(t) Indebtedness of the Borrower and/or any Restricted Subsidiary representing (i) deferred compensation to current or former directors, officers, employees, members of management, managers, and consultants of the Borrower and/or any Restricted Subsidiary in the ordinary course of business and (ii) deferred compensation or other similar arrangements in connection with any Investment permitted hereby;

(u) Indebtedness of the Borrower and/or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed $17,500,000; provided that, at such times as the aggregate outstanding principal amount of the Term Loans is less than the Principal Threshold such amount shall increase to $27,500,000;

(v) [reserved];

(w) [reserved];

(x) [reserved];

(y) [reserved];

(z) [reserved];

(aa) Indebtedness (including obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments with respect to such Indebtedness) incurred by the Borrower and/or any Restricted Subsidiary in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

(bb) Indebtedness of any Restricted Subsidiary that is not a Loan Party under any CRE Financing, including the increase of Indebtedness under any CRE Financing or the refinancing of any CRE Financing (and any guarantees and co-borrower obligations of the Borrower, any

Restricted Subsidiary that is a Loan Party or any Restricted Subsidiary that is not a Loan Party, in each case, with respect to the foregoing), in each case, (i) to the extent that such Indebtedness and obligations are not secured by the assets of any Loan Party (other than Capital Stock held by such Loan Party that constitutes Capital Stock issued by any Person that is not a Loan Party and is an obligor or provides credit support with respect to such Indebtedness) and (ii) so long as the Borrower is in pro forma compliance with the Financial Covenants; provided that, no Indebtedness may be incurred in connection with any CRE Loan or CRE Property that is not an Existing CRE Asset, unless at the time of such incurrence the aggregate outstanding principal amount of the Term Loans is less than the Principal Threshold;

(cc) [reserved];

(dd) [reserved];

(ee) unfunded pension fund and other employee benefit plan obligations and liabilities incurred by the Borrower and/or any Restricted Subsidiary in the ordinary course of business to the extent that the unfunded amounts would not otherwise cause an Event of Default under Section 7.01(i);

(ff) security deposits, diligence deposits, purchase price deposits, reserves, advance payments and similar monetary items (in each case, to the extent constituting Indebtedness of the Borrower or any Restricted Subsidiary), received in the ordinary course of business (as determined in good faith by the Borrower) from current or prospective borrowers under any CRE Loan, tenants or other occupants, purchasers for the acquisition, refinancing or occupancy of, or Investment in, CRE Loans and CRE Properties;

(gg) [reserved]; and

(hh) without duplication of any other Indebtedness, all premiums (if any), interest (including post-petition interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness of the Borrower and/or any Restricted Subsidiary hereunder.

Notwithstanding anything herein to the contrary, to the extent that [***] has not been joined as a Subsidiary Guarantor hereunder, [***] shall not be permitted to incur Indebtedness for borrowed money or in connection with CRE Financings.

Section 6.02. Liens. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, create, incur, assume or permit or suffer to exist any Lien on or with respect to any property of any kind owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, except:

(a) Liens securing the Secured Obligations created pursuant to the Loan Documents;

(b) Liens for Taxes which (i) are not then delinquent, or (ii) are being contested in accordance with Section 5.03;

(c) statutory or common law Liens (and rights of set-off) of landlords, banks, brokers, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by applicable Requirements of Law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue by more than 90 days, (ii) for amounts that are overdue by more than 90 days and that are being contested in good faith by appropriate proceedings, so long as any reserves or other appropriate provisions required by GAAP have been made for any such contested amounts or (iii) with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect;

(d) Liens incurred (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security laws and regulations, (ii) in the ordinary course of business to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), (iii) pursuant to pledges and deposits of Cash or Cash Equivalents in the ordinary course of business securing (x) any liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty, liability or other insurance to the Borrower and its Subsidiaries or (y) leases or licenses of property otherwise permitted by this Agreement and (iv) to secure Obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments posted with respect to the items described in clauses (i) through (iii) above;

(e) Liens consisting of easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions, conditions and other similar encumbrances and defects or irregularities in title, in each case, which, either (i) do not, in the aggregate, materially interfere with the ordinary conduct of the business of the Borrower and/or its Restricted Subsidiaries, taken as a whole, or both the then-current and intended use of the affected property or (ii) solely with respect to CRE Properties, any applicable title company providing the Borrower or any Restricted Subsidiary, or the applicable provider of CRE Financing with respect thereto, with title insurance with respect thereto insures over (without including an exception therefor);

(f) Liens consisting of any (i) interest or title of a lessor, sub-lessor, licensor or sub-licensor under any lease, sublease or license of real estate permitted hereunder, (ii) landlord lien permitted by the terms of any lease, (iii) restriction or encumbrance to which the interest or title of such lessor, sub-lessor, licensor or sub-licensor may be subject or (iv) subordination of the interest of the lessee, sub-lessee, licensee or sub-licensee under such lease to any restriction or encumbrance referred to in the preceding clause (iii);

(g) Liens (i) solely on any Cash earnest money deposits made by the Borrower and/or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Investment permitted hereunder and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 6.07;

(h) purported Liens evidenced by the filing of UCC financing statements relating solely to operating leases or consignment or bailee arrangements, and Liens arising from precautionary UCC financing statements or similar filings;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) Liens in connection with any zoning, building or similar Requirement of Law (including notices of violation) or right reserved to or vested in any Governmental Authority to control or regulate the use of any or dimensions of real property or the structure thereon, including Liens in connection with any condemnation or eminent domain proceeding or compulsory purchase order;

(k) Liens securing Indebtedness permitted pursuant to, and subject to the provisions (including with respect to priority and whether permitted to be secured) set forth in, Section 6.01(p) (solely with respect to the permitted refinancing of (x) Indebtedness permitted pursuant to Sections 6.01(i), and (m) and (y) Indebtedness that is secured in reliance on Section 6.02(u) (without duplication of any amount outstanding thereunder)); provided that (i) no such Lien extends to any asset not covered by the Lien securing the Indebtedness that is being refinanced or (ii) if the Lien securing the Indebtedness being refinanced applied to Collateral and was subject to intercreditor arrangements, then any Lien as to such Collateral securing any refinancing Indebtedness in respect thereof shall be subject to intercreditor arrangements that are not materially less favorable to the Secured Parties, taken as a whole, than the intercreditor arrangements governing the Lien securing the Indebtedness that is refinanced;

(l) Liens existing, or required pursuant to commitments existing on the Closing Date and, to the extent any such Lien secures amounts in excess of $2,000,000 individually or $5,000,000 in the aggregate, described on Schedule 6.02 and any modification, replacement, refinancing, renewal or extension thereof; provided that (i) no such Lien extends to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.01 and (B) proceeds and products thereof, replacements, accessions or additions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates) and (ii) any such modification, replacement, refinancing, renewal or extension of the obligations secured or benefited by such Liens, if constituting Indebtedness, is permitted by Section 6.01;

(m) Liens securing Indebtedness permitted pursuant to Section 6.01(b);

(n) Liens securing Indebtedness permitted pursuant to Section 6.01(m); provided that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and proceeds and products thereof, replacements, accessions or additions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates);

(o) Liens on property or other assets at the time the Borrower or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Borrower or any Restricted Subsidiary; provided that no such Lien (x) extends to or covers any other assets (other than the proceeds or products thereof, replacements, accessions or additions thereto and improvements thereon) or (y) was created in contemplation of the applicable acquisition or Investment or in contemplation of such Person becoming a Subsidiary;

(p) (i) Liens that are contractual rights of setoff or netting relating to (A) the establishment of depositary relations with banks not granted in connection with the issuance of Indebtedness, (B) pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary, (C) purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business and (D) commodity trading or other brokerage accounts incurred in the ordinary course of business, (ii) Liens encumbering reasonable customary initial deposits and margin deposits, (iii) bankers Liens and rights and remedies as to Deposit Accounts, (iv) Liens of a collection bank arising under Section 4-208 or 4-210 of the UCC on items in the ordinary course of business, (v) Liens in favor of banking or other financial institutions arising as a matter of law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions, (vi) Liens on the proceeds of any Indebtedness incurred in connection with any transaction permitted hereunder, which proceeds have been deposited into an escrow account on customary terms to secure such Indebtedness pending the application of such proceeds to finance such transaction, (vii) Liens of the type described in the foregoing clauses (i), (ii), (iii), (iv) and (v) securing obligations under Sections 6.01(f), 6.01(s) and/or 6.01(ff) and (viii) Liens in favor of any servicer, depository or cash management bank, title company, custodian, bailee or other service provider in connection with the administration of any CRE Financing;

(q) Liens on assets and Capital Stock of Restricted Subsidiaries that are not Loan Parties (including Capital Stock owned by such Persons) securing Indebtedness, Refinancing Indebtedness and other obligations of Restricted Subsidiaries that are not Loan Parties permitted under this Agreement (or co-borrower or guarantee obligations of any Loan Party with respect to Indebtedness and other obligations permitted under Section 6.01(bb) as to which any Restricted Subsidiary that is not a Loan Party is the primary obligor thereunder);

(r) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower and/or its Restricted Subsidiaries;

(s) [reserved];

(t) Liens on assets securing CRE Financings; provided that no such Lien extends to any additional assets other than (i) the CRE Loans or CRE Properties, as applicable, financed by such CRE Financing, (ii) so long as no Event of Default has occurred and is continuing at the time such Lien is granted, additional CRE Loans or CRE Properties, to the extent such assets are pledged to satisfy a CRE Financing Margin Call or other request from such buyer or financing counterparty under an applicable CRE Financing (iii) any corresponding Financing Equity and (iv) other assets ancillary to such CRE Loan or CRE Property owned by the Financing SPE Subsidiary under such CRE Financing, as applicable;

(u) junior Liens on assets constituting Collateral securing Indebtedness or other obligations of the Loan Parties in an aggregate principal amount at any time outstanding not to exceed the amount of Indebtedness then permitted to be incurred under Section 6.01(u) hereof, provided such Liens are subject to an intercreditor agreement reasonably acceptable to the Administrative Agent;

(v) (i) Liens on assets securing judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation being contested in good faith not constituting an Event of Default under Section 7.01(h) and (ii) any pledge and/or deposit securing any settlement of litigation;

(w) (i) leases, subleases, licenses, sublicense concessions or other occupancy agreements granted to others in the ordinary course of business (determined by the Borrower in good faith) which do not secure any Indebtedness, and (ii) restrictions and encumbrances to which the interest or title of the Borrower or any Restricted Subsidiary as lessor, sub-lessor, licensor or sub-licensor may be subject in connection therewith (including under any non-disturbance provisions);

(x) Liens on Securities that are the subject of repurchase agreements constituting Investments permitted under Section 6.06 arising out of such repurchase transaction;

(y) Liens securing obligations in respect letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments permitted under Sections 6.01(d), (e), (g) and (aa);

(z) Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale of any asset in the ordinary course of business and permitted by this Agreement or (ii) by operation of law under Article 2 of the UCC (or similar Requirement of Law under any jurisdiction);

(aa) Liens (i) in favor of any Loan Party and/or (ii) granted by any non-Loan Party in favor of any Restricted Subsidiary that is not a Loan Party;

(bb) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(cc) Liens on specific items of inventory or other goods and the proceeds thereof securing the relevant Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(dd) licenses, sublicenses and cross-licenses involving any IP Rights in the ordinary course of business or on a non-exclusive basis;

(ee) (i) Liens on Capital Stock of joint ventures securing capital contributions to, or obligations of, such Persons, (ii) rights of first refusal and tag, drag, forced sale, major decisions and similar rights in joint venture agreements and agreements with respect to non-Wholly-Owned Subsidiaries, in each case, in the ordinary course of business (reasonably determined by the

Borrower in good faith) and (iii) Liens on Capital Stock in joint ventures pursuant to the relevant joint venture agreement or arrangement;

(ff) Liens on cash or Cash Equivalents arising in connection with the defeasance, discharge or redemption of Indebtedness;

(gg) Liens consisting of the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(hh) [reserved];

(ii) [reserved];

(jj) Liens disclosed in any Mortgage Policy delivered pursuant to Section 5.12 with respect to any Material Real Estate Asset or Specified Jurisdiction Material Real Estate Asset and any replacement, extension or renewal thereof; provided that no such replacement, extension or renewal Lien shall cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal (and additions thereto, improvements thereon and the proceeds thereof); and

(kk) Liens on Financing Equity or CRE Loans securing funding obligations or commitments of the Borrower or any Financing SPE Subsidiary in respect of such CRE Loan (including such Liens provided under any co-lender, intercreditor, participation or similar agreement).

Notwithstanding anything herein to the contrary, to the extent that [***] has not been joined as a Subsidiary Guarantor hereunder, [***] shall not be permitted to incur Liens securing Indebtedness for borrowed money or in connection with CRE Financings.

Section 6.03. [Reserved].

Section 6.04. Restricted Payments; Restricted Debt Payments.

(a) The Borrower shall not pay or make, directly or indirectly, any Restricted Payment, except that:

(i) the Borrower may make Restricted Payments consisting of (a) dividends or other similar distributions on account of its Capital Stock declared by the Borrower in any Fiscal Quarter; provided that such dividends or similar distributions may be paid by the Borrower within 60 calendar days following the date that such dividend or other distribution is declared by the Borrower; provided, further, that, solely for purposes of this clause (i), the amount of such dividends or distributions declared in any Fiscal Quarter as to which Restricted Payments are made pursuant to this clause (i) shall not exceed the greater of (x) an amount not greater than the amount necessary to maintain the Borrower’s status as a REIT and to avoid payment or imposition of any entity-level tax on the Borrower (including pursuant to Sections 857(b) and 4981 of the Code) (provided that the Borrower may make such distributions in the form of cash notwithstanding whether dividends in a form other than cash would be sufficient to maintain the Borrower’s status as a REIT and to avoid payment or imposition of any entity-level tax on the Borrower (including pursuant to Sections 857(b) and 4981 of the Code)) and (y) so long as after giving pro forma effect to such Restricted Payment, (I) Liquidity is greater than or equal to the Liquidity Threshold, (II) the aggregate principal amount of the Term Loans outstanding is less than or equal to the Principal Threshold, (III) the Interest Coverage Ratio is greater than 1.30 to 1.00, (IV) the Total Debt to Equity Ratio is less than 3.00 to 1.00 and (V) no Event of Default has occurred and is continuing, 100% of estimated Operating Earnings (determined in good faith by the Borrower on a run-rate basis) for the full fiscal quarter in which the applicable dividend is declared;

(ii) provided that no Event of Default has occurred and is continuing, so long as after giving pro forma effect to such Restricted Payment (x) Liquidity is greater than or equal to the Liquidity Threshold and (y) the aggregate principal amount of the Term Loans outstanding is less than the Principal Threshold, the Borrower may pay to repurchase, redeem, retire or otherwise acquire or retire for value the Capital Stock of the Borrower in an amount not to exceed $10,000,000;

(A) [reserved];

(B) with the proceeds of any sale or issuance of, or any capital contribution in respect of, the Capital Stock of the Borrower (to the extent such proceeds are contributed in respect of Qualified Capital Stock to the Borrower or any Restricted Subsidiary (other than any such proceeds or contribution that forms part of any Available Excluded Contribution Amount, Cure Amount or contribution to satisfy any CRE Financing Margin Call)); or

(C) with the net proceeds of any key-man life insurance policies;

(iii) [reserved];

(iv) the Borrower may make Restricted Payments consisting of Cash payments in lieu of the issuance of fractional shares in connection with the exercise, settlement, grant or vesting of warrants, options or other securities convertible into or exchangeable for, or otherwise based on, Capital Stock of the Borrower;

(v) the Borrower may repurchase Capital Stock upon the exercise, settlement, grant or vesting of warrants, options or other securities convertible into or exchangeable for, or otherwise based on, Capital Stock if such Capital Stock represents all or a portion of the exercise price of, or tax withholdings with respect to, such warrants, options or other securities convertible into or exchangeable for, or otherwise based on, Capital Stock;

(vi) [reserved];

(vii) [reserved];

(viii) the Borrower may make Restricted Payments to (i) redeem, repurchase, retire or otherwise acquire any Capital Stock (“Treasury Capital Stock”) of the Borrower and/or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Borrower and/or any Restricted Subsidiary) of, Qualified Capital Stock of the Borrower to the extent any such proceeds are contributed to the capital of the Borrower and/or any Restricted Subsidiary in respect of Qualified Capital Stock (“Refunding Capital Stock”) and (ii) declare and pay dividends on any Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Restricted Subsidiary) of any Refunding Capital Stock; provided that any amount applied to make a Restricted Payment pursuant to this clause (viii) shall not be applied or used as any Cure Amount, the Available Excluded Contribution Amount or contribution to satisfy any CRE Financing Margin Call;

(ix) to the extent constituting a Restricted Payment, the Borrower may consummate any transaction permitted by Section 6.06 (other than Section 6.06(j)), Section 6.07 (other than Section 6.07(g)) and Section 6.09 (other than Section 6.09(d), (j) and (q));

(x) [reserved];

(xi) [reserved];

(xii) [reserved]; and

(xiii) the Borrower may declare and make dividend payments or other Restricted Payments payable solely in the Capital Stock of the Borrower.

(b) The Borrower shall not, nor shall it permit any Restricted Subsidiary to, make any Prepayment in respect of principal of any Junior Debt, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Junior Debt (collectively, “Restricted Debt Payments”), except:

(i) with respect to any purchase, defeasance, redemption, repurchase, repayment or other acquisition or retirement of Junior Debt made by exchange for, or out of the proceeds of, either (x) Refinancing Indebtedness or (y) any other Indebtedness or Disqualified Capital Stock permitted pursuant to Section 6.01;

(ii) as part of an applicable high yield discount obligation catch-up payment;

(iii) payments of regularly scheduled interest (including any penalty interest, if applicable) and payments of fees, expenses and indemnification obligations as and when due (other than payments with respect to Junior Debt that are prohibited by the subordination provisions thereof);

(iv) [reserved];

(v) (A) Restricted Debt Payments in exchange for, or with proceeds of any issuance of, Qualified Capital Stock of the Borrower and/or any capital contribution in respect of Qualified Capital Stock of the Borrower, in each case, other than any such issuance to, or contribution by, any Restricted Subsidiary and except to the extent such amount is applied as any Cure Amount or to make any Restricted Payment, Investment or Restricted Debt Payment pursuant to the Available Excluded Contribution Amount or to satisfy any CRE Financing Margin Call, (B) Restricted Debt Payments as a result of the conversion of all or any portion of any Junior Debt into Qualified Capital Stock of the Borrower and (C) to the extent constituting a Restricted Debt Payment, payment-in-kind interest with respect to any Junior Debt that is permitted under Section 6.01; and

(vi) Restricted Debt Payments in an aggregate amount not to exceed the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower elects to apply to this clause (vi).

Section 6.05. Burdensome Agreements. Except as provided herein or in any other Loan Document and/or in agreements with respect to refinancings, renewals or replacements of such Indebtedness that are permitted by Section 6.01, the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into or cause to exist any agreement restricting the ability of (x) any Restricted Subsidiary of the Borrower that is not a Loan Party to pay dividends or other distributions to the Borrower or any Loan Party, (y) any Restricted Subsidiary that is not a Loan Party to make cash loans or advances to the Borrower or any Loan Party or (z) any Loan Party to create, permit or grant a Lien on any of its properties or assets to secure the Secured Obligations (each, a “Burdensome Agreement”), except restrictions:

(a) set forth in any agreement evidencing or relating to (i) Indebtedness of a Restricted Subsidiary that is not a Loan Party permitted by Section 6.01, (ii) Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien if the relevant restriction applies only to the Person obligated under such Indebtedness and its Restricted Subsidiaries or the assets intended to secure such Indebtedness and (iii) Indebtedness permitted pursuant to clauses (m), (p) (as it relates to Indebtedness in respect of clauses (a), (m), (r), (u) and/or (y) of Section 6.01), (r), (u), (y), (bb) or (ff) of Section 6.01;

(b) arising under customary provisions restricting assignments, subletting, licensing, sublicensing or other transfers (including the granting of any Lien) contained in CRE Loans, CRE Properties, leases, subleases, licenses, sublicenses, concessions, occupancy agreements, joint venture agreements, co-lender agreements, intercreditor agreements, participation agreements, purchase and sale agreements, servicing agreements, custodial agreements and other agreements entered into in the ordinary course of business (determined by the Borrower in good faith);

(c) that are or were created by virtue of any Lien granted upon, transfer of, agreement to transfer or grant of, any option or right with respect to any assets or Capital Stock not otherwise prohibited under this Agreement;

(d) that are assumed in connection with any acquisition of property or the Capital Stock of any Person, so long as the relevant encumbrance or restriction relates solely to the Person and its subsidiaries (including the Capital Stock of the relevant Person or Persons) and/or property so acquired and was not created in connection with or in anticipation of such acquisition;

(e) set forth in any agreement for any Disposition of any Restricted Subsidiary (or all or substantially all of the assets thereof) that restricts the payment of dividends or other distributions or the making of cash loans or advances by such Restricted Subsidiary pending such Disposition;

(f) set forth in provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis;

(g) imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements;

(h) on Cash, other deposits or net worth or similar restrictions imposed by any Person under any contract entered into in the ordinary course of business or for whose benefit such Cash, other deposits or net worth or similar restrictions exist;

(i) set forth in documents which exist on the Closing Date and were not created in contemplation thereof;

(j) arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be incurred after the Closing Date if the relevant restrictions, taken as a whole, are not materially less favorable to the Lenders than the restrictions contained in this Agreement, taken as a whole (as determined in good faith by the Borrower);

(k) arising under or as a result of applicable Requirements of Law or the terms of any license, authorization, concession or permit;

(l) arising in any Hedge Agreement (or any other agreement relating to any Derivative Transaction permitted under this Agreement) or any customary agreement in respect of deposit, treasury or cash management services;

(m) relating to any asset (or all of the assets) of and/or the Capital Stock of the Borrower and/or any Restricted Subsidiary which is imposed pursuant to an agreement entered into in connection with any Disposition of such asset (or assets) and/or all or a portion of the Capital Stock of the relevant Person that is permitted or not restricted by this Agreement;

(n) set forth in any agreement relating to any Permitted Lien that limit the right of the Borrower or any Restricted Subsidiary to Dispose of or encumber the assets subject thereto;

(o) set forth in agreements entered into in connection with the administration, operation or management of CRE Loans, CRE Properties and/or CRE Financings in the ordinary course of business (as determined in good faith by the Borrower); and

(p) imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any contract, instrument or obligation referred to in clauses (a) through (o) above; provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Borrower, more restrictive with respect to such restrictions, taken as a whole, than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.06. Investments. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, make or own any Investment in any other Person except:

(a) Cash or Investments that were Cash Equivalents at the time made;

(b) Investments (x) in the Borrower and/or one or more Loan Parties and (y) in the Borrower and/or one or more Restricted Subsidiaries (i) reasonably necessary to consummate or comply with any Permitted CRE Asset or CRE Financing, (ii) in connection with any Permitted Tax Structuring or (iii) otherwise in the ordinary course of business; provided that Investments in Restricted Subsidiaries that are not Loan Parties pursuant to this clause (iii) shall not exceed $2,000,000 in the aggregate (the “NLP Investment Cap”); provided further, to the extent that [***] has not been joined as a Subsidiary Guarantor hereunder and notwithstanding anything herein to the contrary, no Investment in [***] shall be permitted hereunder except pursuant to the NLP Investment Cap;

(c) Investments (i) constituting deposits, prepayments and/or other credits to suppliers, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and/or (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business or, in the case of clause (iii), to the extent necessary to maintain the ordinary course of supplies to the Borrower or any Restricted Subsidiary;

(d) [reserved];

(e) [reserved];

(f) Investments (i) existing on, or contractually committed to or contemplated as of, the Closing Date and, to the extent any such Investment in excess of $2,000,000 individually or $5,000,000 in the aggregate, described on Schedule 6.06(i) and (ii) any modification, replacement, renewal or extension of any Investment described in clause (i) above so long as no such modification, renewal or extension increases the amount of such Investment except by the terms thereof or as otherwise permitted by this Section 6.06;

(g) Investments received in lieu of Cash in connection with any Disposition permitted by Section 6.07 or any other disposition of assets not constituting a Disposition;

(h) the Investment set forth on Schedule 6.06(ii);

(i) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(j) Investments consisting of (or resulting from) Indebtedness permitted under Section 6.01 (other than Indebtedness permitted under Sections 6.01(b) and (h)), Permitted Liens,

Restricted Payments permitted under Section 6.04 (other than Section 6.04(a)(ix)), Restricted Debt Payments permitted by Section 6.04 and mergers, consolidations, amalgamations, liquidations, windings up, dissolutions or Dispositions permitted by Section 6.07 (other than Section 6.07(a) (if made in reliance on subclause (ii)(y) of the proviso thereto), Section 6.07(b), Section 6.07(c)(ii) (if made in reliance on clause (B) therein) and Section 6.07(g));

(k) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers;

(l) Investments (including debt obligations and Capital Stock) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and/or (iv) as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes;

(m) loans and advances of payroll payments or other compensation to present or former employees, directors, members of management, officers, managers or consultants of the Borrower or its Restricted Subsidiaries, in each case, to the extent such payments or other compensation relate to services provided to the Borrower or its Restricted Subsidiaries in the ordinary course of business;

(n) Investments to the extent that payment therefor is made solely with Qualified Capital Stock of the Borrower, in each case, to the extent not resulting in a Change of Control;

(o) (i) Investments of any Restricted Subsidiary acquired after the Closing Date, or of any Person acquired by, or merged into or consolidated or amalgamated with, the Borrower or any Restricted Subsidiary after the Closing Date, in each case as part of an Investment otherwise permitted by this Section 6.06 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of the relevant acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) of this Section 6.06(o) so long as no such modification, replacement, renewal or extension thereof increases the original amount of such Investment except as otherwise permitted by this Section 6.06;

(p) Permitted CRE Assets; provided that, if an Event of Default has occurred and is continuing, the Borrower and the Restricted Subsidiaries shall not be permitted to make additional Investments in connection with or related to any Permitted CRE Asset (including in respect of clause (ii) of the definition of “Existing CRE Asset” and clause (ii) of the definition of “Additional CRE Asset”), other than to the extent (A) such Investment is (I) in connection with the preservation or protection of such Permitted CRE Asset or (II) otherwise required to be made pursuant to a contractual obligation existing on the Closing Date with respect to such Existing CRE Asset or at the time the Investment was made in connection with an Additional CRE Asset and (B) such Investment does not exceed $5,000,000 individually or $10,000,000 in the aggregate for all such Investments made pursuant to this proviso during the term of this Agreement;

(q) Investments made after the Closing Date by the Borrower and/or any of its Restricted Subsidiaries in an aggregate amount at any time outstanding not to exceed, without duplication:

(i) $15,000,000, plus

(ii) in the event that (A) the Borrower or any of its Restricted Subsidiaries makes any Investment after the Closing Date in any Person that is not a Restricted Subsidiary and (B) such Person subsequently becomes a Restricted Subsidiary, an amount equal to 100.0% of the fair market value of such Investment as of the date on which such Person becomes a Restricted Subsidiary;

(r) Investments made after the Closing Date by the Borrower and/or any of its Restricted Subsidiaries in an aggregate outstanding amount not to exceed the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower elects to apply to this clause (r);

(s) (i) Guarantees of leases (other than Finance Leases) or of other obligations not constituting Indebtedness and (ii) Guarantees of the lease obligations of suppliers, customers, franchisees and licensees of the Borrower and/or its Restricted Subsidiaries, in each case, in the ordinary course of business;

(t) [reserved];

(u) Repurchases of Secured Obligations through open market purchases to the extent such repurchase or purchase is otherwise permitted hereunder;

(v) Investments in Restricted Subsidiaries in connection with internal reorganizations and/or restructurings and activities related to tax planning; provided that, after giving effect to any such reorganization, restructuring or activity, neither the Loan Guaranty, taken as a whole, nor the security interest of the Administrative Agent in the Collateral, taken as a whole, is materially impaired;

(w) Investments under any Derivative Transaction of the type permitted under Section 6.01(s);

(x) (i) provided that no Default or Event of Default has occurred and is continuing, Investments consisting of the transfer of Existing CRE Assets and/or related assets to any joint venture in connection with a Disposition permitted by Section 6.07 and (ii) provided that no Default or Event of Default has occurred and is continuing and so long as after giving pro forma effect to such Investment, (w) Liquidity is greater than or equal to the Liquidity Threshold, (x) the aggregate principal amount of the Term Loans outstanding is less than or equal to the Principal Threshold, (y) the Interest Coverage Ratio is greater than 1.30 to 1.00 and (z) the Total Debt to Equity Ratio is less than 3.00 to 1.00, Investments in any joint ventures in an aggregate amount not to exceed $10,000,000;

(y) Investments made in joint ventures as required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements entered into in the ordinary course of business;

(z) Investments made in connection with any nonqualified deferred compensation plan or arrangement for any present or former employees, directors, members of management, officers, managers or consultants or independent contractors (or their respective Immediate Family Members) of the Borrower, its Subsidiaries, the Manager (or its Affiliates) and/or any joint venture;

(aa) Investments in the Borrower, any Restricted Subsidiary and/or joint venture in connection with intercompany cash management arrangements and related activities in the ordinary course of business;

(bb) [reserved];

(cc) [reserved];

(dd) Investments consisting of the licensing or contribution of IP Rights pursuant to joint marketing arrangements with other Persons solely to the extent pursuant to a non-exclusive license or, otherwise, in the ordinary course of business;

(ee) Investments consisting of the transfer of CRE Loans and CRE Properties to Restricted Subsidiaries in connection with a CRE Financing; and

(ff) so long as no Event of Default exists and is continuing at such time of such Investment, capital expenditures in connection with CRE Properties.

Notwithstanding anything herein to the contrary, to the extent that [***] has not been joined as a Subsidiary Guarantor hereunder, [***] shall not be permitted to make any Investments which would result in the transfer or Disposition of any of its assets.

Section 6.07. Fundamental Changes; Disposition of Assets. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction of merger, consolidation or amalgamation, consummate a Division as the Dividing Person, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution), or otherwise make any Disposition of any assets, except:

(a) (i) any Restricted Subsidiary may be merged, consolidated or amalgamated with or into the Borrower or any other Restricted Subsidiary; provided that if such Restricted Subsidiary is a Loan Party, the surviving entity of such merger, consolidation or amalgamation must be a Loan Party and (ii) any Restricted Subsidiary may consummate a Division as the Dividing Person if, immediately upon the consummation of the Division, the assets of the applicable Dividing Person are held by one or more Subsidiaries at such time, or, with respect to assets not so held by one or more Subsidiaries, such Division, in the aggregate, would otherwise result in a Disposition permitted by Section 6.07 (other than Section 6.07(a); provided that (A) in the case of any such merger, consolidation or amalgamation with or into the Borrower, (1) the Borrower shall be the continuing or surviving Person or (2) if the Person formed by or surviving any such merger, consolidation or amalgamation is not the Borrower (any such Person, the “Successor Borrower”), (x) the Successor Borrower shall be an entity organized or existing under the law of the U.S., any state thereof or the District of Columbia, (y) the Successor Borrower shall expressly assume the Obligations of the Borrower in a manner reasonably satisfactory to the Administrative Agent and (z) except as the Administrative Agent may otherwise agree, each Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall have executed and delivered a reaffirmation agreement with respect to its obligations under the Loan Guaranty and the other Loan Documents; it being understood and agreed that if the foregoing conditions under clauses (x) through (z) are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement and the other Loan Documents, (B) in the case of any such merger or Division, consolidation or amalgamation with or into the Borrower or any Subsidiary Guarantor, either (1) the Borrower or a Subsidiary Guarantor shall be the continuing or surviving Person or the continuing or surviving Person shall expressly assume the obligations of the Borrower or Subsidiary Guarantor in a manner reasonably satisfactory to the Administrative Agent or (2) the relevant transaction shall be treated as an Investment and shall comply with Section 6.06 and (C) any Restricted Subsidiary that is a Loan Party may only consummate a Division where all resulting Persons are Loan Parties;

(b) Dispositions (including of Capital Stock) among the Borrower and/or any other Loan Party (upon voluntary liquidation or otherwise) (including as a result of a Division) or Dispositions among Restricted Subsidiaries that are not Loan Parties;

(c) (i) the liquidation or dissolution of any Restricted Subsidiary if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower, is not materially disadvantageous to the Lenders and the Borrower or any Restricted Subsidiary receives any assets of the relevant dissolved or liquidated Restricted Subsidiary; provided that in the case of any liquidation or dissolution of any Loan Party that results in a distribution of assets to any Restricted Subsidiary that is not a Loan Party, such distribution shall be treated as an Investment and shall comply with Section 6.06 (other than in reliance on clause (j) thereof); (ii) any merger or Division, amalgamation, dissolution, liquidation or consolidation, the purpose of which is to effect (A) any Disposition otherwise permitted under this Section 6.07 (other than clause (a), clause (b) or this clause (c)) or (B) any Investment permitted under Section 6.06; and (iii) the conversion of the Borrower or any Restricted Subsidiary into another form of entity, so long as such conversion does not adversely affect the value of the Loan Guaranty or Collateral, if any;

(d) (x) Dispositions of obsolete, damaged or worn out property or assets, inventory, equipment and other assets in the ordinary course of business (as determined in good faith by the management of the Borrower), and property or assets no longer used or useful in the ordinary course or the principal business of the Borrower and its Restricted Subsidiaries and (y) the leasing or subleasing of real property in the ordinary course of business;

(e) Dispositions of surplus, obsolete, used or worn out property or other property that, in the reasonable judgment of the Borrower, is (A) no longer useful in its business (or in the business of any Restricted Subsidiary of the Borrower) or (B) otherwise economically impracticable to maintain;

(f) Dispositions of Cash and/or Cash Equivalents;

(g) Dispositions, mergers, Divisions, amalgamations, consolidations or conveyances that constitute (w) Investments permitted pursuant to Section 6.06 (other than Section 6.06(j)), (x) Permitted Liens and (y) Restricted Payments permitted by Section 6.04(a) (other than Section 6.04(a)(ix));

(h) [reserved];

(i) to the extent that (i) the relevant property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of the relevant Disposition are promptly applied to the purchase price of such replacement property; provided, that any Disposition of Collateral shall be replaced with assets which become Collateral;

(j) Dispositions of investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(k) Dispositions of notes receivable or accounts receivable in the ordinary course of business (including any discount and/or forgiveness thereof) or in connection with the collection or compromise thereof and not for financing purposes;

(l) Dispositions and/or terminations of leases, subleases, licenses or sublicenses (including the provision of software under any open source license), (i) the Disposition or termination of which will not materially interfere with the business of the Borrower and its Restricted Subsidiaries or (ii) which relate to closed facilities or the discontinuation of any product line;

(m) (i) any termination of any lease in the ordinary course of business, (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business;

(n) Dispositions of property subject to foreclosure, casualty, eminent domain or condemnation proceedings (including in lieu thereof or any similar proceeding);

(o) [Reserved];

(p) Dispositions of CRE Loans and CRE Properties in the ordinary course of business (as determined in good faith by the Borrower), including pursuant to any sale, syndication or other transfer in connection with the incurrence of Indebtedness under any CRE Financing or a subsequent or additional pledge, hypothecation, assignment or encumbrance of a CRE Loan or CRE Property to an Existing CRE Financing or otherwise;

(q) Disposition of any assets (i) acquired in an acquisition or other investment permitted hereunder, which assets are (x) not used or useful in the ordinary course or the principal business of the Borrower and its Restricted Subsidiaries or (y) non-core assets or unnecessary to the business or operations of the Borrower and its Restricted Subsidiaries or (ii) made in connection with the approval of any applicable antitrust authority or otherwise necessary or advisable in the good faith determination of the Borrower to consummate any acquisition permitted hereunder;

(r) exchanges or swaps, including transactions covered by Section 1031 of the Code (or any comparable provision of any foreign jurisdiction), of assets so long as any such exchange or swap is made for fair value (as reasonably determined by the Borrower) for like assets; provided that, upon the consummation of any such exchange or swap by any Loan Party, to the extent the assets received do not constitute an Excluded Asset, the Administrative Agent has a perfected Lien with the same priority as the Lien held on the Real Estate Assets so exchanged or swapped;

(s) [reserved];

(t) (i) licensing, sublicensing and cross-licensing arrangements involving any IP Rights of the Borrower or any Restricted Subsidiary in the ordinary course of business and (ii) Dispositions, abandonments, cancellations or lapses of IP Rights, or issuances or registrations, or applications for issuances or registrations, of IP Rights, which, in the reasonable business judgment of the Borrower, are not material to the conduct of the business of the Borrower or its Restricted Subsidiaries, or are no longer economical to maintain in light of its use;

(u) terminations or unwinds of Derivative Transactions;

(v) [reserved];

(w) [reserved];

(x) Dispositions made to comply with any order of any Governmental Authority or any applicable Requirement of Law;

(y) any merger, consolidation, Disposition or conveyance the sole purpose of which is to reincorporate or reorganize (i) any Domestic Subsidiary in another jurisdiction in the U.S. and/or (ii) any Foreign Subsidiary in the U.S. or any other jurisdiction;

(z) any sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter; and

(aa) Dispositions involving assets having a fair market value (as reasonably determined by the Borrower at the time of the relevant Disposition) of not more than $9,000,000 in any Fiscal Year, which, if not used in such Fiscal Year, may be carried forward to succeeding Fiscal Years; provided, that any such Disposition is made to an unaffiliated third party for not less than fair market value.

To the extent that any Collateral (including any Capital Stock included in the Collateral) is disposed of in a transaction not prohibited by this Section 6.07 to any Person other than a Loan Party, such Collateral shall be transferred free and clear of the Liens created by the Loan Documents, which Liens shall be automatically released upon the consummation of such disposition; it being understood and agreed that the Administrative Agent shall be authorized to take, and shall take, any actions deemed appropriate in order to effect the foregoing in accordance with Article 8 hereof.

Notwithstanding anything herein to the contrary, to the extent that [***] has not been joined as a Subsidiary Guarantor hereunder, [***] shall not be permitted to make any Disposition of any of its assets unless 100% of the Net Proceeds in respect of any such Disposition are applied to prepay the outstanding principal amount of Term Loans in accordance with Section 2.11(b)(vi) or are otherwise applied in a manner consented to by the Administrative Agent.

Section 6.08. [Reserved].

Section 6.09. Transactions with Affiliates. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) or series of transactions involving payments or other transfers of value in excess of $7,500,000 with any of their respective Affiliates on terms that are less favorable to the Borrower or such Restricted Subsidiary, as the case may be (as reasonably determined by the Borrower), than those that might be obtained at the time in a comparable arm’s-length transaction from a Person who is not an Affiliate; provided that the foregoing restriction shall not apply to:

(a) any transaction between or among the Loan Parties (or any entity that becomes a Loan Party as a result of such transaction) to the extent permitted or not restricted by this Agreement;

(b) any issuance, sale or grant of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options, restricted stock unit award or other incentive equity awards and similar arrangements, and stock or other equity ownership plans;

(c) (i) any collective bargaining, employment or severance agreement or compensatory (including profit sharing or restricted stock unit) arrangement entered into by the Borrower or any of its Restricted Subsidiaries, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former officers, directors, members of management, managers, employees, consultants or independent contractors and (iii) transactions pursuant to any employee compensation, benefit plan, stock option, restricted stock unit, equity incentive plan or similar arrangement and stock or other equity ownership plans, any health, disability or similar insurance plan;

(d) transactions permitted by Section 6.04;

(e) transactions in existence on the Closing Date and any amendment, modification or extension thereof to the extent such amendment, modification or extension, taken as a whole, is not (i) materially adverse to the Lenders or (ii) more disadvantageous to the Lenders than the relevant transaction in existence on the Closing Date;

(f) (i) the payment of all fees set forth in the Management Agreement (after giving effect to Amendment No. 1 thereto) between the Borrower and the Manager and in effect on the Closing Date (including advisory, management, monitoring, consulting, transaction, oversight, advisory, refinancing, subsequent transaction, exit and similar fees); provided, that after the occurrence of and during the continuance of a Material Event of Default, only the fees necessary to cover the operating costs of the Manager may be paid to the Manager, with such fees payable to the Manager in excess of the amount necessary to cover the Manager’s operating costs (“Excess Management Fees”) to be held in escrow until the Material Event of Default is cured or waived, at which point any such escrowed funds shall promptly be paid to the Manager; provided, further, for the avoidance of doubt, the fees that accrued for each month prior to the month in which such Material Event of Default occurred shall still be payable to the Manager at the time set forth in and otherwise in accordance with the terms of the Management Agreement; provided, further, that to the extent such Material Event of Default is not cured or waived prior to the date that is forty-five (45) days after delivery of the Restructuring Committee Recommendation, such Excess Management Fees may be applied by the Administrative Agent to repay the Term Loans hereunder and (ii) the payment or reimbursement of all indemnification obligations and reasonable expenses owed to the Manager (or its Affiliates) and any of their respective directors, officers, members of management, managers, employees and consultants, in each case whether currently due or paid in respect of accruals from prior periods;

(g) the Transactions, including the payment of Transaction Costs;

(h) [reserved];

(i) Guarantees permitted by Section 6.01 or Section 6.06;

(j) [reserved];

(k) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the board of directors (or similar governing body), officers, employees, members of management, managers (other than the Manager), consultants and independent contractors of the Borrower and/or any of its Restricted Subsidiaries in the ordinary course of business;

(l) transactions with customers, clients, suppliers, joint ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, which are (i) fair to the Borrower and/or its applicable Restricted Subsidiary in the good faith determination of the board of directors (or similar governing body) of the Borrower or the senior management thereof or (ii) on terms at least as favorable as might reasonably be obtained from a Person other than an Affiliate;

(m) the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement;

(n) [reserved];

(o) the non-exclusive licensing of trademarks, copyrights or other Intellectual Property in the ordinary course of business to permit the commercial exploitation of Intellectual Property between or among Affiliates and Subsidiaries of the Borrower;

(p) [reserved];

(q) any customary tax sharing agreements or arrangements entered into among the Borrower and any Affiliates or Subsidiaries of the Borrower;

(r) [reserved]; and

(s) any (x) disposition of CRE Loans, CRE Properties and/or related assets in connection with any CRE Financing, and any transaction reasonably related thereto and (y) any transaction in connection with the servicing, administration, operation or management (including property management) of CRE Loans and/or CRE Properties in the ordinary course of business (as determined in good faith by the Borrower).

Section 6.10. Conduct of Business. From and after the Closing Date, the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, engage in any material line of business other than a business which a Person may conduct while maintaining REIT Status with respect to the Borrower; provided that the Borrower and its Restricted Subsidiaries shall be permitted to engage in (x) similar, incidental, complementary, ancillary or related businesses to the businesses engaged in by the Borrower or any Restricted Subsidiary on the Closing Date and (y) any business permitted to be engaged in by a “taxable REIT subsidiary” (as defined in Section 856 of the Code).

Section 6.11. Material Intellectual Property. Notwithstanding anything in this Agreement to the contrary, no Loan Party shall permit or cause any Material Intellectual Property to be held by or transferred, contributed, invested, distributed or otherwise conveyed, whether pursuant to a Disposition, Investment, Restricted Payment to, any Person that is not a Loan Party.

Section 6.12. Fiscal Year. The Borrower shall not change its Fiscal Year-end to a date other than December 31; provided that the Borrower may, upon written notice to the Administrative Agent, change the Fiscal Year-end of the Borrower to another date, in which case the Borrower and the Administrative Agent will, and are hereby authorized to, make any adjustments to this Agreement that are necessary to reflect such change in Fiscal Year.

Section 6.13. Financial Covenants.

(a) (i) Total Debt to Equity Ratio. As of the last day of each Fiscal Quarter commencing with the Fiscal Quarter ending March 31, 2026, the Borrower shall not permit the Total Debt to Equity Ratio to be greater than 3.50 to 1.00;

(ii) Interest Coverage Ratio. The Borrower shall not permit the Interest Coverage Ratio as of the last day of each Fiscal Quarter , commencing with the Fiscal Quarter ending September 30, 2027, to be less than the corresponding Interest Coverage Ratio indicated below:

Fiscal Quarter Ended	Interest Coverage Ratio
September 30, 2027	1.10:1.00
December 31, 2027	1.10:1.00

March 31, 2028	1.20:1.00
June 30, 2028	1.20:1.00
September 30, 2028, and each Fiscal Quarter ending thereafter	1.30:1.00

(iii) Tangible Net Worth. The Borrower shall maintain a minimum Tangible Net Worth of not less than the sum of (x) one billion dollars (1,000,000,000) and (y) seventy five percent (75%) of the aggregate Cash proceeds received from any equity issuances, capital contributions and/or subscriptions (net of any out-of-pocket expenses related to equity issuances) received by the Borrower after the Closing Date.

(b) Financial Cure.

(i) Notwithstanding anything to the contrary in this Agreement (including Article 7), to the extent the Borrower fails to comply with Section 6.13(a) above for any Fiscal Quarter, the Borrower shall have the right (the “Cure Right”) (at any time during such Fiscal Quarter or thereafter until the date that is fifteen (15) Business Days after the date on which financial statements for such Fiscal Quarter are required to be delivered pursuant to Section 5.01(a) or (b), as applicable) to issue Qualified Capital Stock for Cash or otherwise receive Cash contributions in respect of its Qualified Capital Stock (the “Cure Amount”), and thereupon the Borrower’s compliance with Section 6.13(a) shall be recalculated giving effect to a pro forma increase in the amount of Consolidated Total Assets (and any derivative definition) by an amount equal to the Cure Amount solely for the purpose of determining compliance with Section 6.13(a) as of the end of such Fiscal Quarter and for applicable subsequent Fiscal Quarters. If, after giving effect to the foregoing recalculation (but not, for the avoidance of doubt, taking into account any repayment of Indebtedness in connection with determining compliance with Section 6.13(a) for the Fiscal Quarter with respect to which such Cure Right is exercised), the requirements of Section 6.13(a) would be satisfied, then the requirements of Section 6.13(a) shall be deemed satisfied as of the end of the relevant Fiscal Quarter with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 6.13(a) that had occurred (or would have occurred) shall be deemed cured for the purposes of this Agreement. Notwithstanding anything herein to the contrary, (I) in each four consecutive Fiscal Quarter period there shall be at least two Fiscal Quarters (which may, but are not required to be, consecutive) in which the Cure Right is not exercised, (II) during the term of this Agreement, the Cure Right shall not be exercised more than five (5) times, (III) the Cure Amount shall be no greater than the amount required for the purpose of complying with Section 6.13(a), (IV) upon the Administrative Agent’s receipt of a written notice from the Borrower that the borrower intends to exercise the Cure Right until the fifteenth (15th) Business Day following the date on which financial statements for the Fiscal Quarter are required to be delivered pursuant to Section 5.01(a) or (b), as applicable, neither the Administrative Agent (nor any sub-agent therefor) nor any Lender shall exercise any right to accelerate the Loans, and none of the Administrative Agent (nor any sub-agent therefor) nor any Lender or Secured Party shall exercise any right to foreclose on or take possession of the Collateral or any other right or remedy under the Loan Documents solely on the basis of the relevant Event of Default under Section 6.13(a), (V) there shall be no pro forma reduction of the amount of Indebtedness by the amount of any Cure Amount for purposes of determining compliance with Section 6.13(a) for the Fiscal Quarter in respect of which the Cure Right was exercised, (VI) for the Fiscal Quarter with respect to which any Cure Amount is included in the calculation of Consolidated Total Assets as of the last day thereof as a result of any exercise of the Cure Right, such increase to Consolidated Total Assets as a result of applying such Cure Amount shall be disregarded for purposes of determining whether any financial ratio or test or Basket set forth in Article 6 of this Agreement has been satisfied and (VII) the Cure Amount shall be applied to the repayment of the Term Loans pursuant to Section 2.11(b)(iii).

(ii) In addition to, and without limitation of, the Cure Right set forth in clause (i) above, any breach of Section 6.13(a) in respect of a given Fiscal Quarter will be deemed to be cured if the applicable financial statements in accordance with Sections 5.01(a) or (b), together with a related Compliance Certificate, for a subsequent Fiscal Quarter demonstrating compliance with the Financial Covenants for such subsequent Fiscal Quarter are delivered to the Administrative Agent, unless as at such date the Required Lenders have declared all Obligations to be immediately due and payable pursuant to Section 7.01 on account of such Event of Default occurring as a result of such breach of Section 6.13(a).

Section 6.14. No Amendment of Organization Documents or CRE Documents.

(a) No Loan Party shall consent to or permit any amendment, supplement, modification or waiver of any of the terms or provisions of its Organizational Documents without the written consent of the Administrative Agent, if such amendment, supplement, modification or waiver would materially impair or diminish, or circumvent or otherwise be materially adverse to the rights and remedies of the Lenders under the Loan Documents; provided that any change to the Organizational Documents which (i) changes, otherwise diminishes or impairs any provision of the amendments to the bylaws of the Borrower made on the Closing Date (including, for the avoidance of doubt, any resolutions entered into in violation of the provisions contained in Section 2(d)(viii) of Article III of the bylaws of the Borrower (after giving effect to such amendments made on the Closing Date)) or (ii) directly or indirectly diminishes or impairs any right of the observers or directors thereunder shall, in each case, be deemed to be adverse.

(b) No Loan Party shall consent to or permit any amendment, supplement, modification or waiver of any of the terms or provisions of documents executed in connection with CRE Financing without the written consent of the Administrative Agent, if such amendment, supplement, modification or waiver would materially impair or diminish, or circumvent or otherwise be materially adverse to the rights and remedies of the Lenders under the Loan Documents.

(c) No Loan Party shall consent to or permit any amendment, supplement, modification or waiver of any of the terms or provisions of the Management Agreement (as amended by Amendment No. 1 to Management Agreement) without the written consent of the Administrative Agent, if such amendment, supplement, modification or waiver would materially impair or diminish, or circumvent or otherwise be materially adverse to the rights and remedies of the Lenders under the Loan Documents; provided that any change to the Management Agreement which (i) changes the timing of or increases the amount of the compensation payable to the Manager or (ii) makes any change to the provisions of the Management Agreement implemented by Amendment No. 1 to Management Agreement shall, in each case, be deemed to be materially adverse.

Article 7

EVENTS OF DEFAULT

Section 7.01. Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a) Failure To Make Payments When Due. Failure by the Borrower to pay (i) any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise or (ii) any interest on any Loan or any fee or any other amount due hereunder within five Business Days after the date due; or

(b) Default in Other Agreements.

(i) (A) Failure by the Borrower to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than (x) Indebtedness referred to in clause (a) above or (y) in connection with a CRE Financing Margin Call) with an aggregate outstanding principal amount exceeding the Threshold Amount, in each case beyond the grace period, if any, provided therefor; or (B) breach or default by the Borrower with respect to any other term of (I) one or more items of Indebtedness (other than (x) Indebtedness referred to in clause (a) above or (y) in connection with a CRE Financing Margin Call) with an aggregate outstanding principal amount exceeding the Threshold Amount or (II) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness (other than, for the avoidance of doubt, with respect to Indebtedness consisting of Hedging Obligations, termination events or equivalent events pursuant to the terms of the relevant Hedge Agreement which are not the result of any default thereunder by the Borrower), in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided that (X) clause (B) of this paragraph (b)(i) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property securing such Indebtedness if such sale or transfer is permitted hereunder and (Y) this clause (b)(i) shall not apply to the extent such failure is remedied or waived by the holders of the applicable Indebtedness prior to any acceleration of the Loans pursuant to Article 7; or

(ii) (A) Failure by the Borrower or any Restricted Subsidiary to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Specified Indebtedness (other than in connection with a CRE Financing Margin Call), in each case beyond the grace period, if any, provided therefor; or (B) breach or default by any Restricted Subsidiaries with respect to any other term of one or more items of Specified Indebtedness (other than in connection with a CRE Financing Margin Call) beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided that (X) clause (B) of this paragraph (b)(ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property securing such Indebtedness if such sale or transfer is permitted hereunder and (Y) this clause (b)(ii) shall not apply to the extent such failure is remedied or waived by the holders of the applicable Indebtedness prior to any acceleration of the Loans pursuant to Article 7;

(c) Breach of Certain Covenants. Failure of any Loan Party, as required by the relevant provision, to perform or comply with any term or condition contained in Section 5.01(a), Section 5.01(b) (which default under Section 5.01(a) or Section 5.01(b) has not been remedied or waived within ten (10) Business Days), Section 5.01(e), Section 5.01(h), Section 5.02 (as it applies to the preservation of the existence of the Borrower), Section 5.16 or Article 6; it being understood and agreed that any breach of Section 6.13(a) is subject to cure as provided in Section 6.13(b), and no Event of Default may arise under Section 6.13(a) until the fifteenth (15th) Business Day after the day on which financial statements are required to be delivered for the relevant Fiscal Quarter under Sections 5.01(a) or (b), as applicable (so long as the Borrower shall have the right to exercise Cure Rights), and then only to the extent the Cure Amount has not been received on or prior to such date; or

(d) Breach of Representations, Etc. Any representation, warranty or certification made or deemed made by any Loan Party in any Loan Document or in any certificate required to be delivered in connection herewith or therewith (including, for the avoidance of doubt, any Perfection Certificate or any Perfection Certificate Supplement) being untrue in any material respect as of the date made or deemed made (it being understood and agreed that any breach of representation, warranty or certification resulting from the failure of the Administrative Agent to file any Uniform Commercial Code continuation statement shall not result in an Event of Default under this Section 7.01(d) or any other provision of any Loan Document) and, in each case, to the extent capable of being cured, such incorrect representation, warranty, certification or statement of fact shall remain incorrect in such material respect for a period of 15 calendar days after the earlier of (i) knowledge thereof by a Responsible Officer of the Borrower or (ii) receipt by the Borrower of written notice thereof from the Administrative Agent; or

(e) Other Defaults Under Loan Documents. Default by any Loan Party in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other Section of this Article 7, which default has not been remedied or waived within thirty (30) calendar days after the earlier of (i) knowledge thereof by a Responsible Officer of the Borrower or (ii) receipt by the Borrower of written notice thereof from the Administrative Agent; or

(f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry by a court of competent jurisdiction of a decree or order for relief in respect of the Manager, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) in an involuntary case or proceeding under any Debtor Relief Law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, state or local Requirements of Law, which relief is not stayed; or (ii) the commencement of an involuntary case or proceeding against the Manager, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) under any Debtor Relief Law; the entry by a court having jurisdiction in the premises of a decree or order for the appointment of a receiver, receiver and manager, (preliminary) insolvency receiver, liquidator, sequestrator, trustee, administrator, custodian or other officer having similar powers over the Manager, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary), or over all or a material part of its property; or the involuntary appointment of an interim receiver, trustee or other custodian of the Manager, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) for all or a material part of its property, which remains, in any case or proceeding under this clause (f), undismissed, unvacated, unbonded or unstayed pending appeal for sixty (60) consecutive days; or

(g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry against the Manager, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of an order for relief, the commencement by the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of a voluntary case or proceeding under any Debtor Relief Law, or the consent by the Manager, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) to the entry of an order for relief in an involuntary case or proceeding or to the conversion of an involuntary case or proceeding to a voluntary case or proceeding, under any Debtor Relief Law, or the consent by the Manager, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) to the appointment of or taking possession by a receiver, receiver and manager, insolvency receiver, liquidator, sequestrator, trustee, administrator, custodian or other like official for or in respect of itself or for all or a material part of its property; (ii) the making by the Manager, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of a general assignment for the benefit of creditors; or (iii) the admission in writing by any Responsible Officer of the Manager or the Borrower of the inability of the Manager, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) to pay their respective debts as such debts become due; or

(h) Judgments and Attachments. The entry or filing of one or more final money judgments, writs or warrants of attachment or similar process against the Borrower or any of its Restricted Subsidiaries or any of their respective assets involving in the aggregate at any time an amount in excess of the Threshold Amount (in either case to the extent not reasonably adequately covered by indemnity from a third party, by self-insurance (if applicable) or by insurance as to which the relevant third party insurance company has been notified and not denied coverage), which judgment, writ, warrant or similar process remains unpaid, undischarged, unvacated, unbonded or unstayed pending appeal for a period of sixty (60) consecutive days; or

(i) Employee Benefit Plans. The occurrence of one or more ERISA Events, which individually or in the aggregate result in liability of the Borrower or any of its Restricted Subsidiaries in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or

(j) Change of Control. The occurrence of a Change of Control; or

(k) Guaranties, Collateral Documents and Other Loan Documents. At any time after the execution and delivery thereof, (i) any material Loan Guaranty for any reason, other than the occurrence of the Termination Date, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared, by a court of competent jurisdiction, to be null and void or any Guarantor shall repudiate in writing its obligations thereunder (in each case, other than as a result of the discharge of such Guarantor in accordance with the terms thereof and other than as a result of acts or omissions by the Administrative Agent or any Lender), (ii) the Security Agreement or any material Collateral Document ceases to be in full force and effect or shall be declared, by a court of competent jurisdiction, to be null and void or any Lien on Collateral created (or purported to be created) under any Collateral Document ceases to be valid and perfected in each case with respect to a material portion of the Collateral (other than (I) Collateral consisting of Material Real Estate Assets or Specified Jurisdiction Material Real Estate Assets to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage or (II) solely by reason of (w) such perfection is not required pursuant to the Collateral and Guarantee Requirement, the Perfection Requirements, the Collateral Documents, this Agreement or otherwise, (x) the Administrative Agent no longer having possession of any Collateral actually delivered to it or a Uniform Commercial Code filing having lapsed because a Uniform Commercial Code continuation statement was not filed in a timely manner, (y) a release of Collateral in accordance with the terms hereof or thereof or (z) the occurrence of the Termination Date or any other termination of such Collateral Document in accordance with the terms thereof) or (iii) other than bona fide, good faith disputes as to the scope of Collateral or whether any Lien has been, or is required to be released, any Loan Party shall contest in writing, the validity or enforceability of any material provision of any Loan Document (or any Lien purported to be created by the Collateral Documents or any Loan Guaranty) or deny in writing that it has any further liability (other than by reason of the occurrence of the Termination Date or any other termination of any other Loan Document in accordance with the terms thereof), including with respect to future advances by the Lenders, under any Loan Document to which it is a party; or

(l) Margin Call. The occurrence of a CRE Financing Margin Call which has not been satisfied, remedied, waived or withdrawn by the required payment date set forth under such CRE Financing (or such extended date as the agent, buyer or lender (as applicable) under such financing may agree in writing to the Borrower and as provided to the Administrative Agent); provided, that if the Lenders provide a Protective Advance Term Loan pursuant to Section 2.22 hereunder to satisfy such CRE Financing Margin Call, such Protective Advance Term Loan shall not cure a Default or Event of Default pursuant to this clause (l), unless such Protective Advance Term Loan has been repaid in accordance with Section 2.11; provided, further, that upon such prepayment of the Protective Advance Term Loan in accordance with Section 2.11 and provided that at such time no other default or similar event exists under the related CRE Financing, such Default or Event of Default shall be deemed to be fully cured and waived for all purposes hereunder without any further action by the Administrative Agent or Lenders and shall cease to exist under this clause (l).

then, and in every such event (other than an event with respect to the Borrower described in clause (f) or (g) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any of the following actions, at the same or different times: declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that upon the occurrence of an event with respect to the Borrower described in clauses (f) or (g) of this Article, any such Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, in each case without further action of the Administrative Agent or any Lender. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

Article 8

THE ADMINISTRATIVE AGENT

Each of the Lenders hereby irrevocably appoints HPS (or any successor appointed pursuant hereto) as Administrative Agent and authorizes the Administrative Agent to take such actions on its behalf (including in any insolvency or liquidation proceeding), including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Any Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, unless the context otherwise requires or unless such Person is in fact not a Lender, include each Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary of any Loan Party or other Affiliate thereof as if it were not the Administrative Agent hereunder. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default exists, and the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Requirements of Law; it being understood that such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary power, except discretionary rights and powers that are expressly contemplated by the Loan Documents and which the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the relevant circumstances as provided in Section 9.02); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Restricted Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable to the Lenders or any other Secured Party for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as is necessary, or as the Administrative Agent believes in good faith shall be necessary, under the relevant circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any covenant, agreement or other term or condition set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of any Lien on the Collateral or the existence, value or sufficiency of the Collateral or to assure that the Liens granted to the Administrative Agent pursuant to any Loan Document have been or will continue to be properly or sufficiently or lawfully created, perfected or enforced or are entitled to any particular priority, (vi) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vii) any property, book or record of any Loan Party or any Affiliate thereof.

Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the Borrower, the Administrative Agent and each Secured Party agree that (i) no Secured Party (other than the Administrative Agent) shall have any right individually to realize upon any of the Collateral or to enforce the Loan Guaranty; it being understood that any realization upon the Collateral or enforcement on any Loan Guaranty against the Loan Parties pursuant hereto or pursuant to any Loan Document may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms hereof or thereof, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or in the event of any other Disposition (including pursuant to Section 363 of the Bankruptcy Code or any similar provision of any other Debtor Relief Law), (A) the Administrative Agent, as agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply all or any portion of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such Disposition and (B) the Administrative Agent or any Lender may be the purchaser or licensor of all or any portion of such Collateral at any such Disposition.

No holder of any Secured Hedging Obligation in its capacity as such shall have any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under this Agreement.

Each Secured Party agrees that the Administrative Agent may in its sole discretion, but is under no obligation to, credit bid any part of the Secured Obligations or to purchase or retain or acquire any portion of the Collateral.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) that it believes to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent has received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article 8 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative

Agent. The Secured Parties agree that the Administrative Agent shall not be responsible to the Secured Parties for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

The Administrative Agent may resign at any time by giving ten days’ written notice to the Lenders and the Borrower; provided that if no successor agent is appointed in accordance with the terms set forth below within such 10-day period, the Administrative Agent’s resignation shall not be effective until the earlier to occur of (x) the date of the appointment of the successor agent or (y) the date that is twenty (20) days after the last day of such 10-day period. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (not to be unreasonably withheld or delayed), to appoint a successor Administrative Agent which, for the avoidance of doubt, shall be a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1; provided that during the existence of an Event of Default, no consent of the Borrower shall be required. If no successor has been appointed as provided above and accepted such appointment within ten days after the retiring Administrative Agent gives notice of its resignation or the Administrative Agent receives notice of removal, then (a) in the case of a retirement, the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above (including, for the avoidance of doubt, the consent of the Borrower) or (b) in the case of a removal, the Borrower may, after consulting with the Required Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that (x) in the case of a retirement, if the Administrative Agent notifies the Borrower, the Lenders that no qualifying Person has accepted such appointment or (y) in the case of a removal, the Borrower notifies the Required Lenders that no qualifying Person has accepted such appointment, then, in each case, such resignation or removal shall nonetheless become effective in accordance with the provisos to the first two sentences in this paragraph and (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent in its capacity as collateral agent for the Secured Parties for purposes of maintaining the perfection of the Lien on the Collateral securing the Secured Obligations, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations required to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly (and each Lender will cooperate with the Borrower to enable the Borrower to take such actions), until such time as the Required Lenders or the Borrower, as applicable, appoint a successor Administrative Agent, as provided above in this Article 8. Upon the acceptance of its appointment as Administrative Agent hereunder as a successor Administrative Agent, the successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder (other than its obligations under Section 9.13 hereof). The fees payable by the Borrower to any successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor Administrative Agent. After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article and

Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any action taken or omitted to be taken by any of them while the relevant Person was acting as Administrative Agent (including for this purpose holding any collateral security following the retirement or removal of the Administrative Agent). Notwithstanding anything to the contrary herein, no Disqualified Institution may be appointed as a successor Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder. Each Lender acknowledges that neither the Administrative Agent nor any Affiliate thereof has made any representation or warranty to it. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or any of its Related Parties.

Each Lender, by delivering its signature page to this Agreement or an Assignment and Assumption and funding its Loan or assignment, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by the Administrative Agent, the Required Lenders or the Lenders, as applicable, on the Closing Date or, in the case of a Lender that becomes party hereto by Assignment and Assumption, thereafter and prior to the effectiveness of such Assignment and Assumption.

Each Secured Party hereby further authorizes the Administrative Agent, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Loan Guaranty, the Collateral and the Loan Documents; provided that the Administrative Agent shall not owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of Secured Obligations with respect to any Secured Hedging Obligations.

The Secured Parties agree that the Administrative Agent shall not be responsible for or have a duty to the Secured Parties to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection (or continued perfection) of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Each Secured Party irrevocably authorizes the Administrative Agent to:

(a) release any Lien on any property granted to or held by Administrative Agent under any Loan Document (i) upon the occurrence of the Termination Date, (ii) that is sold or transferred as part of or in connection with any sale, transfer or other disposition permitted under the Loan Documents to a Person that is not a Loan Party, (iii) that does not constitute (or ceases to constitute) and is not required to constitute Collateral, (iv) if the property subject to such Lien is owned by a Subsidiary Guarantor, upon the release of such Subsidiary Guarantor from its Loan Guaranty otherwise in accordance with the Loan Documents, (v) as required under clause (d) below or (vi) if approved, authorized or ratified in writing by the Required Lenders (or each Lender, if applicable) in accordance with Section 9.02;

(b) subject to Section 9.21, release any Subsidiary Guarantor from its obligations under the Loan Guaranty if such Person ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions permitted hereunder and the Borrower has requested such Excluded Subsidiary cease to be a Subsidiary Guarantor);

(c) subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 6.02(d), 6.02(e), 6.02(g)(i), 6.02(n), 6.02(o)(i) (other than any Lien on the Capital Stock of any Subsidiary Guarantor), 6.02(q), 6.02(r) (to the extent the relevant Lien is of the type to which the Lien of the Administrative Agent is otherwise required to be subordinated under this clause (c) pursuant to any of the other exceptions to Section 6.02 that are expressly included in this clause (c)), 6.02(x), 6.02(y), 6.02(z)(i), 6.02(bb), 6.02(cc), 6.02(ee), 6.02(ff) and 6.02(gg) (and any Refinancing Indebtedness in respect of any thereof to the extent such Refinancing Indebtedness is permitted to be secured under Section 6.02(k)); provided, that the subordination of any Lien on any property granted to or held by the Administrative Agent shall only be required with respect to any Lien on such property that is permitted by Sections 6.02(o), 6.02(q), 6.02(r) and/or 6.02(bb) to the extent that the Lien of the Administrative Agent with respect to such property is required to be subordinated to the relevant Permitted Lien in accordance with the documentation governing the Indebtedness that is secured by such Permitted Lien; and

(d) enter into subordination, intercreditor and/or similar agreements with respect to Indebtedness (including any amendment to any of the foregoing in accordance with Section 9.02) that is (i) required or permitted to be subordinated hereunder and/or (ii) secured by Liens, and with respect to which Indebtedness, this Agreement contemplates an intercreditor, subordination, collateral trust agreement or similar agreement.

Upon the request of the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under the Loan Guaranty or its Lien on any Collateral pursuant to this Article 8. In each case as specified in this Article 8, the Administrative Agent will (and each Lender hereby authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, to subordinate its interest therein, or to release such Loan Party from its obligations under the Loan Guaranty, in each case in accordance with the terms of the Loan Documents and this Article 8; provided, that upon the request of the Administrative Agent, the Borrower shall deliver a certificate of a Financial Officer certifying that the relevant transaction has been consummated in compliance with the terms of this Agreement. Any execution and delivery of documents pursuant to this paragraph shall be without recourse to or warranty by the Administrative Agent.

The Administrative Agent is authorized to enter into any intercreditor, subordination, collateral trust or similar agreement contemplated hereby, in each case, on terms reasonably satisfactory to the Administrative Agent, with respect to any (a) Indebtedness permitted hereby (i) that is required or permitted to be subordinated hereunder and (ii) which contemplates an intercreditor, subordination or collateral trust agreement and/or (b) Secured Hedging Obligations, whether or not constituting Indebtedness (any such other intercreditor agreement an “Additional Agreement”), and the Secured Parties party hereto acknowledge that any Additional Agreement is binding upon them. Each Secured Party party hereto hereby (a) agrees that it will be bound by, and will not take any action contrary to, the provisions of any Additional Agreement and (b) authorizes the Administrative Agent to enter into any Additional Agreement and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof. The foregoing provisions are intended as an inducement to the Secured Parties to extend credit to the Borrower, and the Secured Parties are intended third-party beneficiaries of such provisions and the provisions of any Additional Agreement.

To the extent that the Administrative Agent (or any Affiliate thereof) is not reimbursed and indemnified by the Borrower in accordance with and to the extent required by Section 9.03(b) hereof, the Lenders will reimburse and indemnify the Administrative Agent (and any Affiliate thereof) in proportion to their respective Applicable Percentages (determined as if all Term Loans were of a single Class) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any Affiliate thereof) in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document (in all cases, whether or not caused or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Administrative Agent or any Affiliate thereof); provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The agreements in this paragraph shall survive the payment of the Loans and all other amounts payable hereunder.

To the extent required by any applicable Requirements of Law (as determined in good faith by the Administrative Agent), the Administrative Agent may withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.17, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 10 days after demand therefor, all Taxes and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective), whether or not such Taxes were correctly or legally imposed or asserted. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this paragraph. The agreements in this paragraph shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

In addition, unless either (1) sub-clause (i) in the immediately preceding paragraph is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding paragraph, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this paragraph shall be conclusive, absent manifest error.

Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect,

The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this paragraph shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, the immediately preceding clauses (x) and (y) shall not apply to the extent any such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such erroneous Payment.

Each party’s obligations under the preceding three paragraphs of this Article 8 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Article 9

MISCELLANEOUS

Section 9.01. Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:

(i) if to any Loan Party, to such Loan Party in the care of the Borrower at:

Claros Mortgage Trust, Inc.

c/o Mack Real Estate Credit Strategies, L.P.

60 Columbus Circle, 20th Floor

New York, New York 10023

Attention: General Counsel

Email: cmtg_tl@mackregroup.com

with copies to (which shall not constitute notice to any Loan Party):

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036-8704

Attention: Daniel Stanco, Leonard Klingbaum; Arek M. Maczka; David Rosenthal

Email: daniel.stanco@ropesgray.com; leonard.kingbaum@ropesgray.com; arek.maczka@ropesgray.com; david.rosenthal@ropesgray.com

Telephone: (212) 596-9658

(ii) if to the Administrative Agent, at:

HPS Investment Partners, LLC

as Administrative Agent for the Lenders referred to below

40 West 57th Street, 33rd Floor

New York, NY 10019

Attn: David Lehman, Colbert Cannon

Email: david.lehman@hpspartners.com;

colbert.cannon@hpspartners.com;

HPSADAgencyTeam@alterdomus.com

with copies to (which shall not constitute notice)

Milbank LLP

55 Hudson Yards

New York, NY 10001

Attention: Al Pisa; Maya Grant; Yaakov Sheinfeld

Email Address: apisa@milbank.com; mgrant@milbank.com; ysheinfeld@milbank.com

(iii) if to any Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (A) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof or three Business Days after dispatch if sent by certified or registered mail, in each case, delivered, sent or mailed (properly addressed) to the relevant party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01 or (B) sent by facsimile shall be deemed to have been given when sent and when receipt has been confirmed by telephone; provided that notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, such notices or other communications shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and Internet or intranet websites) pursuant to procedures set forth herein or otherwise approved by the Administrative Agent. The Administrative Agent or the Borrower (on behalf of any Loan Party) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures set forth herein or otherwise approved by it (provided that approval of such procedures may be limited to particular notices or communications). All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that any such notice or communication not given during the normal business hours of the recipient shall be deemed to have been given at the opening of business on the next Business Day for the recipient and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Any party hereto may change its address or facsimile number or other notice information hereunder by notice to the other parties hereto; it being understood and agreed that the Borrower may provide any such notice to the Administrative Agent as recipient on behalf of itself and each Lender.

(d) The Borrower hereby acknowledges that the Administrative Agent will make available to the Lenders materials and/or information provided by, or on behalf of, the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on the Platform

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Section 9.02. Waivers; Amendments.

(a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof except as provided herein or in any Loan Document, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any party hereto therefrom shall in any event be effective unless the same is permitted by this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, to the extent permitted by applicable Requirements of Law, the making of any Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time.

(b) Subject to this Section 9.02(b) and Section 9.02(d) below and to Section 2.14(b) and Section 9.05(f), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified, except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) or (ii) in the case of any other Loan Document (other than any waiver, amendment or modification to effectuate any modification thereto expressly contemplated by the terms of such other Loan Document), pursuant to an agreement or agreements in writing entered into by the Administrative Agent and each Loan Party that is party thereto, with the consent of the Required Lenders; provided that:

(A) the consent of each Lender directly and adversely affected thereby (but, except in the case of subclause (1), not the consent of the Required Lenders) shall be required for any waiver, amendment or modification that:

(1) increases the Commitment of such Lender; it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall constitute an increase of any Commitment of such Lender;

(2) reduces the principal amount of any Loan owed to such Lender or any amount due to such Lender on any Loan Installment Date;

(3) (x) extends the scheduled final maturity of any Loan or (y) postpones any Loan Installment Date or any Interest Payment Date with respect to any Loan held by such Lender or the date of any scheduled payment of any fee or premium payable to such Lender hereunder (in each case, other than any extension for administrative reasons agreed by the Administrative Agent);

(4) reduces the rate of interest (other than to waive any Default or Event of Default or obligation of the Borrower to pay interest to such Lender at the default rate of interest under Section 2.13(c), which shall only require the consent of the

Required Lenders) or the amount of any fee or premium owed to such Lender; it being understood that no change in the calculation of any other interest, fee or premium due hereunder (including any component definition thereof) shall constitute a reduction in any rate of interest or fee hereunder;

(5) extends the expiry date of such Lender’s Commitment; it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of any Commitment shall constitute an extension of any Commitment of any Lender; and

(6) waives, amends or modifies the provisions of Section 2.18(b) or 2.18(c) of this Agreement in a manner that would by its terms alter the “waterfall” in Section 2.18(b) or pro rata sharing of payments required by Section 2.18(c) (as otherwise provided in this Section 9.02);

(B) no such agreement shall:

(1) change any of the provisions of Section 9.02(a) or Section 9.02(b) or the definition of “Required Lenders” to reduce any voting percentage required to waive, amend or modify any right thereunder or make any determination or grant any consent thereunder, without the prior written consent of each Lender;

(2) release all or substantially all of the Collateral from the Lien granted pursuant to the Loan Documents (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Article 8 or Section 9.21 hereof), without the prior written consent of each Lender; or

(3) release all or substantially all of the value of the Guarantees under the Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Section 9.21 hereof), without the prior written consent of each Lender; and

(C) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

(c) [Reserved].

(d) Notwithstanding anything to the contrary contained in this Section 9.02 or any other provision of this Agreement or any provision of any other Loan Document:

(i) the Borrower and the Administrative Agent may, without the input or consent of any Lender, amend, supplement and/or waive any guaranty, collateral security agreement, pledge agreement and/or related document (if any) executed in connection with this Agreement to (A) comply with any Requirement of Law or the advice of counsel, (B) cause any such guaranty, collateral security agreement, pledge agreement or other document to be consistent with this Agreement and/or the relevant other Loan Documents or (C) add a benefit for solely the Lenders under the existing Term Facility, including, but not limited to, increase in margin, interest rate floor, prepayment premium, call protection and reestablishment of or increase in amortization schedule; provided that no such amendment, modification or waiver that increases or accelerates the amortization schedule shall operate to cause the amounts subject to such increased or accelerated amortization schedule to not be subject to Section 2.12(c),

(ii) the Borrower and the Administrative Agent may, without the input or consent of any other Lender (other than the relevant Lenders (including Additional Lenders) providing Loans under such Sections), effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrower and the Administrative Agent to effect the provisions of Sections 5.12, or 6.12, or any other provision specifying that any waiver, amendment or modification may be made with the consent or approval of the Administrative Agent,

(iii) if the Administrative Agent and the Borrower have jointly identified any ambiguity, mistake, defect, inconsistency, obvious error or any error or omission of a technical nature or any necessary or desirable technical change, in each case, in any provision of any Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend such provision (without any further action or consent of any other party) solely to address such matter as reasonably determined by them acting jointly,

(iv) the Administrative Agent and the Borrower may amend, restate, amend and restate or otherwise modify any Additional Agreement as provided therein,

(v) the Administrative Agent may amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.05, Commitment terminations pursuant to Section 2.09 and incurrences of Protective Advance Term Loans pursuant to Sections 2.22,

(vi) [reserved],

(vii) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit any extension of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the relevant benefits of this Agreement and the other Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion, and

(viii) any amendment, wavier or modification of any term or provision that directly affects Lenders under one or more Classes and does not directly affect Lenders under one or more other Classes may be effected by the consent of Lenders representing more than 50% of the aggregate Commitments and/or Loans of such directly affected Class in lieu of the consent of the Required Lenders.

Section 9.03. Expenses; Indemnity.

(a) Subject to Section 9.05(f), the Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if necessary, of one local counsel in any relevant jurisdiction to all such Persons, taken as a whole) in connection with the syndication and distribution (including via the Internet or through a service such as IntraLinks) of the Term Facility, the preparation, execution, delivery and administration of the Loan Documents and any related documentation, including in connection with any amendment, modification or waiver of any provision of any Loan Document (whether or not the transactions contemplated thereby are consummated, but only to the extent the preparation of any such amendment, modification or waiver was requested by the Borrower and except as otherwise provided in a separate writing between the Borrower and/or the Administrative Agent), but excluding solely in connection with any arranging of commitments to provide the Term Facility on the Closing Date and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or the Lenders or any of their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if necessary, of one local counsel in any relevant jurisdiction to all such Persons, taken as a whole) in connection with the enforcement, collection or protection of their respective rights in connection with the Loan Documents, including their respective rights under this Section, or in connection with the Loans made hereunder. Except to the extent required to be paid on the Closing Date, all amounts due under this paragraph (a) shall be payable by the Borrower within thirty (30) days of receipt by the Borrower of an invoice setting forth such expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request.

(b) The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages and liabilities (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one local counsel in any relevant jurisdiction to all Indemnitees, taken as a whole and solely in the case of an actual or perceived conflict of interest, (x) one additional counsel to all affected Indemnitees, taken as a whole, and (y) one additional local counsel to all affected Indemnitees, taken as a whole, in each relevant jurisdiction), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby and/or the enforcement of the Loan Documents, (ii) the use of the proceeds of the Loans, (iii) any actual or alleged Release or presence of Hazardous Materials on, at, under or from any property currently or formerly owned or leased by the Borrower, any of its Restricted Subsidiaries or any other Loan

Party or any Environmental Liability related in any way to the Borrower, any of its Restricted Subsidiaries or any other Loan Party and/or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that any such loss, claim, damage, or liability (i) is determined by a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or such Person’s material breach of the Loan Documents or (ii) arises out of any claim, litigation, investigation or proceeding brought by such Indemnitee against another Indemnitee (other than any claim, litigation, investigation or proceeding that is brought by or against the Administrative Agent acting in its capacity as the Administrative Agent) that does not involve any act or omission of the Borrower or any of its Affiliates. Each Indemnitee shall be obligated to refund or return any and all amounts paid by the Borrower pursuant to this Section 9.03(b) to such Indemnitee for any fees, expenses, or damages to the extent such Indemnitee is not entitled to payment thereof in accordance with the terms hereof. All amounts due under this paragraph (b) shall be payable by the Borrower within thirty (30) days (x) after receipt by the Borrower of a written demand therefor, in the case of any indemnification obligations and (y) in the case of reimbursement of costs and expenses, after receipt by the Borrower of an invoice setting forth such costs and expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages or liabilities in respect of a non-Tax claim.

(c) The Borrower shall not be liable for any settlement of any proceeding effected without the written consent of the Borrower (which consent shall not be unreasonably withheld, delayed or conditioned), but if any proceeding is settled with the written consent of the Borrower, or if there is a final judgment against any Indemnitee in any such proceeding, the Borrower agrees to indemnify and hold harmless each Indemnitee to the extent and in the manner set forth above. The Borrower shall not, without the prior written consent of the affected Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened proceeding in respect of which indemnity could have been sought hereunder by such Indemnitee unless (i) such settlement includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such proceeding and (ii) such settlement does not include any statement as to any admission of fault or culpability.

Section 9.04. Waiver of Claim. To the extent permitted by applicable Requirements of Law, no party to this Agreement shall assert, and each hereby waives, any claim against any other party hereto, any Loan Party and/or any Related Party of any of the foregoing, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof, except, in the case of any claim by any Indemnitee against the Borrower, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 9.03.

Section 9.05. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that (i) except as provided under Section 6.07, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with the terms of this Section 9.05 (any attempted assignment or transfer not complying with the terms of this Section 9.05, including with respect to attempted assignments or transfers to Disqualified Institutions shall be subject to Section 9.05(f)). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and permitted assigns, to the extent provided in paragraph (e) of this Section 9.05, Participants and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of any Protective Advance Term Loan added pursuant to Sections 2.22 at the time owing to it) with the prior written consent of:

(A) the Borrower (such consent not to be unreasonably withheld, conditioned or delayed); provided, that (x) the Borrower shall be deemed to have consented to any assignment of Term Loans unless it has objected thereto by written notice to the Administrative Agent within 10 Business Days after receipt of written notice thereof and (y) the consent of the Borrower shall not be required for any assignment of Term Loans or Term Commitments (1) to any Term Lender or any Affiliate of any Term Lender or an Approved Fund or (2) at any time when an Event of Default exists; provided, further, that notwithstanding the foregoing, unless an Event of Default exists, the Borrower may withhold its consent to any assignment to any Person (other thana Bona Fide Debt Fund that is a Competitor (unless the Borrower has a reasonable basis for withholding consent)) that is not a Disqualified Institution but is known by the Borrower to be an Affiliate of a Disqualified Institution regardless of whether such Person is identifiable as an Affiliate of a Disqualified Institution on the basis of such Affiliate’s name; and

(B) the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed); provided, that no consent of the Administrative Agent shall be required for any assignment to another Lender.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of any assignment to another Lender, any Affiliate of any Lender or any Approved Fund or any assignment of the entire remaining amount of the relevant assigning Lender’s Loans or Commitments of any Class, the principal amount of Loans or Commitments of the assigning Lender subject to the relevant assignment (determined as of the date on which the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent and determined on an aggregate basis in the event of concurrent assignments to Related Funds of the assignee or by Related

Funds of the assigning Lender) shall not be less than $1,000,000, in the case of Term Loans and Term Commitments, unless the Borrower and the Administrative Agent otherwise consent;

(B) any partial assignment shall be made as an assignment of a proportionate part of all the relevant assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee (i) shall not apply to an assignment by a Lender to its controlled Affiliates and (ii) may otherwise be waived or reduced in the sole discretion of the Administrative Agent); and

(D) the relevant Eligible Assignee, if it is not a Lender, shall deliver on or prior to the effective date of such assignment, to the Administrative Agent (1) an Administrative Questionnaire and (2) any IRS form and/or other documentation required under Section 2.17.

(E) Subject to the acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 9.05, from and after the effective date specified in any Assignment and Assumption, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned pursuant to such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be (A) entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 with respect to facts and circumstances occurring on or prior to the effective date of such assignment and (B) subject to its obligations thereunder and under Section 9.13). If any assignment by any Lender holding any Promissory Note is made after the issuance of such Promissory Note, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender such Promissory Note to the Administrative Agent for cancellation, and, following such cancellation, if requested by either the assignee or the assigning Lender, the Borrower shall issue and deliver a new Promissory Note to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new commitments and/or outstanding Loans of the assignee and/or the assigning Lender. Other than with respect to Disqualified Institutions, the remedy for an improper assignment should be to treat such assignment as a participation.

(iii) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and their respective successors and assigns, and the commitment of, and principal amount of and interest on the Loans and Commitments owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and each Lender, at any reasonable time and from time to time upon reasonable prior notice. The parties intend that any interest in or with respect to the Loans under this Agreement be treated as being issued and maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code and any regulations thereunder (and any successor provisions), including under United States Treasury Regulations Section 5f.103-1(c) and Proposed Regulations Section 1.163-5 (and any successor provisions), and the provisions of this Agreement shall be construed in a manner that gives effect to such intent.

(iv) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Eligible Assignee, the Eligible Assignee’s completed Administrative Questionnaire and any tax certification required by Section 9.05(b)(ii)(D)(2) (unless the assignee is already a Lender hereunder), the processing and recordation fee referred to in Section 9.05(b)(ii)(C), if applicable, and any written consent to the relevant assignment required by Section 9.05(b)(i), the Administrative Agent shall promptly accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(v) By executing and delivering an Assignment and Assumption, the assigning Lender and the Eligible Assignee thereunder shall be deemed to confirm and agree with each other and the other parties hereto as follows: (A) the assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that the amount of its commitments, and the outstanding balances of its Loans, in each case without giving effect to any assignment thereof which has not become effective, are as set forth in such Assignment and Assumption, (B) except as set forth in clause (A) above, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statement, warranty or representation made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Restricted Subsidiary or the performance or observance by the Borrower or any Restricted Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (C) the assignee represents and warrants that it is an Eligible Assignee, legally authorized to enter into such Assignment and Assumption; (D) the assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 3.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and

Assumption; (E) the assignee will independently and without reliance upon the Administrative Agent, the assigning Lender or any other Lender and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (F) the assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; and (G) the assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or any other Lender, sell participations to any bank or other entity (other than to any Disqualified Institution or any natural Person) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which any Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the relevant Participant, agree to any amendment, modification or waiver described in (x) clause (A) of the first proviso to Section 9.02(b) that directly and adversely affects the Loans or Commitments in which such Participant has an interest and (y) clauses (B)(1), (2) or (3) of the first proviso to Section 9.02(b). Subject to paragraph (c)(ii) of this Section 9.05, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the limitations and requirements of such Sections and Section 2.19) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.05 and it being understood that the documentation required under Section 2.17(f) shall be delivered solely to the participating Lender, and if additional amounts are required to be paid pursuant to Section 2.17(a) or Section 2.17(c), by the participating Lender to the Borrower and the Administrative Agent. To the extent permitted by applicable Requirements of Law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided that such Participant shall be subject to Section 2.18(c) as though it were a Lender.

(ii) No Participant shall be entitled to receive any greater payment under Sections 2.15, 2.16 or 2.17 than the participating Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent, not to be unreasonably withheld or delayed, expressly acknowledging that such Participant’s entitlement to benefits under Sections 2.15, 2.16 and 2.17 is not limited to what the participating Lender would have been entitled to receive absent the participation.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code and the Treasury regulations issued thereunder on which is entered the name and address of each Participant and their respective successors and registered assigns, and the principal and interest amounts of each Participant’s interest in the Loans or other obligations under the Loan Documents (a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of any Participant Register (including the identity of any Participant or any information relating to any Participant’s interest in any Commitment, Loan or any other obligation under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under the Code or Treasury Regulations, including Section 5f.103-1(c) of the Treasury Regulations, or is otherwise required under the Code or Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and each Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to any Disqualified Institution or any natural person) to secure obligations of such Lender, including any pledge or assignment to secure obligations to any Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 9.05 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release any Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) [Reserved].

(f) (i) Any assignment or participation by a Lender without the Borrower’s consent to any Disqualified Institution or otherwise not in compliance with this Section 9.05 shall be subject to the provisions of this Section 9.05(f), and the Borrower shall be entitled to seek specific performance to enforce this Section 9.05(f) in addition to injunctive relief (without posting a bond or presenting evidence of irreparable harm) or any other remedies available to the Borrower at law or in equity; it being understood and agreed that the Borrower and its Subsidiaries will suffer irreparable harm if any Lender breaches any obligation under this Section 9.05 as it relates to any assignment, participation or pledge of any Loan or Commitment to any Disqualified Institution or any other Person to whom the Borrower’s consent is required but not obtained. Nothing in this Section 9.05(f) shall be deemed to prejudice any right or remedy that the Borrower may otherwise have at law or equity. Upon the request of any Lender, the Administrative Agent and the Borrower may make the list of Disqualified Institutions (other than any Disqualified Institution under clause (a)(iii) or (b)(ii) of the definition thereof) available to such Lender so long as such Lender agrees to keep the list of Disqualified Institutions confidential in accordance with the terms hereof and such Lender may provide such list of Disqualified Institutions to any potential assignee or participant on a confidential basis, solely for the purpose of permitting such potential assignee or participant to verify whether such Person constitutes a Disqualified Institution.

(ii) If any assignment or participation under this Section 9.05 is made to a Disqualified Institution without the Borrower’s prior written consent or otherwise not in compliance with this Section 9.05, then the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution (or the applicable Lender) and the Administrative Agent, (A) terminate any Commitment of such Disqualified Institution (or the applicable Lender) and repay all obligations of the Borrower owing to such Disqualified Institution (or the applicable Lender), (B) in the case of any outstanding Term Loans, held by such Disqualified Institution (or the applicable Lender), purchase such Term Loans by paying the lesser of (x) par and (y) the amount that such Disqualified Institution (or the applicable Lender) paid to acquire such Term Loans, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder and/or (C) require such Disqualified Institution (or the applicable Lender) to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.05), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees; provided that (I) in the case of clause (B), the applicable Disqualified Institution (or the applicable Lender) has received payment of an amount equal to the lesser of (1) par and (2) the amount that such Disqualified Institution (or the applicable Lender) paid for the applicable Loans, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the Borrower, (II) in the case of clauses (A) and (B), the Borrower shall not be liable to the relevant Disqualified Institution (or the applicable Lender) under Section 2.16 if any Term Benchmark Loan owing to such Disqualified Institution (or the applicable Lender) is repaid or purchased other than on the last day of the Interest Period relating thereto, (III) in the case of clause (C), the relevant assignment shall otherwise comply with this Section 9.05 (except that no registration and processing fee required under this Section 9.05 shall be required with any assignment pursuant to this paragraph) and (IV) in no event shall such Disqualified Institution (or the applicable Lender) be entitled to receive amounts set forth in Section 2.13(c). Further, the Borrower may, upon notice to the Administrative Agent, require that such Disqualified Institution (or the applicable Lender) (A) will not receive information or reporting provided by any Loan Party, the Administrative Agent or any Lender and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, (B) (x) for purposes of determining whether the Required Lenders or the majority Lenders under any Class have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, shall not have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action, and all Loans held by any Disqualified Institution (or the applicable Lender) shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders, majority Lenders under any Class or all Lenders have taken any actions, and (y) hereby agrees that if a case or proceeding under any Debtor Relief Law shall be commenced by or against the Borrower or any other Loan Party, such Disqualified Institution (or the applicable Lender) will be deemed to vote in the same proportion as Lenders that are not Disqualified Institutions (or the applicable Lender) and that any vote by any such Disqualified Institution in violation of the foregoing shall not be counted and (C) hereby agrees that the provisions of Section 9.03 shall not apply in favor of such Disqualified Institutions (or the applicable Lender). For the sake of clarity, the provisions in this Section 9.05(f) shall not apply to any Person that is an assignee of a

Disqualified Institution (or the applicable Lender), if such assignee is not a Disqualified Institution (or the applicable Lender).

(iii) Notwithstanding anything to the contrary herein, each of the Borrower and each Lender acknowledges and agrees that the Administrative Agent, in its capacity as such, shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions (or the applicable Lender), including whether any Lender or potential Lender is a Disqualified Institution (or the applicable Lender). Without limiting the generality of the foregoing, the Administrative Agent, in its capacity as such, shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Institution (or the applicable Lender) or (y) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information, to any Disqualified Institution (or the applicable Lender) (regardless of whether the consent of the Administrative Agent is required thereto), and none of the Borrower, any Lender or their respective Affiliates will bring any claim to such effect.

Section 9.06. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loan regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. The provisions of Sections 2.15, 2.16, 2.17, 9.03 and 9.13 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the occurrence of the Termination Date or the termination of this Agreement or any provision hereof but in each case, subject to the limitations set forth in this Agreement.

Section 9.07. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, the Engagement Letter and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it has been executed by the Borrower and the Administrative Agent and when the Administrative Agent has received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission (including by email as a “.pdf” or “.tif” attachment) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and/or any other Loan Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (A) agrees that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement and/or any other Loan Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement and/or any other Loan Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement and/or any other Loan Document based solely on the lack of paper original copies of this Agreement, and/or such other Loan Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against the Administrative Agent, any Lender, any Indemnitee or any Related Party of any of the foregoing for any liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 9.08. Severability. To the extent permitted by applicable Requirements of Law, any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.09. Right of Setoff. At any time when an Event of Default exists, the Administrative Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (in any currency) at any time owing by the Administrative Agent or such Lender to or for the credit or the account of any Loan Party against any of and all the Secured Obligations held by the Administrative Agent or such Lender, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under the Loan Documents and although such obligations may be contingent or unmatured or are owed to a branch or office of such Lender different than the branch or office holding such deposit or obligation on such Indebtedness. Any applicable Lender shall promptly notify the Borrower and the Administrative Agent of such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section 9.09. The rights of each Lender and the Administrative Agent under this Section 9.09 are in addition to other rights and remedies (including other rights of setoff) which such Lender or the Administrative Agent may have.

Section 9.10. Governing Law; Jurisdiction; Consent to Service of Process.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN ANY OTHER LOAN DOCUMENT) AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN ANY OTHER LOAN DOCUMENT), SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, FEDERAL COURT. EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE REQUIREMENTS OF LAW. EACH PARTY HERETO AGREES THAT THE ADMINISTRATIVE AGENT RETAINS THE RIGHT TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ITS RIGHTS UNDER ANY COLLATERAL DOCUMENT.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT

OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION 9.10. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

(d) TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 9.01. EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW.

Section 9.11. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

Section 9.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.13. Confidentiality. Each of the Administrative Agent and each Lender agrees to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its and its Affiliates’ directors, officers, managers, employees, independent auditors, or other experts and advisors, including accountants, legal counsel and other advisors (collectively, the “Representatives”) on a “need to know” basis solely in connection with the transactions contemplated hereby and who are informed of the confidential nature of the Confidential Information and are or have been advised of their obligation to keep the Confidential Information of this type confidential; provided that such Person shall be responsible for its Affiliates’ and their Representatives’ compliance with this paragraph; provided, further, that unless the Borrower otherwise consents, no such disclosure shall be made by the Administrative Agent, any Lender or any Affiliate or Representative thereof to any Affiliate or Representative of the Administrative Agent or any Lender that is a Disqualified Institution, (b) to the extent compelled by legal process in, or reasonably necessary to, the defense of such legal, judicial or administrative proceeding, in any legal, judicial or administrative proceeding or otherwise as required by applicable Requirements of Law (in which case such Person shall (i) to the extent permitted by applicable Requirements of Law, inform the Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (c) upon the demand or request of any regulatory or governmental authority (including any self-regulatory body) purporting to have jurisdiction over such Person or its Affiliates (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any Governmental Authority or regulatory or self-regulatory authority exercising examination or regulatory authority, to the extent permitted by applicable Requirements of Law, (i) inform the Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any information so disclosed is accorded confidential treatment), (d) to any other party to this Agreement, (e) subject to an acknowledgment and agreement by the relevant recipient that the Confidential Information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as otherwise reasonably acceptable to the Borrower and the Administrative Agent) in accordance with market standards for dissemination of the relevant type of information, which shall in any event require “click through” or other affirmative action on the part of the recipient to access the Confidential Information and acknowledge its confidentiality obligations in respect thereof, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or prospective Participant in, any of its rights or obligations under this Agreement (in each case other than a Disqualified Institution), (ii) any pledgee referred to in Section 9.05, (iii) any actual or prospective, direct or indirect contractual counterparty (or its advisors) to any Derivative Transaction (including any credit default swap) or similar derivative product to which any Loan Party is a party and (iv) subject to the Borrower’s prior approval of the information to be disclosed, (x) to Moody’s, S&P or Fitch on a confidential basis in connection with obtaining or maintaining ratings as required under Section 5.13 or (y) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities or, on a confidential basis, market data collectors and service providers to the Administrative Agent in connection with the administration and management of this Agreement and the Loan Documents, (f) with the prior written consent of the Borrower and (g) to the extent the Confidential Information becomes publicly available other than as a result of a breach of this Section 9.13 by such Person, its Affiliates or their respective Representatives. For purposes of this Section 9.13, “Confidential Information” means all information relating to the Borrower and/or any of its Subsidiaries and their respective businesses or the Transactions (including any information obtained by the Administrative Agent or any Lender, or any of their respective Affiliates or Representatives, based on a review of any books and records relating to the Borrower and/or any of its Subsidiaries and their respective Affiliates from time to time, including prior to the date hereof) other than any such information that is publicly available to the Administrative Agent or Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Subsidiaries. For the avoidance of doubt, in no event shall any disclosure of any Confidential Information be made to a Person that is a Disqualified Institution at the time of disclosure.

Section 9.14. No Fiduciary Duty. Each of the Administrative Agent each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their respective affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Administrative Agent any Lender or their respective Affiliates, on the one hand, and such Loan Party, its respective stockholders or its respective affiliates, on the other. Each Loan Party acknowledges and agrees that: (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender, in its capacity as such, has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its respective stockholders or its respective affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its respective stockholders or its respective Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender, in its capacity as such, is acting solely as principal and not as the agent or fiduciary of such Loan Party, its respective management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that such Loan Party has consulted its own legal, tax and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. To the fullest extent permitted by the applicable Requirements of Law, each Loan Party hereby agrees not to assert any claim against the Administrative Agent, any Lender or any of their respective Affiliates with respect to any alleged breach of fiduciary duty arising solely by virtue of this Agreement.

Section 9.15. Several Obligations. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.

Section 9.16. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA PATRIOT Act.

Section 9.17. Disclosure of Agent Conflicts. Each Loan Party and each Lender hereby acknowledge and agree that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

Section 9.18. Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens for the benefit of the Administrative Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable Requirement of Law can be perfected only by possession. If any Lender (other than the Administrative Agent) obtains possession of any Collateral, such Lender shall notify the Administrative Agent thereof and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions. The Lenders hereby acknowledge and agree that the Administrative Agent may act, subject to and in accordance with the terms of any other applicable intercreditor or subordination agreement, as the collateral agent for the Lenders.

Section 9.19. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Requirements of Law (collectively the “Charged Amounts”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Loan hereunder, together with all Charged Amounts payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charged Amounts that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.19 shall be cumulated and the interest and Charged Amounts payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, have been received by such Lender.

Section 9.20. Conflicts. Notwithstanding anything to the contrary contained herein or in any other Loan Document, in the event of any conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall govern and control.

Section 9.21. Release of Guarantors.

(a) Notwithstanding anything in Section 9.02(b) to the contrary, any Subsidiary Guarantor shall automatically be released from its obligations hereunder (and its Loan Guaranty shall be automatically released) (i) upon the consummation of any permitted transaction or series of related transactions if as a result thereof such Subsidiary Guarantor ceases to be a Restricted Subsidiary, (ii) upon such Subsidiary Guarantor becoming or constituting an Excluded Subsidiary as a result of a transaction or transactions permitted hereunder and/or (iii) upon the occurrence of the Termination Date. In connection with any such release, the Administrative Agent shall promptly execute and deliver to the relevant Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence termination or release; provided, that upon the request of the Administrative Agent, the Borrower shall deliver a certificate of a Financial Officer certifying that the relevant transaction has been consummated in compliance with the terms of this Agreement. Any execution and delivery of any document pursuant to the preceding sentence of this Section 9.21(a) shall be without recourse to or warranty by the Administrative Agent (other than as to the Administrative Agent’s authority to execute and deliver such documents).

(b) Administrative Agent is authorized to release any Loan Party from its obligations under the applicable Loan Guaranty or hereunder, as applicable, if in the case of any Subsidiary, such Person ceases to be a Subsidiary or otherwise becomes an Excluded Subsidiary as a result of a transaction or designation permitted under the applicable Loan Guaranty or hereunder; provided that no such release shall occur if (i) the primary purpose of such transaction in which any Guarantor becomes an Excluded Subsidiary was to release such Guarantor from its Loan Guaranty, (ii) such Guarantor would be released from its Loan Guaranty solely as a result of ceasing to be a Wholly-Owned Subsidiary unless the applicable transaction was with an unaffiliated third party for a bona fide business purpose and not for the purpose of evading the guarantee requirements under the Loan Documents or (iii) such Guarantor would be released from its Loan Guaranty as a result of becoming a Foreign Subsidiary or Subsidiary of a Foreign Subsidiary to the extent permitted hereunder.

Section 9.22. Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding of the parties hereto, each such party acknowledges that any liability of any effected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any applicable Resolution Authority.

Section 9.23. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

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BORROWER:

CLAROS MORTGAGE TRUST, INC.

By:_/s/ J. Michael McGillis__________________

Name: J. Michael McGillis

Title: President and Chief Financial Officer

1

HPS INVESTMENT PARTNERS, LLC,

as Administrative Agent

By:_/s/ Long Nguyen__________________

Name: Long Nguyen

Title: Managing Director

1

HPS SPECIALTY LOAN FUND VI, SCSP,

as Lender

By: HPS Investment Partners, LLC, its Portfolio Manager

By:_/s/ Long Nguyen__________________

Name: Long Nguyen

Title: Managing Director

SLIF VI HOLDINGS, LLC,

as Lender

By: HPS Investment Partners, LLC, its Investment Manager

By:_/s/ Long Nguyen__________________

Name: Long Nguyen

Title: Managing Director

HPS SPECIALTY LOAN FUND VI-L, SCSP,

as Lender

By: HPS Investment Partners, LLC, its Portfolio Manager

By:_/s/ Long Nguyen__________________

Name: Long Nguyen

Title: Managing Director

SLIF VI-L HOLDINGS, LLC,

as Lender

By: HPS Investment Partners, LLC, its Investment Manager

By:_/s/ Long Nguyen__________________

Name: Long Nguyen

Title: Managing Director

1

CST SPECIALTY LOAN FUND, L.P.,

as Lender

By: HPS Investment Partners, LLC, its Investment Manager

By:_/s/ Long Nguyen__________________

Name: Long Nguyen

Title: Managing Director

SPECIALTY LOAN VG FUND, L.P.,

as Lender

By: HPS Investment Partners, LLC, its Investment Manager

By:_/s/ Long Nguyen__________________

Name: Long Nguyen

Title: Managing Director

CACTUS DIRECT LENDING FUND, L.P.,

as Lender

By: HPS Investment Partners, LLC, its Investment Manager

By:_/s/ Long Nguyen__________________

Name: Long Nguyen

Title: Managing Director

RED CEDAR FUND 2016, L.P.,

as Lender

By: HPS Investment Partners, LLC, its Investment Manager

By:_/s/ Long Nguyen__________________

Name: Long Nguyen

Title: Managing Director

PACIFIC INDEMNITY COMPANY,

as Lender

By: HPS Investment Partners, LLC, its Investment Manager

By:_/s/ Long Nguyen__________________

Name: Long Nguyen

Title: Managing Director

PRESIDIO LOAN FUND, L.P.,

as Lender

By: HPS Investment Partners, LLC, its Investment Manager

By:_/s/ Long Nguyen__________________

Name: Long Nguyen

Title: Managing Director

HPS OCOEE SPECIALTY LOAN FUND, L.P.,

as Lender

By: HPS Investment Partners, LLC, its Investment Manager

By:_/s/ Long Nguyen__________________

Name: Long Nguyen

Title: Managing Director

HPS SPECIALTY LOAN FUND TX, L.P.,

as Lender

By: HPS Investment Partners, LLC, its Investment Manager

By:_/s/ Long Nguyen__________________

Name: Long Nguyen

Title: Managing Director

BRICKYARD DIRECT LENDING FUND, L.P.,

as Lender

By: HPS Investment Partners, LLC, its Investment Manager

By:_/s/ Long Nguyen__________________

Name: Long Nguyen

Title: Managing Director

BRICKYARD DIRECT LENDING FUND (SLF), L.P., as Lender

By: HPS Investment Partners, LLC, its Investment Manager

By:_/s/ Long Nguyen__________________

Name: Long Nguyen

Title: Managing Director

HPS STAR PRIVATE CREDIT FUND, SCSP,

as Lender

By: HPS Investment Partners, LLC, its Portfolio Manager

By:_/s/ Long Nguyen__________________

Name: Long Nguyen

Title: Managing Director

HPS PRIVATE CREDIT INSURNACE FUND SERIES INTERESTS OF THE SALI MULTI-SERIES FUND, L.P.,

as Lender

By: HPS Investment Partners, LLC, its Investment Subadvisor

By:_/s/ Long Nguyen__________________

Name: Long Nguyen

Title: Managing Director

HPS CORPORATE CAPITAL SOLUTIONS FUND,

as Lender

By: HPS Advisors, LLC, its Investment Advisor

By:_/s/ Long Nguyen__________________

Name: Long Nguyen

Title: Managing Director

HPS BLACK KNIGHT 1922 SPECIALTY LOAN FUND, LLC,

as Lender

By: HPS Investment Partners, LLC, its Investment Manager

By:_/s/ Long Nguyen__________________

Name: Long Nguyen

Title: Managing Director

HPS GARDEN PRIVATE CREDIT FUND, L.P.,

as Lender

By: HPS Investment Partners, LLC, its Investment Manager

By:_/s/ Long Nguyen__________________

Name: Long Nguyen

Title: Managing Director

T DIRECT LENDING HOLDINGS, L.P.,

as Lender

By: HPS Investment Partners, LLC, its Investment Manager

By:_/s/ Long Nguyen__________________

Name: Long Nguyen

Title: Managing Director

HPS SS-CC SPECIALTY LOAN FUND, L.P.,

as Lender

By: HPS Investment Partners, LLC, its Investment Manager

By:_/s/ Long Nguyen__________________

Name: Long Nguyen

Title: Managing Director

FISH CREEK CANYON LLC,

as Lender

By:_/s/ Stephen Nesbitt__________________

Name: Stephen Nesbitt

Title: President

1

MACQUARIE US TRADING, LLC,

as Lender

By:_/s/ Joshua Karlin__________________

Name: Joshua Karlin

Title: Authorized Signatory

By:_/s/ Michael Greenblatt______________

Name: Michael Greenblatt

Title: Authorized Signatory

1

EXHIBIT I

[FORM OF] GUARANTY AGREEMENT

[SEE ATTACHED]

EXHIBIT I

[FORM OF] LOAN GUARANTY

THIS LOAN GUARANTY (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Loan Guaranty”) is entered into as of [ ], 20[ ], by and among the Subsidiary Guarantors (as defined in the Credit Agreement (as defined below)) and other Persons from time to time party hereto (each of the Subsidiary Guarantors and such other Persons, individually, a “Guarantor” and collectively, the “Guarantors”) and HPS INVESTMENT PARTNERS, LLC, in its capacity as administrative agent for the Lenders and as collateral agent for the Secured Parties, in each case party to the Credit Agreement referred to below (in such capacities, the “Administrative Agent”).

PRELIMINARY STATEMENT

Reference is hereby made to that certain Term Loan Credit Agreement, dated as of January 28, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Claros Mortgage Trust, Inc., a Maryland corporation (the “Borrower”), the Lenders from time to time party thereto and the Administrative Agent.

The Guarantors are entering into this Loan Guaranty in order to induce the Lenders to enter into and extend credit to the Borrower under the Credit Agreement and to guarantee the Secured Obligations.

Each Guarantor will obtain benefits from the incurrence of Loans by the Borrower and the incurrence by the Loan Parties of Secured Hedging Obligations.

ACCORDINGLY, the parties hereto agree as follows:

ARTICLE 1

Definitions

SECTION 1.01 Definitions of Certain Terms Used Herein. As used in this Loan Guaranty, the following terms shall have the following meanings:

“Accommodation Payment” has the meaning assigned to such term in Section 2.09(a).

“Administrative Agent” has the meaning assigned to such term in the Preamble.

“Article” means a numbered article of this Loan Guaranty, unless another document is specifically referenced.

“Borrower” has the meaning assigned to such term in the Preliminary Statement.

“Constituent Member” has the meaning assigned to such term in Section 3.21.

“Credit Agreement” has the meaning assigned to such term in the Preliminary Statement.

“Guaranteed Obligations” has the meaning assigned to such term in Section 2.01.

“Guarantor Percentage” has the meaning assigned to such term in Section 2.09(a).

“Guarantor” and “Guarantors” have the respective meanings assigned to such terms in the Preamble.

“Guaranty Supplement” has the meaning assigned to such term in Section 3.04.

“Loan Guaranty” has the meaning assigned to such term in the Preamble.

“Maximum Liability” has the meaning assigned to such term in Section 2.09(a).

“Non-ECP Guarantor” means each Guarantor other than a Qualified ECP Guarantor.

“Non-Paying Guarantor” has the meaning assigned to such term in Section 2.09(a).

“Obligated Party” has the meaning assigned to such term in Section 2.02.

“Paying Guarantor” has the meaning assigned to such term in Section 2.09(a).

“Qualified ECP Guarantor” means in respect of any Swap Obligation, each Guarantor that, at the time the relevant guarantee (or grant of the relevant security interest, as applicable) becomes or would become effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and which may cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell pursuant to section 1a(18)(A)(v)(II) of the Commodity Exchange Act (or any successor provision thereto).

“Section” means a numbered section of this Loan Guaranty, unless another document is specifically referenced.

“UFCA” means the Uniform Fraud Conveyance Act.

“UFTA” means the Uniform Fraudulent Transfer Act.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Capitalized terms used in this Loan Guaranty and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

ARTICLE 2 LOAN GUARANTY

SECTION 2.01 Guaranty. Except as otherwise provided for herein (including under Section 3.15), each Guarantor hereby agrees that it is jointly and severally liable for, as primary obligor and not merely as surety, and absolutely and unconditionally and irrevocably guarantees to the Administrative Agent (acting as agent for the Secured Parties pursuant to Article 8 of the Credit Agreement) for the benefit of the Secured Parties, the full and prompt payment, when and as the same become due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations, including amounts that would become due but for the automatic stay under Section 362(a) of the Bankruptcy Code (excluding, for the avoidance of doubt, any Excluded Swap Obligation), together with any and all expenses which may be incurred by the Administrative Agent and the other Secured Parties in collecting any of the Secured Obligations that are reimbursable in accordance with Section 9.03 of the Credit Agreement (collectively the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be increased, extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. In addition, if any or all of the Guaranteed Obligations become due and payable hereunder, each Guarantor, unconditionally and irrevocably, promises to pay such Guaranteed Obligations to the Administrative Agent for the benefit of the Secured Parties, on demand. Without limiting the generality of the foregoing, except as otherwise provided for herein (including under Section 3.15), each Guarantor unconditionally and irrevocably

2

guarantees the payment of any and all of the Guaranteed Obligations whether or not due or payable by the Borrower during the existence of any of the Events of Default specified in Sections 7.01(f) or 7.01(g) of the Credit Agreement and irrevocably and unconditionally promises to pay such Guaranteed Obligations, including after such Event of Default, to the Administrative Agent for the benefit of the Secured Parties. This Loan Guaranty is a continuing obligation and shall remain in full force and effect until the Termination Date (or, with respect to any Guarantor, until the release of such Guarantor from its obligations hereunder in accordance with Section 3.15), and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

SECTION 2.02 Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Guarantor waives any right to require the Administrative Agent or any Lender to sue the Borrower, any Guarantor, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations (the Borrower, each Guarantor, each other guarantor or such other Person, an “Obligated Party”), or otherwise to enforce its rights in respect of any Collateral securing all or any part of the Guaranteed Obligations. The Administrative Agent may enforce this Loan Guaranty in accordance with its terms pursuant to the authority granted to the Administrative Agent by the Credit Agreement.

SECTION 2.03 No Discharge or Diminishment of Loan Guaranty.

(a)
Except as otherwise provided for herein (including under Section 3.15), the obligations of each Guarantor hereunder are unconditional, irrevocable and absolute and not subject to any reduction, limitation, impairment or termination for any reason, including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Obligated Party; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; (iv) the existence of any claim, setoff or other right which any Guarantor may have at any time against any Obligated Party, the Administrative Agent, any Lender or any other Person, whether in connection herewith or in any unrelated transactions; (v) any direction as to application of payments by the Borrower or by any other party; (vi) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations; (vii) any payment on or in reduction of any such other guaranty or undertaking; (viii) any dissolution, termination or increase, decrease or change in personnel by the Borrower; or (ix) any payment made to any Secured Party on the Guaranteed Obligations which any such Secured Party repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.
(b)
Except for termination of a Guarantor’s obligations hereunder or as otherwise provided for herein (including under Section 3.15), the obligations of each Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any Requirements of Law purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.
(c)
Further, the obligations of any Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct

3

security for the obligations of the Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other Person liable for any of the Guaranteed Obligations;

(iv) any action or failure to act by the Administrative Agent with respect to any Collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity, in each case other than as set forth in Section 3.15.

SECTION 2.04 Defenses Waived. To the fullest extent permitted by applicable Requirements of Law, and except for termination of a Guarantor’s obligations hereunder or as otherwise provided for herein (including under Section 3.15), each Guarantor hereby waives any defense based on or arising out of any defense of the Borrower or any other Guarantor or arising out of the disability of the Borrower or any other Guarantor or any other party or the unenforceability of all or any part of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Guarantor. Without limiting the generality of the foregoing, except as otherwise provided for herein (including under Section 3.15), each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by applicable Requirements of Law, any notice not provided for herein or in any other Loan Document, including any notice of nonperformance, notice of protest, notice of dishonor, notice of acceptance of this Loan Guaranty, and any notice of the existence, creation or incurrence of new or additional Guaranteed Obligations, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person, including any right (except as may be required by applicable Requirements of Law and to the extent the relevant requirement cannot be waived) to require the Administrative Agent to (i) proceed against the Borrower, any other Guarantor, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other Guarantor or any other party or (iii) pursue any other remedy in the Administrative Agent’s power whatsoever. The Administrative Agent may, at its election and in accordance with the terms of the applicable Loan Documents, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent permitted by applicable Requirements of Law), accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any Collateral securing all or a part of the Guaranteed Obligations, and the Administrative Agent may, at its election, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, or any security, without affecting or impairing in any way the liability of such Guarantor under this Loan Guaranty, except as otherwise provided for herein (including under Section 3.15). To the fullest extent permitted by applicable Requirements of Law, except as otherwise provided for herein (including under Section 3.15), each Guarantor waives any defense arising out of any such election even though such election may operate, pursuant to applicable Requirements of Law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any Obligated Party or any security.

SECTION 2.05 Authorization. Each Guarantor authorizes the Administrative Agent without notice or demand (except as may be required by applicable Requirements of Law and to the extent the relevant requirement cannot be waived by such Guarantor), and without affecting or impairing its liability hereunder (except as otherwise provided for herein (including under Section 3.15)), from time to time, subject to the terms of any applicable intercreditor agreement then in effect and the terms of the referenced Loan Documents, to:

(a)
change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any

4

security therefor, or any liability incurred directly or indirectly in respect thereof, and this Loan Guaranty shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

(b)
take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;
(c)
exercise or refrain from exercising any rights against the Borrower, any other Loan Party or others or otherwise act or refrain from acting;
(d)
release or substitute any endorser, any guarantor, the Borrower, any other Loan Party and/or any other obligor;
(e)
settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Secured Parties;
(f)
apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Secured Parties regardless of what liability or liabilities of the Borrower remain unpaid;
(g)
consent to or waive any breach of, or any act, omission or default under, this Loan Guaranty, the Credit Agreement, any other Loan Document, any Hedge Agreement with respect to any Secured Hedging Obligation or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Loan Guaranty, the Credit Agreement, any other Loan Document, any Hedge Agreement with respect to any Secured Hedging Obligation or any of such other instruments or agreements; and/or
(h)
take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Guarantors from their respective liabilities under this Loan Guaranty.

SECTION 2.06 Rights of Subrogation. No Guarantor will assert any right, claim or cause of action, including any claim of subrogation, contribution or indemnification that it has against any Loan Party in respect of this Loan Guaranty, until the occurrence of the Termination Date (or, with respect to any Guarantor, until the release of such Guarantor pursuant to Section 3.15; provided that if any amount is paid to such Guarantor on account of such subrogation rights at any time prior to the Termination Date (or such date on which such Guarantor is released from its obligations hereunder in accordance with Section 3.15), then unless such Guarantor has already discharged its liabilities under this Loan Guaranty in an amount equal to such Guarantor’s Maximum Liability as of such date, such amount shall be held by the recipient Guarantor in trust for the benefit of the Secured Parties and shall forthwith be paid by the recipient Guarantor to the Administrative Agent (for the benefit of the Secured Parties) to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with Section 2.18(b) of the Credit Agreement.

SECTION 2.07 Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, each Guarantor’s obligations under this Loan

5

Guaranty with respect to such payment shall be reinstated at such time as though the payment had not been made. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Guarantors forthwith on demand by the Administrative Agent.

SECTION 2.08 Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs under this Loan Guaranty, and agrees that none of the Administrative Agent, any Lender or any other Secured Party shall have any duty to advise any Guarantor of information known to it regarding those circumstances or risks.

SECTION 2.09 Contribution; Subordination; Maximum Liability.

(a)
In the event that any Guarantor (a “Paying Guarantor”) makes any payment or payments under this Loan Guaranty or suffers any loss as a result of any realization upon any Collateral granted by it to secure its obligations under this Loan Guaranty (each such payment or loss, an “Accommodation Payment”), each other Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Guarantor Percentage” of such Accommodation Payment by such Paying Guarantor. For purposes of this Article 2, each Non-Paying Guarantor’s “Guarantor Percentage” with respect to any Accommodation Payment by a Paying Guarantor shall be determined as of the date on which such Accommodation Payment was made by reference to the ratio of (a) such Non-Paying Guarantor’s Maximum Liability (as defined below) as of such date to (b) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date. As of any date of determination, the “Maximum Liability” of each Guarantor shall be equal to the maximum amount of liability, after giving effect to such Guarantors rights to contribution hereunder, which could be asserted against such Guarantor hereunder and under the Credit Agreement without (i) rendering such Guarantor “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code, Section 2 of the UFTA or Section 2 of the UFCA, (ii) leaving such Guarantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA, or (iii) leaving such Guarantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA. Nothing in this provision shall affect any Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Guarantor’s Maximum Liability). Each of the Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the Secured Obligations until the Termination Date (or until the date on which such Guarantor is released from its obligations hereunder in accordance with Section 3.15). If, prior to the Termination Date, any such contribution payment is received by a Paying Guarantor at any time when an Event of Default has occurred and is continuing, such contribution payment shall be collected, enforced and received by such Guarantor as trustee for the Secured Parties and be paid over to the Administrative Agent on account of the Secured Obligations, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Loan Guaranty. This provision is for the benefit of the Administrative Agent, the Lenders and the other Secured Parties.
(b)
It is the desire and intent of the Guarantors and the Secured Parties that this Loan Guaranty shall be enforced against the Guarantors to the fullest extent permissible under the Requirements of Law and public policies applied in each jurisdiction in which enforcement is sought. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any US state, Federal or foreign bankruptcy, insolvency, reorganization or other Requirements of Law affecting the rights of creditors generally, if the obligations of any Guarantor under this Loan Guaranty would otherwise be

6

held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors or the Secured Parties, be automatically limited and reduced to such Guarantor’s Maximum Liability. Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of such Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Administrative Agent hereunder; provided that nothing in this sentence shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.

SECTION 2.10 Representations and Warranties. As, when (including on the date hereof) and to the extent required in accordance with the terms of the Credit Agreement, each Guarantor hereby makes each applicable representation and warranty made in the Credit Agreement by the Borrower with respect to such Guarantor and each Guarantor hereby further acknowledges and agrees that such Guarantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Loan Guaranty and each other Loan Document to which it is or is to be a party, and such Guarantor has established adequate means of obtaining from each other Guarantor on a continuing basis information pertaining to the business, condition (financial or otherwise), operations, performance, properties and prospects of each other Guarantor.

SECTION 2.11 Covenants. Each Guarantor covenants and agrees that, until the Termination Date (or until the date on which such Guarantor is released from its obligations hereunder in accordance with Section 3.15), such Guarantor will perform and observe, and cause each of its subsidiaries that constitutes a Restricted Subsidiary to perform and observe, all of the terms, covenants and agreements set forth in the Credit Agreement that the Borrower has agreed to cause such Guarantor or such subsidiary to perform or observe. Until the Termination Date (or until the date on which such Guarantor is released from its obligations hereunder in accordance with Section 3.15), no Guarantor shall, without the prior written consent of the Administrative Agent, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding against the Borrower or any Guarantor (it being understood and agreed, for the avoidance of doubt, that nothing in this Section 2.11 shall prohibit any Guarantor from commencing or joining with the Borrower or any Guarantor as a co-debtor in any bankruptcy, reorganization or insolvency case or proceeding).

ARTICLE 3 GENERAL PROVISIONS

SECTION 3.01 Liability Cumulative. The liability of each Guarantor under this Loan Guaranty is in addition to and shall be cumulative with all liabilities of such Guarantor to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents to which such Guarantor is a party or in respect of any obligations or liabilities of the other Guarantors, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

SECTION 3.02 No Waiver; Amendments. No delay or omission of the Administrative Agent in exercising any right or remedy granted under this Loan Guaranty shall impair such right or remedy or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Loan Guaranty whatsoever shall be valid unless in writing signed by the Guarantors and the Administrative Agent in accordance with Section 9.02 of the Credit Agreement and then only to the extent specifically set forth in such writing.

7

SECTION 3.03 Severability of Provisions. To the extent permitted by applicable Requirements of Law, any provision of this Loan Guaranty that is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this Loan Guaranty; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 3.04 Additional Subsidiaries. Restricted Subsidiaries of the Borrower may be required to enter into this Loan Guaranty as a Guarantor pursuant to and in accordance with Section 5.12 of the Credit Agreement. Upon execution and delivery by any such Restricted Subsidiary of an instrument in substantially the form of Exhibit A hereto (each, a “Guaranty Supplement”), such Restricted Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder or any other Person. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Loan Guaranty.

SECTION 3.05 Headings. The titles of and section headings in this Loan Guaranty are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Loan Guaranty.

SECTION 3.06 Entire Agreement. This Loan Guaranty and the other Loan Documents constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

SECTION 3.07 CHOICE OF LAW. THIS LOAN GUARANTY AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS LOAN GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 3.08 CONSENT TO JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a)
EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN GUARANTY AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, FEDERAL COURT. EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE REQUIREMENTS OF LAW.
(b)
EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND

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EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN GUARANTY IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION 3.08. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

(c)
TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 9.01 OF THE CREDIT AGREEMENT. EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS LOAN GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY TO THIS LOAN GUARANTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW.

SECTION 3.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LOAN GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO OR TO THE CREDIT AGREEMENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS LOAN GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.09.

SECTION 3.10 Indemnity. Each Guarantor hereby agrees to indemnify the Administrative Agent and the other Indemnitees, as set forth in Section 9.03 of the Credit Agreement, provided that each reference therein to the “Borrower” shall be deemed to be a reference to “each Guarantor.”

SECTION 3.11 Counterparts. This Loan Guaranty may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Loan Guaranty by facsimile or other electronic transmission (including by email as a ".pdf" or ".tif") shall be effective as delivery of a manually executed counterpart of this Loan Guaranty (including by email as a ".pdf" or ".tif").

SECTION 3.12 [RESERVED].

SECTION 3.13 Successors and Assigns. Whenever in this Loan Guaranty any party hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party;

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and all covenants, promises and agreements by or on behalf of any Guarantor or the Administrative Agent that are contained in this Loan Guaranty shall bind and inure to the benefit of their respective successors and permitted assigns. Except in a transaction permitted (or not restricted) under the Credit Agreement, no Guarantor may assign any of its rights or obligations hereunder without the written consent of the Administrative Agent.

SECTION 3.14 Survival of Agreement. Without limitation of any provision of the Credit Agreement or Section 3.10 hereof, all covenants, agreements, indemnities, representations and warranties made by the Guarantors in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Loan Guaranty or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such Lender or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect until the Termination Date, or with respect to any individual Guarantor until such Guarantor is otherwise released from its obligations under this Loan Guaranty in accordance with Section 3.15.

SECTION 3.15 Release of Guarantors. A Subsidiary Guarantor shall automatically be released from its obligations hereunder and its Loan Guaranty shall be automatically released in the circumstances described in Article 8 and Section 9.21 of the Credit Agreement. In connection with any such release, the Administrative Agent shall promptly execute and deliver to any Subsidiary Guarantor, at such Subsidiary Guarantor’s expense, all documents that such Subsidiary Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to the preceding sentence of this Section 3.15 shall be without recourse to or warranty by the Administrative Agent (other than as to the Administrative Agent’s authority to execute and deliver such documents).

SECTION 3.16 Payments. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense and on the same basis as payments are made by the Borrower under Sections 2.18 and 2.19 of the Credit Agreement.

SECTION 3.17 Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:

(a)
if to any Guarantor, addressed to it in care of the Borrower at its address specified in Section 9.01 of the Credit Agreement;
(b)
if to the Administrative Agent or any Lender, at its address specified in Section

9.01 of the Credit Agreement; or

(c)
if to any Secured Party in respect of any Secured Hedging Obligations, at its address specified in the Hedge Agreement to which it is a party.

SECTION 3.18 Setoff. In addition to any rights now or hereafter granted under applicable Requirements of Law and not by way of limitation of any such rights, while an Event of Default has occurred and is continuing, the Administrative Agent and each Lender shall be entitled to rights of setoff to the extent provided in Section 9.09 of the Credit Agreement.

SECTION 3.19 Waiver of Consequential Damages, Etc. To the extent permitted by applicable Requirements of Law, none of the Guarantors nor the Secured Parties shall assert, and each hereby waives,

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any claim against each other or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Loan Guaranty or any agreement or instrument contemplated hereby, except, in the case of any claim by any Indemnitee against any of the Guarantors, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 3.10.

SECTION 3.20 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Non-ECP Guarantor to honor all of its obligations under this Loan Guaranty in respect of Swap Obligations that would otherwise be Excluded Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 3.20 for the maximum amount of such liability that can be hereby incurred, and otherwise subject to the limitations on the obligations of Guarantors contained in this Loan Guaranty, including the relevant Qualified ECP Guarantor’s Maximum Liability, without rendering its obligations under this Section 3.20, or otherwise under this Loan Guaranty, voidable under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). This Section 3.20 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Non-ECP Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 3.21 No Exculpation. Notwithstanding anything to the contrary in this Loan Guaranty or any other Loan Documents, no present or future, direct or indirect, shareholder, officer, director, employee, trustee, beneficiary, advisor, partner, member, principal, participant or agent of or in

(a) Guarantor or (b) any Person that is or becomes a Constituent Member (as defined below) in Guarantor (in each case expressly excluding any additional or replacement guarantor that executes and delivers a Guaranty Supplement) shall have any personal liability, directly or indirectly, under or in connection with this Loan Guaranty, or any amendment or amendments hereto made at any time or times, heretofore or hereafter, and Administrative Agent on behalf of itself and each of its successors and assigns, hereby waives any and all such personal liability. A “Constituent Member” in Guarantor shall mean any direct shareholder, member or partner in Guarantor and any Person that, directly or indirectly through one or more other partnerships, limited liability companies, corporations or other entities, owns an interest in such Guarantor.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each Guarantor and the Administrative Agent have executed this Loan Guaranty as of the date first above written.

CMTG CALIFORNIA 2 LLC CMTG LENDER 33 LLC CMTG LENDER 65 LLC CMTG LENDER 99 LLC CMTG LENDER 73 LLC CMTG LENDER 34 LLC

By: Claros Mortgage Trust, Inc., its sole member

By: ____________________

Name: J. Michael McGillis

Title: Authorized Signatory

1619 BROADWAY REALTY LLC

By: CMTG Lender 33 LLC, its sole member

By: Claros Mortgage Trust, Inc., its sole member

By: _____________________

Name: J. Michael McGillis

Title: Authorized Signatory

CMTG TRS HOLDING COMPANY LLC

By: Claros Mortgage Trust, Inc., its sole member

By: _____________________

Name: J. Michael McGillis

Title: Authorized Signatory

HPS INVESTMENT PARTNERS, LLC,

as Administrative Agent

By:

Name:

Title:

EXHIBIT A

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of [ ] [ ], 20[ ], is entered into by [ ], a [ ] ([each, a] [the] “New Guarantor”), in favor of HPS INVESTMENT PARTNERS, LLC, as administrative agent and collateral agent (in such capacity, the “Administrative Agent”) pursuant to that certain Loan Guaranty, dated as of January 28, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Guaranty”), by and among the Guarantors (as defined therein) and the Administrative Agent. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Guaranty.

[Each] [The] New Guarantor, for the benefit of the Secured Parties, hereby agrees as follows:

1.
[Each] [The] New Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, [each] [the] New Guarantor will be deemed to be a Guarantor under the Loan Guaranty and a Guarantor for all purposes of the Credit Agreement and shall have all of the rights, benefits, duties and obligations of a Guarantor thereunder as if it had executed the Loan Guaranty. [Each] [The] New Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Loan Guaranty. Without limiting the generality of the foregoing terms of this paragraph 1, [each] [the] New Guarantor hereby absolutely and unconditionally guarantees, jointly and severally with the other Guarantors, to the Administrative Agent and the Secured Parties, the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, upon acceleration or otherwise) to the extent of and in accordance with the Loan Guaranty.
2.
[Each] [The] New Guarantor hereby waives acceptance by the Administrative Agent and the Secured Parties of the guaranty by the New Guarantor upon the execution of this Agreement by [each] [the] New Guarantor.
3.
[Each] [The] New Guarantor hereby (x) makes, as of the date hereof, the representation and warranty set forth in Section 2.10 of the Loan Guaranty[, except as set forth on Schedule A hereto,]1 and (y) agrees to perform and observe, and to cause each of its subsidiaries that are Restricted Subsidiaries (as defined in the Credit Agreement) to perform and observe, the covenant set forth in Section 2.11 of the Loan Guaranty.
4.
From and after the execution and delivery hereof by the parties hereto, this Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
5.
This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

1 Subject to Section 5.12(d)(viii) of the Credit Agreement.

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6.
THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
7.
Sections 3.08 and 3.09 of the Loan Guaranty are hereby incorporated herein by reference,

mutatis mutandis.

[Signature Page Follows]

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IN WITNESS WHEREOF, [each] [the] New Guarantor has caused this Agreement to be duly executed by its authorized officer, as of the day and year first above written.

[NEW GUARANTOR[S]]

By:

Name:

Title:

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[SCHEDULE A CERTAIN EXCEPTIONS]

EXHIBIT M

[FORM OF]

PLEDGE AND SECURITY AGREEMENT [SEE ATTACHED]

EXHIBIT M

[FORM OF] PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of [ ], 20[ ], by and among Claros Mortgage Trust, Inc., a Maryland corporation (the “Borrower”), the Subsidiary Guarantors (as defined in the Credit Agreement) as of the Closing Date and each other Subsidiary and Person that becomes a party hereto pursuant to Section 7.10 (the Borrower, such Subsidiary Guarantors and each other such Subsidiary and Person are collectively referred to as the “Grantors”) and HPS INVESTMENT PARTNERS, LLC (“HPS”), in its capacities as administrative agent for the Lenders and collateral agent for the Secured Parties (in such capacities, and together with its successors and permitted assigns, the “Administrative Agent”).

PRELIMINARY STATEMENT

The Borrower, the Lenders party thereto and HPS, as administrative agent and collateral agent are entering into that certain Term Loan Credit Agreement, dated as of January 30, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). The Grantors are entering into this Security Agreement in order to induce the Lenders to enter into and extend credit to the Borrower under the Credit Agreement and to secure the Secured Obligations, including their obligations under the Loan Guaranty, and each Hedge Agreement, the obligations under which constitute Secured Hedging Obligations.

ACCORDINGLY, the parties hereto agree as follows:

ARTICLE 1 DEFINITIONS

Section 1.01. Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. The rules of construction set forth in Section 1.03 of the Credit Agreement shall apply to this Security Agreement as if specifically incorporated herein, mutatis mutandis.

Section 1.02. Terms Defined in UCC. Terms defined in the UCC that are not otherwise defined in this Security Agreement or the Credit Agreement are used herein as defined in Articles 8 or 9 of the UCC, as the context may require (including, without limitation, as if such terms were capitalized in Article 8 or 9 of the UCC, as the context may require, the following terms: “Account,” “Account Debtor,” “Chattel Paper,” “Commercial Tort Claim,” “Document,” “Electronic Chattel Paper,” “Equipment,” “Fixture,” “General Intangible,” “Goods,” “Instruments,” “Inventory,” “Investment Property,” “Letter-of-Credit Right,” “Promissory Note,” “Securities Account,” “Security Entitlement,” “Securities Intermediary,” “Supporting Obligation” and “Tangible Chattel Paper”).

Section 1.03. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Preamble and Preliminary Statement above, the following terms shall have the following meanings:

“Administrative Agent” has the meaning set forth in the Preamble.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Borrower” has the meaning set forth in the Preamble.

“Collateral” has the meaning set forth in Article 2.

“Contract Rights” means all rights of any Grantor under any Contract, including, without limitation,

(i) any and all rights to receive and demand payments under such Contract, (ii) any and all rights to receive and compel performance under such Contract and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with such Contract. For the avoidance of doubt, the term “Contract Rights” shall not include any Excluded Asset.

“Contracts” means all contracts between any Grantor and one or more additional parties (including, without limitation, any Hedge Agreement, licensing agreement and any partnership agreement, joint venture agreement and/or limited liability company agreement). For the avoidance of doubt, the term “Contracts” shall not include any Excluded Asset.

“Control” has the meaning set forth in Article 8 of the UCC or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright whether published or unpublished, copyright registrations and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including damages or payments for past or future infringements for any of the foregoing;

(d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing.

“Credit Agreement” has the meaning set forth in the Preliminary Statement.

“Cumulative Perfection Certificate” means the Perfection Certificate delivered pursuant to Section 4.01(g) of the Credit Agreement and any Perfection Certificate delivered pursuant to Section 5.12(a) of the Credit Agreement, in each case, as modified and supplemented from time to time as a result of the delivery of any Perfection Certificate Supplement pursuant to Section 5.01(j) of the Credit Agreement or otherwise pursuant to the Credit Agreement.

“Domain Names” means all Internet domain names and associated URL addresses.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that, subject to any applicable intercreditor agreement in effect at such time, such Lien is senior in priority to any other Lien to which such Collateral is subject, other than any Permitted Lien.

“Grantors” has the meaning set forth in the Preamble.

“HPS” has the meaning set forth in the Preamble.

“Intellectual Property” means, collectively, all Copyrights, Patents, Trademarks, Trade Secrets, Domain Names and Software.

“Intellectual Property Collateral” means all Intellectual Property and Licenses in or to which any Grantor now or hereafter has any right, title or interest.

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“Intellectual Property Security Agreement Supplement” means an Intellectual Property Security Agreement Supplement substantially in the form of Exhibit A to the Intellectual Property Security Agreement.

“Issuers” means, collectively, (a) the respective Persons identified on Schedule 5 to Cumulative Perfection Certificate under the caption “Current Legal Entities Owned”, (b) any other Person that shall at any time be a Subsidiary of any Grantor, and (c) the issuer of any Capital Stock hereafter owned by any Grantor.

“Licenses” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements, whether as licensor or licensee, in (1) Patents, (2) Copyrights, (3) Trademarks, (4) Domain Names, (5) Trade Secrets or (6) Software, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Money” has the meaning set forth in Article 1 of the UCC.

“Patents” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to the following: (a) any and all patents and patent applications; (b) all inventions described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions and continuations in part thereof;

(d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing.

“Permits” means all licenses, permits, rights, orders, variances, franchises or authorizations of or from any Governmental Authority or agency.

“Pledged Collateral” means all Pledged Stock, including all Stock Rights, all stock certificates, options or rights of any nature whatsoever in respect of the Pledged Stock that may be issued or granted to, or held by, any Grantor, all Instruments (including any Promissory Notes) owned by any Grantor, whether or not physically delivered to the Administrative Agent pursuant to this Security Agreement, whether now owned or hereafter acquired by such Grantor and any and all Proceeds thereof. For the avoidance of doubt, the term “Pledged Collateral” shall not include any Excluded Asset.

“Pledged Stock” means, with respect to any Grantor, the shares of Capital Stock held by such Grantor, including Capital Stock described in Schedule 5 to the Cumulative Perfection Certificate as owned and held by such Grantor, together with any other shares of Capital Stock as are hereafter required to be pledged by such Grantor pursuant to the terms of the Credit Agreement. For the avoidance of doubt, the term “Pledged Stock” shall not include any Excluded Asset.

“Proceeds” has the meaning assigned in Article 9 of the UCC and, in any event, shall also include but not be limited to (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Administrative Agent or any Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority, (iii) any and all Stock Rights and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

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“Receivables” means any Account, Chattel Paper, Document, Instrument and/or any General Intangible, in each case, that is a right or claim to receive money (whether or not earned by performance). For the avoidance of doubt, the term “Receivables” shall not include any Excluded Asset.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Security Agreement” has the meaning set forth in the Preamble.

“Software” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to the following: computer programs, source code, object code, and all recorded data of any kind or nature, regardless of the medium of recording and supporting documentation including “software” as such term is defined in Article 9 of the UCC, as well as computer programs that may be construed as included in the definition of Goods.

“Stock Rights” means all dividends, options, warrants, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution of or in exchange for any Capital Stock , any right to receive any Capital Stock and any right to receive earnings, in which such Grantor now has or hereafter acquires any right, issued by an issuer of such Capital Stock. For the avoidance of doubt, the term “Stock Rights” shall not include any Excluded Asset.

“Trade Secrets” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to the following: (a) trade secrets, confidential and proprietary information, including unpatented inventions, invention disclosures, technology engineering data or other data, information, production procedures, know-how, financial data, customer lists, supplier lists, business and marketing plans, processes, schematics, algorithms, techniques, analyses, proposals, source code, data, databases and data collections;

(b) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims and payments for past and future misappropriations or infringements thereof; (c) all rights to sue for past, present and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (d) all rights corresponding to any of the foregoing.

“Trademarks” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to the following: (a) all trademarks (including service marks), common law marks, trade names, trade dress, and logos, slogans and other indicia of origin under the Requirements of Law of any jurisdiction in the world, and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing, (b) all renewals of the foregoing, (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including damages, claims, and payments for past and future infringements thereof, (d) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing and (e) all domestic rights corresponding to any of the foregoing.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

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ARTICLE 2

Grant of Security Interest

Section 2.01. Grant of Security Interest.

(a)
As security for the prompt and complete payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby pledges, mortgages, transfers and grants to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a continuing security interest in all of its right, title and interest in and to all of the following personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of, such Grantor, and regardless of where located (all of which are collectively referred to as the “Collateral”):
(i)
all Accounts;
(ii)
all Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper);
(iii)
all Intellectual Property Collateral;
(iv)
all Deposit Accounts, all Money, Cash and Cash Equivalents;
(v)
all Documents;
(vi)
all Equipment;
(vii)
all Fixtures;
(viii)
all General Intangibles;
(ix)
all Goods;
(x)
all Instruments, including all Promissory Notes;
(xi)
all Inventory;
(xii)
all Investment Property, Securities Accounts and all Security Entitlements with respect thereto, Pledged Stock and other Pledged Collateral;
(xiii)
all letters of credit and Letter-of-Credit Rights;
(xiv)
all Commercial Tort Claims described on Schedule 8 to the Cumulative Perfection Certificate (including any supplements to such Schedule 8 delivered pursuant to Section 4.04);
(xv)
all Permits;
(xvi)
[reserved];
(xvii)
all Contracts, together with all Contract Rights arising thereunder;
(xviii)
all Supporting Obligations; and
(xix)
all accessions to, substitutions and replacements for and Proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at

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any time evidencing or relating to any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.
(b)
Notwithstanding the foregoing, the term “Collateral” (and any component definition thereof, including Intellectual Property Collateral) shall not include any Excluded Asset. Notwithstanding anything to the contrary contained herein, immediately upon the ineffectiveness, lapse or termination of all applicable restrictions and conditions set forth in the definition of “Excluded Assets” in the Credit Agreement that prevented the grant of a security interest in any right, interest or other asset that would have, but for such restrictions and conditions, constituted Collateral, the Collateral shall include, and the relevant Grantor shall be deemed to have automatically granted a security interest in, such previously restricted or conditioned right, interest or other asset, as the case may be, as if such restrictions and conditions had never been in effect.

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ARTICLE 3 Representations and Warranties

The Grantors, jointly and severally, represent and warrant to the Administrative Agent as and when required under the Credit Agreement, for the benefit of the Secured Parties, that, as of the Closing Date, except as provided by Section 5.15 of the Credit Agreement:

Section 3.01. Title, Perfection and Priority; Filing Collateral. (a) this Security Agreement is effective to create a legal, valid and, subject to the Legal Reservations, enforceable Lien on and security interest in the Collateral in favor of the Administrative Agent for the benefit of the Secured Parties and (b) subject to the terms of Section 7.23 and the last paragraph of Section 4.01 of the Credit Agreement and the satisfaction of the Perfection Requirements, the Administrative Agent will have a fully perfected First Priority Lien on such Collateral securing the Secured Obligations to the extent perfection can be achieved by the Perfection Requirements.

Section 3.02. Intellectual Property. As of the date hereof, no Responsible Officer of any Grantor has Knowledge of (i) any written third-party claim (A) that any of its owned Intellectual Property registrations or applications is invalid or unenforceable, or (B) challenging such Grantor’s rights to the Intellectual Property Collateral or (ii) any basis for such claims, other than, in each case, to the extent any such third-party claim would not reasonably be expected to have a Material Adverse Effect.

Section 3.03. Pledged Stock. (i) All Pledged Stock has been duly authorized and validly issued and outstanding (to the extent such concepts are relevant with respect to such Pledged Stock) by the Issuer thereof and is fully paid and non-assessable, (ii) as of the date of delivery by the Borrower to the Administrative Agent of the Cumulative Perfection Certificate, each Grantor is the direct owner, beneficially and of record, of the Pledged Stock described in Schedule 5 to the Cumulative Perfection Certificate as held by such Grantor, (iii) as of the date of delivery by the Borrower to the Administrative Agent of the Cumulative Perfection Certificate, each Grantor holds the Pledged Stock described in Schedule 5 to the Cumulative Perfection Certificate as held by such Grantor free and clear of all Liens (other than Permitted Liens) and (iv) no Pledged Stock is subject to any contractual restriction, or any restriction under the charter, bylaws, partnership agreement or other organizational instrument with respect to the transfer of such Pledged Stock to the Administrative Agent (except as otherwise permitted under the Credit Agreement or any other Loan Document).

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Section 3.04. Consents; Authorizations, etc. The execution and delivery of this Security Agreement by each Grantor and the performance by such Grantor hereof does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) in connection with the Perfection Requirements or (iii) such consents, approvals, registrations, filings or other actions the failure to obtain or make which could not be reasonably expected to have a Material Adverse Effect.

Section 3.05. Limited Liability Companies; Partnerships, etc. As to the limited liability company or partnership interests, issued under any operating agreement or partnership agreement of any Grantor, each Grantor hereby represents and warrants that the Pledged Stock issued pursuant to such agreement (A) are not dealt in or traded on securities exchanges or in securities markets, (B) do not constitute investment company securities, (C) are not held by such Grantor in a securities account and (D) are not securities governed by Article 8 of the UCC as in effect in any relevant jurisdiction.

ARTICLE 4 COVENANTS

From the date hereof, and thereafter until the Termination Date:

Section 4.01. General.

(a)
Authorization to File Financing Statements; Ratification. Each Grantor hereby

(i) authorizes the Administrative Agent to file (A) all financing statements (including fixture filings) and amendments and continuation statements thereto with respect to the Collateral naming such Grantor as debtor and the Administrative Agent as secured party, in form appropriate for filing under the UCC of the relevant jurisdiction and (B) filings with the United States Patent and Trademark Office and the United States Copyright Office (including any Intellectual Property Security Agreement) for the purpose of perfecting, enforcing, maintaining or protecting the Lien of the Administrative Agent in United States issued, registered and applied for Patents, Trademarks and Copyrights (in each case, to the extent constituting Collateral) and naming such Grantor as debtor and the Administrative Agent as secured party and, (ii) subject to the terms of the Loan Documents, agrees to take such other actions, in each case as may from time to time be necessary and reasonably requested by the Administrative Agent (and authorizes the Administrative Agent to take any such other actions, which it has no obligation to take) in order to establish and maintain a First Priority, valid, enforceable (subject to the Legal Reservations and the Perfection Requirements) and perfected (if and to the extent perfection is required pursuant to the Loan Documents) security interest in and, subject, in the case of Pledged Collateral, to Section 4.02 hereof, Control of, the Collateral. Each Grantor shall pay any applicable filing fees, recordation fees and related expenses relating to its Collateral in accordance with and subject to the limitations under Section 9.03(a) of the Credit Agreement. Any financing statement filed by the Administrative Agent may (i) indicate the Collateral (A) as “all assets” of the applicable Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (B) by any other description which reasonably approximates the description contained in this Security Agreement and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment. Each Grantor agrees to furnish any such information to the Administrative Agent promptly upon written request therefor (which may be via electronic mail).

(b)
Further Assurances. Each Grantor agrees, subject to the terms of the Loan Documents, at its own expense, to take any and all actions reasonably necessary to defend title to the Collateral against all Persons (other than Persons holding Permitted Liens on such Collateral that have priority over the Administrative Agent’s Lien) and to defend the security interest of the Administrative Agent in the Collateral and the priority thereof against any Lien that is not a Permitted Lien.
(c)
Limitations on Actions. Notwithstanding anything to the contrary in this Security Agreement,

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no Grantor shall be required to take any action in connection with Collateral pledged hereunder (and no security interest in such Collateral shall be required to be perfected) except to the extent consistent with the Credit Agreement and the Perfection Requirements and in accordance with Requirements of Law.

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Section 4.02. Pledged Collateral.

(a)
Delivery of Certificated Securities, Tangible Chattel Paper, Instruments and Documents. Subject to Section 7.23, each Grantor will, (i) with respect to any certificated Securities representing or evidencing Pledged Collateral and Tangible Chattel Paper, Instruments and Documents of the type described in clause (2) below (subject, for the avoidance of doubt, to the last sentence of this Section 4.02(a)), held by the Grantors on the Closing Date, deliver to the Administrative Agent for the benefit of the Secured Parties such certificated Securities and Tangible Chattel Paper, Instruments and Documents on the Closing Date, with respect to such Pledged Collateral constituting Securities, accompanied by undated instruments of transfer or assignment duly executed in blank and (ii) after the Closing Date, hold in trust for the Administrative Agent upon receipt and, on or before the date on which a Compliance Certificate is required to be delivered pursuant to Section 5.01(c) of the Credit Agreement for the Fiscal Quarter or Fiscal Year, as applicable (or such longer period as the Administrative Agent may reasonably agree), deliver to the Administrative Agent for the benefit of the Secured Parties any (1) certificated Security representing or evidencing Pledged Collateral and (2) Tangible Chattel Paper, Instruments and Documents (A) in each case under this clause (2), having an outstanding balance in excess of $2,500,000 and (B) in each case under clauses (1) and (2), constituting Collateral received after the date hereof, accompanied by undated instruments of transfer or assignment duly executed in blank.
(b)
Uncertificated Securities and Pledged Collateral. With respect to any partnership interest or limited liability company interest or other Capital Stock owned by any Grantor which is required to be pledged to the Administrative Agent pursuant to the terms hereof (other than a partnership interest or limited liability company interest held by a clearing corporation, Securities Intermediary or other financial intermediary of any kind) which is not represented by a certificate, such Grantor shall not permit any issuer of such partnership interest or limited liability company interest or other Capital Stock to allow such partnership interest or limited liability company interest (as applicable) or other Capital Stock to become a Security unless such Grantor complies with the procedures set forth in Section 4.02(a) within the time period prescribed therein. Each Grantor which is an issuer of any uncertificated Pledged Collateral described in this Section 4.02(b) hereby agrees to comply with all instructions from the Administrative Agent without such Grantor’s further consent, in each case subject to the notice requirements set forth in Section 5.01(a)(iv) hereof. The Administrative Agent agrees for the benefit of each Grantor that holds any such uncertificated Pledged Collateral that it will not issue such instructions unless an Event of Default has occurred and is continuing.
(c)
Registration in Nominee Name; Denominations. The Administrative Agent, on behalf of the Secured Parties, shall hold certificated Pledged Collateral required to be delivered to the Administrative Agent under clause (a) above in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent, but at any time when an Event of Default has occurred and is continuing, and upon at least three Business Days’ prior written notice to the Borrower, the Administrative Agent shall have the right (in its sole and absolute discretion, but subject to the last sentence of Section 7.01 of the Credit Agreement) to hold the Pledged Collateral in its own name as pledgee, or in the name of its nominee (as pledgee or as sub-agent). At any time when an Event of Default has occurred and is continuing, but subject to the last sentence of Section 7.01 of the Credit Agreement, the Administrative Agent shall have the right to exchange the certificates representing such Pledged Collateral for certificates of smaller or larger denominations for any purpose consistent with this Security Agreement.
(d)
Exercise of Rights in Pledged Collateral. It is agreed that:
(i)
without in any way limiting the foregoing and subject to clause (ii) below, each Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral for any purpose that does not violate this Security Agreement, the Credit Agreement or any other Loan Document;

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(ii)
each Grantor will permit the Administrative Agent or its nominee at any time when an Event of Default has occurred and is continuing to exercise the rights and remedies provided under Section 5.01(a)(iv) (subject to the notice requirements set forth therein); and
(iii)
subject to Section 5.01(a)(iv) (including the notice requirements set forth therein), each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral; provided that any non-cash dividend or other distribution that would constitute Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall, be and become part of the Pledged Collateral, and, if received by any Grantor and subject to clause (a) above, shall be delivered to the Administrative Agent as and to the extent required by clause (a) above.
(e)
Return of Pledged Collateral. The Administrative Agent shall promptly deliver to the applicable Grantor (without recourse and without any representation or warranty) any Pledged Collateral in its possession if requested to be delivered to the issuer or holder thereof in connection with any action or transaction that is permitted or not restricted by the Credit Agreement in accordance with Article 8 of the Credit Agreement.

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Section 4.03. Intellectual Property.

(a)
At any time when an Event of Default has occurred and is continuing, and upon the written request of the Administrative Agent, each Grantor will (i) use its commercially reasonable efforts to obtain all consents and approvals necessary for the assignment to or for the benefit of the Administrative Agent of any License held by such Grantor in the United States to enable the Administrative Agent to enforce the security interests granted hereunder and (ii) to the extent required pursuant to any material exclusive License of any registered Copyright in the United States that specifically identifies such registered Copyright by registration number and under which such Grantor is the licensee to permit the security interest created or permitted to be created hereunder pursuant to the terms of such License, deliver to the licensor thereunder any notice of the grant of security interest hereunder or such other notices required to be delivered thereunder, if any.
(b)
Each Grantor shall notify the Administrative Agent reasonably promptly after any Responsible Officer of a Grantor obtaining actual knowledge, with respect to Intellectual Property Collateral,

(i) that any application for or registration of any Patent, Trademark, Domain Name, or Copyright (now or hereafter existing) has been abandoned or dedicated to the public, or (ii) of any determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) abandoning such Grantor’s ownership of any such Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same, except, in each case of (i) and (ii), to the extent the same is permitted or not restricted by the Credit Agreement or where the same, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

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(c)
In the event that any Grantor files an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office, or acquires any such application or registration by purchase or assignment, in each case, after the Closing Date and to the extent the same constitutes Collateral (and other than as a result of an application that is then subject to an Intellectual Property Security Agreement or Intellectual Property Security Agreement Supplement becoming registered), it shall, on or before the date on which a Compliance Certificate is required to be delivered pursuant to Section 5.01(c) of the Credit Agreement for the Fiscal Quarter or Fiscal Year, as applicable, in which the relevant event occurred (or such longer period as the Administrative Agent may reasonably agree), notify the Administrative Agent and, promptly upon the Administrative Agent’s request, execute and deliver to the Administrative Agent, at such Grantor’s sole cost and expense, any Intellectual Property Security Agreement or Intellectual Property Security Agreement Supplement, as applicable, or other instrument as the Administrative Agent may reasonably request and require to evidence the Administrative Agent’s security interest in such registered Patent, Trademark or Copyright (or application therefor), and shall promptly file the same with the United States Patent and Trademark Office and/or the United States Copyright Office, as applicable.
(d)
Each Grantor shall take all actions reasonably necessary to (i) maintain and pursue each application and to obtain and maintain the registration of each Patent, Trademark, Domain Name and, to the extent consistent with past practices, Copyright, included in the Collateral (now or hereafter existing), including by filing applications for renewal, affidavits of use, affidavits of noncontestability and, if reasonably necessary (taking into account the projected cost of such proceedings versus the expected benefit thereof), by initiating opposition and interference and cancellation proceedings against third parties, (ii) maintain and protect the secrecy or confidentiality of its Trade Secrets and (iii) otherwise protect and preserve such Grantor’s rights in, and the validity or enforceability of, its Intellectual Property Collateral, in each case of (i) through (iii), except where the failure to do so (A) could not reasonably be expected to result in a Material Adverse Effect or (B) is otherwise permitted under the Credit Agreement.
(e)
Each Grantor shall promptly notify the Administrative Agent of any material infringement, misappropriation, or dilution of such Grantor’s Patents, Trademarks, Copyrights, or Trade Secrets of which any Responsible Officer of a Grantor obtains actual knowledge and shall take such actions that, in the Grantors’ reasonable business judgment, are reasonable and appropriate under the circumstances to protect such Patent, Trademark, Copyright or Trade Secret, in each case except where such infringement, misappropriation or dilution or failure to take action could not reasonably be expected to cause a Material Adverse Effect.

Section 4.04. Commercial Tort Claims. After the Closing Date, on or before the date on which a Compliance Certificate is required to be delivered pursuant to Section 5.01(c) of the Credit Agreement for the Fiscal Quarter or Fiscal Year, as applicable, in which the relevant event occurred (or such longer period as the Administrative Agent may reasonably agree), each relevant Grantor shall (i) notify the Administrative Agent of any Commercial Tort Claim with an individual value (as reasonably estimated by the Borrower) in excess of $7,500,000 acquired by it, together with an update to Schedule 8 to the Cumulative Perfection Certificate containing a summary description thereof and (ii) execute and deliver to Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, any document, and take all other action, in each case, reasonably determined by Administrative Agent in good faith to be reasonably necessary for Administrative Agent to obtain, on behalf of the Secured Parties, a First Priority perfected security interest in all such Commercial Tort Claims, and such Commercial Tort Claim (and the Proceeds thereof) shall automatically constitute Collateral, all upon the terms of this Security Agreement.

Section 4.05. [Reserved].

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Section 4.06. Grantors Remain Liable.

(a)
Each Grantor (rather than the Administrative Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under any Contract constituting Collateral, all in accordance with the terms and conditions thereof, to the extent such conditions and obligations first arose prior to the date on which, following an Event of Default, the Administrative Agent, any Lender or any of their respective designees acquires title to the applicable Contract, or Capital Stock in any Subsidiary which directly or indirectly owns such Contract, by foreclosure, deed-in-lieu thereof or assignment in lieu thereof, as applicable, or similar transfer (it being understood and agreed that no Grantor shall have any liability hereunder or any other Loan Document for such conditions or obligations first arising after such date). Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any Contract by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any other Secured Party of any payment relating to such Contract pursuant hereto, nor shall the Administrative Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or sufficiency of any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times, in each case other than to the extent the Administrative Agent or such other Secured Party acquires title to the applicable Contract, or Capital Stock in any Subsidiary which directly or indirectly owns such Contract, following an Event of Default by foreclosure, deed-in-lieu thereof or assignment in lieu thereof, as applicable, or similar transfer.
(b)
Each Grantor assumes all liability and responsibility in connection with the Collateral acquired by it first arising prior to the date on which, following an Event of Default, the Administrative Agent, any Lender or any of their respective designees acquires title to the applicable Collateral, or Capital Stock in any Subsidiary which directly or indirectly owns such Collateral, by foreclosure, deed-in-lieu thereof or assignment in lieu thereof, as applicable, or similar transfer, and the liability of such Grantor to pay the Secured Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Grantor (it being understood and agreed that the Secured Obligations shall not include any liability or responsibility in connection with the Collateral first arising after such date).
(c)
Notwithstanding anything herein to the contrary, each Grantor (rather than the Administrative Agent or any Secured Party) shall remain liable under each of the Accounts constituting Collateral to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Accounts, to the extent such conditions and obligations first arose prior to the date on which, following an Event of Default, the Administrative Agent, any Lender or any of their respective designees acquires title to the applicable Account, or Capital Stock in any Subsidiary which directly or indirectly owns such Account, by foreclosure, deed-in-lieu thereof or assignment in lieu thereof, as applicable, or similar transfer (it being understood and agreed that no Grantor shall have any liability hereunder or any other Loan Document for such conditions or obligations first arising after such date). Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any such Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any other Secured Party of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times, in each case other than to

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the extent the Administrative Agent or such other Secured Party acquires title to the applicable Account, or Capital Stock in any Subsidiary which directly or indirectly owns such Account, following an Event of Default by foreclosure, deed-in-lieu thereof or assignment in lieu thereof, as applicable, or similar transfer.

ARTICLE 5 REMEDIES

Section 5.01. Remedies.

(a)
Each Grantor agrees that, at any time when an Event of Default has occurred and is continuing, the Administrative Agent may exercise any or all of the following rights and remedies (in addition to the rights and remedies existing under applicable Requirements of Law):
(i)
the rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document;
(ii)
the rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable Requirements of Law(including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ Lien) when a debtor is in default under a security agreement;
(iii)
subject to the terms of any applicable lease or other occupancy agreement and the rights of obligors of any applicable CRE Loan or CRE Financing, personally, or by agents or attorneys, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at one or more public or private sales (which sales may be adjourned or continued from time to time with or without notice and may take place at such Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable;
(iv)
(A) transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, and (B) exercise the voting and all other rights as a holder with respect thereto (whereupon the voting and other rights of such Grantor described in Section 4.02(d)(i) above shall immediately cease such that the Administrative Agent shall have the sole right to exercise such voting and other rights while the relevant Event of Default is continuing), to collect and receive all cash dividends, interest, principal and other distributions made thereon (it being understood that, following the taking of the actions described in this clause (iv), all Stock Rights received by any Grantor while the relevant Event of Default has occurred and is continuing shall be received in trust for the benefit of the Administrative Agent and forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsements)) and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof; and
(b)
Each Grantor acknowledges and agrees that compliance by the Administrative Agent, on behalf of the Secured Parties, with any applicable state or federal Requirements of Law in connection with a disposition of the Collateral will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
(c)
Any Secured Party shall have the right in any public sale and, to the extent permitted by applicable Requirements of Law, in any private sale, to purchase all or any part of the Collateral so sold, free of any right of equity redemption that any Grantor is permitted to release and waive pursuant to

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applicable Requirements of Law, and each Grantor hereby expressly releases such right of equity redemption to the extent permitted by applicable Requirements of Law.

(d)
Until the Administrative Agent is able to effect a sale, lease, transfer or other disposition of any particular Collateral under this Section 5.01, the Administrative Agent shall have the right to hold or use such Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving such Collateral or the value of such Collateral or for any other purpose reasonably deemed reasonably appropriate by the Administrative Agent. At any time when an Event of Default has occurred and is continuing, the Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.
(e)
Notwithstanding the foregoing, the Administrative Agent shall not be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, the Grantors, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.
(f)
Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that no such private sale shall be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of any Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities Requirements of Law, even if any Grantor and the issuer would agree to do so.
(g)
The Administrative Agent and each Secured Party (by its acceptance of the benefits of this Security Agreement) acknowledge and agree that notwithstanding any other provision in this Security Agreement or any other Loan Document, the exercise of rights or remedies with respect to certain Collateral and the enforcement of any security interests therein may be limited or restricted by, or require consent, authorization, approval or license under, Requirements of Law.
(h)
Notwithstanding the foregoing, any rights and remedies provided in this Section 5.01 shall be subject to the terms of any applicable intercreditor agreement then in effect.

Section 5.02. Grantors’ Obligations Upon Default. Upon at least one (1) Business Day’s prior written request of the Administrative Agent at any time when an Event of Default has occurred and is continuing, each applicable Grantor will:

(a)
at its own cost and expense, (i) assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places reasonably specified by the Administrative Agent, whether at such Grantor’s premises or elsewhere, (ii) deliver all tangible evidence of its Accounts and Contract Rights (including, without limitation, all documents evidencing the Accounts and all applicable Contracts) and such books and records to the Administrative Agent or to its representatives (copies of which evidence and books and records may be retained by such Grantor) and (iii) if the Administrative Agent so directs and in a form and in a manner reasonably satisfactory to the Administrative Agent, add a legend to the Accounts and the

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Contracts , as well as books, records and documents (if any) of such Grantor evidencing or pertaining to such Accounts and Contracts, which legend shall include an appropriate reference to the fact that such Accounts and Contracts have been assigned to the Administrative Agent and that the Administrative Agent has a security interest therein; and

(b)
subject to the terms of any applicable lease other occupancy agreement and the rights of obligors of any applicable CRE Loan or CRE Financing, permit, to the extent such Grantor has such rights, the Administrative Agent and/or its representatives and/or agents to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay any Grantor for such use and occupancy.

Section 5.03. Intellectual Property Remedies.

(a)
For the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Article 5 at any time when an Event of Default has occurred and is continuing, and solely during such time as an Event of Default has occurred and is continuing, each Grantor hereby grants to the Administrative Agent a power of attorney to sign any document which may be required by the United States Patent and Trademark Office, the United States Copyright Office, domain name registrar or similar registrar in order to effect an absolute assignment of all right, title and interest in each registered Patent, Trademark, Domain Name and Copyright, in each case to the extent constituting Collateral, and each application constituting Collateral for any such registration, and record the same.
(b)
At any time when an Event of Default has occurred and is continuing, the Administrative Agent may (i) declare the entire right, title and interest of such Grantor in and to each item of Intellectual Property Collateral to the extent constituting Collateral to be vested in the Administrative Agent for the benefit of the Secured Parties, in which event such right, title and interest shall immediately vest in the Administrative Agent for the benefit of the Secured Parties, and the Administrative Agent shall be entitled to exercise the power of attorney referred to in this Section 5.03 to execute, cause to be acknowledged and notarized and record such absolute assignment with the applicable agency or registrar; (ii) sell any of Grantor’s Inventory constituting Collateral directly to any Person, including, without limitation, Persons who have previously purchased any Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement and subject to any restrictions contained in applicable third party licenses entered into by such Grantor, sell Inventory constituting Collateral which bears any Trademark owned by or licensed to any Grantor and any Inventory constituting Collateral that is covered by any Intellectual Property Collateral owned by or licensed to any Grantor, and the Administrative Agent may finish any work in process and affix any relevant Trademark owned by or licensed to such Grantor that constitutes Collateral, and sell such Inventory as provided herein;

(iii) direct such Grantor to refrain, in which event such Grantor shall refrain, from using any Intellectual Property Collateral (to the extent constituting Collateral) in any manner whatsoever, directly or indirectly; and (iv) assign or sell any Intellectual Property Collateral to the extent constituting Collateral, as well as the goodwill of such Grantor’s business symbolized by any Trademark included in such Intellectual Property Collateral and the right to carry on the business and use the assets of such Grantor in connection with which any such Trademark or Domain Name has been used.

(c)
Each Grantor hereby grants to the Administrative Agent an irrevocable (until the Termination Date), nonexclusive, royalty-free, worldwide license (to the extent not prohibited by any applicable license) to its right to use, license or sublicense any Intellectual Property Collateral now owned or hereafter acquired by such Grantor, wherever the same may be located, and including in such license

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access to all media in which any of the licensed items may be recorded or stored and (to the extent not prohibited by any applicable license) to all computer software and programs used for compilation or printout thereof. The use of the license granted to the Administrative Agent pursuant to the preceding sentence may be exercised, at the option of the Administrative Agent, only when an Event of Default has occurred and is continuing; provided, however, that such licenses to be granted hereunder with respect to Trademarks shall be subject to, with respect to the goods and/or services on which such Trademarks are used, the maintenance of quality standards that are sufficient to preserve the validity of such Trademarks and are consistent with past practices.

Section 5.04. Application of Proceeds.

(a)
Subject to the terms of any applicable intercreditor agreement then in effect, the Administrative Agent shall apply the proceeds of any collection, sale, foreclosure or other realization of any Collateral as set forth in Section 2.18(b) of the Credit Agreement.
(b)
Except as otherwise provided herein or in any other Loan Document, the Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, money or balance in accordance with this Security Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), a receipt by the Administrative Agent or of the officer making the sale of such proceeds, moneys or balances shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof. It is understood that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.

ARTICLE 6

Account Verification; Attorney in Fact; Proxy

Section 6.01. Account Verification. The Administrative Agent may at any time and from time to time when an Event of Default has occurred and is continuing and upon three Business Days’ notice to the relevant Grantor, in the Administrative Agent’s own name, in the name of a nominee of the Administrative Agent, or in the name of any Grantor, communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of such Grantor, parties to Contracts with such Grantor and obligors in respect of Instruments of such Grantor to verify with such Persons, to the Administrative Agent’s reasonable satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Contracts, Instruments, Chattel Paper, payment intangibles and/or other Receivables that constitute Collateral.

Section 6.02. Authorization for the Administrative Agent to Take Certain Action.

(a)
Each Grantor hereby irrevocably authorizes the Administrative Agent and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as its true and lawful attorney in fact at any time that an Event of Default has occurred and is continuing, in the sole discretion of the Administrative Agent (in the name of such Grantor or otherwise), (A) to contact and enter into one or more agreements with the issuers of uncertificated securities that constitute Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Administrative Agent Control over such Pledged Collateral in accordance with the terms hereof,

(B) to endorse and collect any cash proceeds of the Collateral and to apply the proceeds of any Collateral received by the Administrative Agent to the Secured Obligations as provided herein or in the Credit Agreement or any other Loan Document, but in any event subject to the terms of any applicable intercreditor agreement, (C) to demand payment or enforce payment of any Receivable in the name of the Administrative

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Agent or such Grantor and to endorse any check, draft and/or any other instrument for the payment of money relating to any such Receivable, (D) to sign such Grantor’s name on any invoice or bill of lading relating to any Receivable , any draft against any Account Debtor of such Grantor, and/or any assignment and/or verification of any Receivable , (E) to exercise all of any Grantor’s rights and remedies with respect to the collection of any Receivable and any other Collateral, (F) to settle, adjust, compromise, extend or renew any Receivable , (G) to settle, adjust or compromise any legal proceeding brought to collect any Receivable ,

(H) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (I) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any Receivable , (J) to change the address for delivery of mail addressed to such Grantor to such address as the Administrative Agent may designate and to receive, open and dispose of all mail addressed to such Grantor (provided copies of such mail are provided to such Grantor), (K) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for Permitted Liens), (L) to make, settle and adjust claims in respect of Collateral under policies of insurance and endorse the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, (M) to obtain or maintain the policies of insurance of the types referred to in Section 5.05 of the Credit Agreement or to pay any premium in whole or in part relating thereto and (N) to do all other acts and things or institute any proceeding which the Administrative Agent may reasonably deem to be necessary (pursuant to this Security Agreement and the other Loan Documents and in accordance with applicable Requirements of Law) to carry out the terms of this Security Agreement and to protect the interests of the Secured Parties (subject to any limitation set forth herein or in any other Loan Document); and, when and to the extent required pursuant to Section 9.03(a) of the Credit Agreement (as if such Grantor were the Borrower), such Grantor agrees to reimburse the Administrative Agent for any payment made in connection with this paragraph or any expense (including reasonable and documented attorneys’ fees, court costs and out-of-pocket expenses) and other charges related thereto incurred by the Administrative Agent in connection with any of the foregoing (it being understood that any such sums shall constitute additional Secured Obligations); provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement, the Loan Guaranty or under the Credit Agreement. Notwithstanding the foregoing, in no event shall notices be sent to Account Debtors other than during the occurrence and during the continuation of an Event of Default.

(b)
The powers conferred on the Administrative Agent, for the benefit of the Administrative Agent and Secured Parties, under this Section 6.02 are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers.

Section 6.03. PROXY. SUBJECT TO THE LAST SENTENCE OF THIS SECTION 6.03, EACH GRANTOR HEREBY IRREVOCABLY (UNTIL THE TERMINATION DATE OR, AS TO ANY GRANTOR, IF EARLIER, THE DATE SUCH GRANTOR IS RELEASED FROM ITS OBLIGATIONS HEREUNDER PURSUANT TO SECTION 7.12 HEREOF) CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.02 ABOVE) WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING, DURING THE CONTINUATION OF AN EVENT OF DEFAULT AND SUBJECT TO ANY NOTICE REQUIREMENTS AS SET FORTH HEREIN, THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT, UPON THE OCCURRENCE AND CONTINUATION OF AN EVENT OF DEFAULT AND SUBJECT TO ANY NOTICE REQUIREMENT AS SET FORTH HEREIN, TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND

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VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), IN EACH CASE ONLY WHEN AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING AND UPON THREE BUSINESS DAYS’ PRIOR WRITTEN NOTICE TO THE BORROWER.

Section 6.04. NATURE OF APPOINTMENT; LIMITATION OF DUTY. THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE 6 IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION DATE OR, AS TO ANY GRANTOR, IF EARLIER, THE DATE SUCH GRANTOR IS RELEASED FROM ITS OBLIGATION HEREUNDER PURSUANT TO SECTION 7.12 HEREOF. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE ADMINISTRATIVE AGENT, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT TO THE EXTENT SUCH DAMAGES ARE ATTRIBUTABLE TO BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF SUCH PERSON AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NON-APPEALABLE DECISION SUBJECT TO SECTION 7.20 HEREOF; PROVIDED, THAT THE FOREGOING EXCEPTION SHALL NOT BE CONSTRUED TO OBLIGATE THE ADMINISTRATIVE AGENT TO TAKE OR REFRAIN FROM TAKING ANY ACTION WITH RESPECT TO THE COLLATERAL.

ARTICLE 7 General Provisions

Section 7.01. Waivers. To the maximum extent permitted by applicable Requirements of Law, each Grantor hereby waives notice of the time and place of any judicial hearing in connection with the Administrative Agent’s taking possession of the Collateral or of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies. To the extent such notice may not be waived under applicable Requirements of Law, any notice made shall be deemed commercially reasonable if sent to any Grantor, addressed as set forth in Article 8, at least 10 days prior to (a) the date of any such public sale or (b) the time after which any such private disposition may be made. To the maximum extent permitted by applicable Requirements of Law, each Grantor waives all claims, damages, and demands against the Administrative Agent arising out of the repossession, retention or sale of the Collateral, except those arising out of bad faith, gross negligence or willful misconduct on the part of the Administrative Agent as determined by a court of competent jurisdiction in a final and non-appealable judgment. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent, any valuation, stay (other than an automatic stay under any applicable Debtor Relief Law), appraisal, extension, moratorium, redemption or similar law and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest, any notice (to the maximum extent permitted by applicable Requirements of Law) of any kind or all other requirements as to the time, place and terms of sale in connection with this Security Agreement or any Collateral.

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Section 7.02. Limitation on Administrative Agent’s Duty with Respect to the Collateral. The Administrative Agent shall not have any obligation to clean or otherwise prepare the Collateral for sale. The Administrative Agent shall use reasonable care with respect to the Collateral in its possession; provided that the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to which it accords its own property. The Administrative Agent shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable Requirements of Law impose duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it would be commercially reasonable for the Administrative Agent, subject to Section 7.06, (a) to elect not to incur expenses to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (b) to elect not to obtain third party consents for access to Collateral to be disposed of (unless expressly required under any applicable lease agreement), or to obtain or, if not otherwise required by any Requirement of Law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to elect not to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) to dispose of assets constituting Collateral in wholesale rather than retail markets, (j) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss in connection with any collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral or (l) to the extent reasonably deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7.02 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies with respect to the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.02. Without limitation upon the foregoing, nothing contained in this Section 7.02 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable Requirements of Law in the absence of this Section 7.02.

Section 7.03. Compromises and Collection of Collateral. Each Grantor and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to any Receivable. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing and upon three Business Days’ notice to the relevant Grantor, compromise with the obligor on any Receivable , accept in full payment of any Receivable such amount as the Administrative Agent in its sole and reasonable discretion shall determine or abandon any Receivable , and any such action by the Administrative Agent shall be commercially

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reasonable so long as the Administrative Agent acts reasonably in good faith based on information known to it at the time it takes any such action.

Section 7.04. Administrative Agent Performance of Debtor Obligations. Without having any obligation to do so, the Administrative Agent may, at any time when an Event of Default has occurred and is continuing, perform or pay any obligation which any Grantor has agreed to perform or pay under this Security Agreement and which obligation is due and unpaid and not being contested by such Grantor in good faith, and such Grantor shall reimburse the Administrative Agent for any amounts paid by the Administrative Agent pursuant to this Section 7.04 as a Secured Obligation payable in accordance with Section 9.03(a) of the Credit Agreement first arising prior to the date on which the Administrative Agent, any Lender or any of their respective designees acquires title to the applicable Collateral, or Capital Stock in any Subsidiary which directly or indirectly owns such Collateral, by foreclosure, deed-in-lieu thereof or assignment in lieu thereof, as applicable, or similar transfer.

Section 7.05. No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Administrative Agent (subject to the provisions of Article 8 of the Credit Agreement) to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and no single or partial exercise of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Grantors and the Administrative Agent with the concurrence or at the direction of the Lenders to the extent required under Section 9.02 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or afforded by Requirements of Law shall be cumulative and all shall be available to the Administrative Agent until the Termination Date.

Section 7.06. Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable Requirements of Law, and all of the provisions of this Security Agreement are intended to be subject to all applicable Requirements of Law that may be controlling and to be limited to the extent necessary so that such provisions do not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. To the extent permitted by applicable Requirements of Law, any provision of this Security Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this Security Agreement; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. If the exercise of rights or remedies with respect to certain Collateral and the enforcement of any security interest therein require any consent, authorization, approval or license under any Requirement of Law, no such action shall be taken unless and until all requisite consents, authorizations approvals or licenses have been obtained.

Section 7.07. Security Interest Absolute. All rights of the Administrative Agent hereunder, the security interests granted hereunder and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to the foregoing, (c) any exchange, release or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent under or departure from any guaranty, securing or guaranteeing all or any of the Secured Obligations, (d) any bankruptcy, insolvency, reorganization, arrangement,

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readjustment, composition, liquidation or the like of any Grantor, (e) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Security Agreement or any other Loan Document or (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Security Agreement (other than a termination of any Lien contemplated by Section 7.12 or the occurrence of the Termination Date).

Section 7.08. Benefit of Security Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of each Grantor, the Administrative Agent and the Secured Parties and their respective successors and permitted assigns (including all Persons who become bound as a Grantor to this Security Agreement). No sale of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent hereunder for the benefit of the Administrative Agent and the Secured Parties.

Section 7.09. [Reserved].

Section 7.10. Additional Subsidiaries and Persons. Upon the execution and delivery by any Restricted Subsidiary or Person of a joinder in the form of Exhibit A in accordance with the Credit Agreement (including Section 5.12(a) thereof), such Restricted Subsidiary or Person shall become a Grantor hereunder with the same force and effect as if such Restricted Subsidiary or Person was originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor or any other Person. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

Section 7.11. Headings. The titles of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

Section 7.12. Termination or Release.

(a)
This Security Agreement shall continue in effect until the Termination Date (at which point this Security Agreement shall automatically terminate)1, and the Liens granted by each relevant Grantor hereunder shall be automatically released and each relevant Grantor shall automatically be released from its obligations hereunder in the circumstances described in Article 8 or Section 9.21 of the Credit Agreement, as applicable (and, in any event, upon such Grantor becoming an Excluded Subsidiary as a result of a transaction or transactions permitted under the Credit Agreement).
(b)
Upon (i) any sale, transfer or other disposition by any Grantor of any Collateral, which such sale, transfer or disposition is permitted under the Credit Agreement, to any Person that is not another Grantor (including, without limitation, an Excluded Subsidiarity), or (ii) upon any Collateral becoming or constituting an Excluded Asset as a result of a transaction or transactions permitted under the Credit Agreement, the Liens granted in such Collateral hereunder shall automatically be released.

1 Termination Date is defined as “the date on which all Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts and payment Obligations (other than (i) contingent indemnification obligations for which no claim or demand has been made and (ii) Secured Hedging Obligations under any Hedge Agreements as to which arrangements reasonably satisfactory to the applicable counterparty have been made) have been paid in full in Cash.” In this circumstance the Security Agreement should also terminate.

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(c)
In connection with any termination or release pursuant to paragraph (a) or (b) above, the Administrative Agent shall, subject to receipt of a certificate from a Responsible Officer of the Borrower if required under the Credit Agreement and requested by the Administrative Agent, promptly execute (if applicable) and deliver to any Grantor, at such Grantor’s expense, (i) all UCC termination statements and similar documents that such Grantor shall reasonably request to evidence and/or effectuate such termination or release, (ii) all Pledged Collateral that no longer constitutes Collateral as a result of such termination or release, and (iii) any release documents reasonably requested by the Borrower for any Mortgage or other document related thereto in connection with any Real Estate Asset that no longer constitutes Collateral as a result of such termination or release. In addition, in connection with any termination or release pursuant to paragraph (b) above, the Administrative Agent shall, subject to receipt of a certificate from a Responsible Officer of the Borrower certifying that any asset which constituted Collateral has become or constitutes an Excluded Asset as a result of a transaction or transactions permitted under the Credit Agreement, promptly execute and deliver to the Borrower an acknowledgement of the Administrative Agent (x) acknowledging that the Liens on the applicable assets granted hereunder have been released, (y) attaching any UCC termination statements or similar documents required by clause (i) above and acknowledging its obligations under clause (i) above and (z) attaching any Mortgage releases or similar documents required by clause (iii) above and acknowledging its obligations under clause (iii) above (which such acknowledgements described in clauses (y) and (z) hereof, if requested by the Borrower, may be disclosed on a non-reliance basis to the applicable counterparty in connection with such Disposition or other transaction). Any execution and delivery of any document or certificate pursuant to this Section 7.12 shall be without recourse to or representation or warranty by the Administrative Agent or any Secured Party. The Borrower shall reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses, including the fees, disbursements and other charges of one outside counsel (and, if necessary, of one local counsel in any relevant material jurisdiction), incurred by it in connection with any action contemplated by this Section

7.12 pursuant to and to the extent required by Section 9.03(a) of the Credit Agreement.

(d)
The Administrative Agent shall have no liability whatsoever to any other Secured Party as the result of any release of Collateral by it in accordance with (or which the Administrative Agent in good faith believes to be in accordance with) the terms of this Section 7.12.

Section 7.13. Entire Agreement. This Security Agreement, together with the other Loan Documents, embodies the entire agreement and understanding between each Grantor and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings, oral or written, between any Grantor and the Administrative Agent relating to the Collateral.

Section 7.14. CHOICE OF LAW. THIS SECURITY AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SECURITY AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7.15. CONSENT TO JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a)
EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, FEDERAL COURT. EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS,

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NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE REQUIREMENTS OF LAW. EACH PARTY HERETO AGREES THAT THE ADMINISTRATIVE AGENT RETAINS THE RIGHT TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ITS RIGHTS UNDER THIS SECURITY AGREEMENT AND THE OTHER COLLATERAL DOCUMENTS.

(b)
TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 9.01 OF THE CREDIT AGREEMENT. EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS SECURITY AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW.
(c)
EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION 7.15. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

Section 7.16. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.16.

Section 7.17. Indemnity. Each Grantor hereby agrees to indemnify the Indemnitees, as, and to the extent, set forth in Section 9.03 of the Credit Agreement, as if such Grantor were the Borrower (it being understood and agreed that no Grantor shall have any liability thereunder for any liabilities or responsibilities

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in respect of any Contract or Capital Stock that constitutes Collateral, except as explicitly set forth in such Section 9.03, first arising after the date on which, following an Event of Default, the Administrative Agent, any Lender or any of their respective designees acquires title to such Contract, or Capital Stock in any Subsidiary which directly or indirectly owns such Contract, by foreclosure, deed-in-lieu thereof or assignment in lieu thereof, as applicable, or similar transfer).

Section 7.18. Counterparts. This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or other electronic transmission (including by email as a “.pdf” or “.tif” attachment) shall be effective as delivery of a manually executed counterpart of this Security Agreement.

Section 7.19. [RESERVED].

Section 7.20. Waiver of Consequential Damages, Etc. To the extent permitted by applicable Requirements of Law, none of the Grantors or Secured Parties shall assert, and each hereby waives, any claim against each other or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Security Agreement or any agreement or instrument contemplated hereby, except, in the case of any claim by any Indemnitee against any of the Grantors, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 9.03 of the Credit Agreement.

Section 7.21. Successors and Assigns. Whenever in this Security Agreement any party hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Administrative Agent in this Security Agreement shall bind and inure to the benefit of their respective successors and permitted assigns. Except in a transaction expressly permitted under the Credit Agreement, no Grantor may assign any of its rights or obligations hereunder without the written consent of the Administrative Agent.

Section 7.22. Survival of Agreement. Without limiting any provision of the Credit Agreement or Section 7.17 hereof, all covenants, agreements, indemnities, representations and warranties made by the Grantors in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Security Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such Lender or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect until the Termination Date, or with respect to any individual Grantor until such Grantor is otherwise released from its obligations under this Security Agreement in accordance with the terms hereof.

ARTICLE 8 NOTICES

Section 8.01. Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be delivered in accordance with Section 9.01 of the Credit Agreement (it being understood and agreed that references in such Section to “herein,” “hereunder” and other similar terms shall be deemed to be references to this Security Agreement).

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ARTICLE 9

The Administrative Agent

HPS has been appointed Administrative Agent for the Secured Parties hereunder pursuant to Article 8 of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article 8. Any successor Administrative Agent appointed pursuant to Article 8 of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

By accepting the benefits of this Security Agreement and any other Loan Document, each Secured Party expressly acknowledges and agrees that this Security Agreement and each other Loan Document may be enforced only by the action of the Administrative Agent, and that such Secured Party shall not have any right individually to seek to enforce or to enforce this Security Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Secured Parties upon the terms of this Security Agreement and the other Loan Documents.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each Grantor and the Administrative Agent have executed this Security Agreement as of the date first above written.

CLAROS MORTGAGE TRUST, INC.

By:

Name:

Title:

CMTG CALIFORNIA 2 LLC CMTG LENDER 33 LLC CMTG LENDER 65 LLC CMTG LENDER 99 LLC CMTG LENDER 73 LLC CMTG LENDER 34 LLC

By: Claros Mortgage Trust, Inc., its sole member

By:

Name: J. Michael McGillis

Title: Authorized Signatory

1619 BROADWAY REALTY LLC

By: CMTG Lender 33 LLC, its sole member

By: Claros Mortgage Trust, Inc., its sole member

By:

Name: J. Michael McGillis

Title: Authorized Signatory

CMTG TRS HOLDING COMPANY LLC

By: Claros Mortgage Trust, Inc., its sole member

By: ____________________

Name: J. Michael McGillis

Title: Authorized Signatory

[●],

as the Administrative Agent

By: Name:

Title:

EXHIBIT A

[FORM OF] SECURITY AGREEMENT JOINDER

A.
SUPPLEMENT NO. [●] dated as of [●] (this “Supplement”), to the Pledge and Security Agreement dated as of January 30, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among Claros Mortgage Trust, Inc., a Maryland corporation (the “Borrower”), the Subsidiary Guarantors (as defined in the Credit Agreement) as of the Closing Date and each other Subsidiary or Person that becomes a party hereto pursuant to Section 7.10 of the Security Agreement from time to time party thereto (the foregoing, collectively, the “Grantors”) and HPS INVESTMENT PARTNERS, LLC(“HPS”), in its capacity as administrative agent for the Lenders and collateral agent for the Secured Parties (in such capacities and together with its successors and assigns, the “Administrative Agent”).
B.
Reference is made to the Term Loan Credit Agreement dated as of January 30, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the lenders from time to time party thereto and HPS, as administrative agent and collateral agent.
C.
Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Security Agreement, as applicable.
D.
The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans. Section 7.10 of the Security Agreement and Section 5.12 of the Credit Agreement provide that additional Restricted Subsidiaries of the Borrower may become Grantors under the Security Agreement by executing and delivering an instrument in the form of this Supplement. [The] [Each] undersigned Restricted Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made and to secure the Secured Obligations, including obligations under the Loan Guaranty and each Hedge Agreement the obligations under which constitute Secured Hedging Obligations.

Accordingly, the Administrative Agent and [the] [each] New Grantor agree as follows:

SECTION 1. In accordance with Section 7.10 of the Security Agreement, [the] [each] New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor, and [the] [each] New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) makes the representations and warranties applicable to it as a Grantor under the Security Agreement[, subject to Schedule A hereto,] on and as of the date hereof. In furtherance of the foregoing, [the] [each] New Grantor, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, their successors and permitted assigns, a security interest in and Lien on all of [the] [each] Grantor’s right, title and interest in and to the Collateral of [the] [each] New Grantor. Upon the effectiveness of this Supplement, each reference to a “Grantor” in the Security Agreement shall be deemed to include [the] [each] New Grantor. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. [The] [Each] New Grantor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the Legal Reservations.

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SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of [the] [each] New Grantor and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic transmission (including by email as a “.pdf” or “.tif” attachment) shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Attached hereto as Exhibit A is a duly prepared, completed and executed Perfection Certificate with respect to [the] [each] New Grantor, and [the] [each] New Grantor hereby represents and warrants that the information set forth therein with respect to such New Grantor is correct and complete in all material respects as of the date hereof.

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Sections 7.15 and 7.16 of the Security Agreement are hereby incorporated herein by reference, mutatis mutandis.

SECTION 8. In case any one or more of the provisions contained in this Supplement is invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The Borrower and the Administrative Agent shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9. All communications and notices hereunder shall be in writing and given as provided in Section 8.01 of the Security Agreement.

SECTION 10. [The] [Each] New Grantor agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel, in accordance with Section 9.03(a) of the Credit Agreement.

SECTION 11. This Supplement shall constitute a Loan Document, under and as defined in, the Credit Agreement.

[Signature pages follow]

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IN WITNESS WHEREOF, [each] [the] New Grantor has duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By: Name:

Title:

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[SCHEDULE A CERTAIN EXCEPTIONS]

EXHIBIT A

Perfection Certificate Supplement

[See Attached]